UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gastar Exploration Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

NOTICE OF THE 2013 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, August 1, 2013

To our Shareholders:

The 2013 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd., an Alberta, Canada corporation (the “Company” or “Gastar”), will be held on Thursday, August 1, 2013, 10:00 a.m., central time, at the Embassy Suites Houston Downtown, 1515 Dallas St., Houston, Texas 77010. At the Annual Meeting, shareholders will consider and vote on the following proposals:

1.	To fix the Board of Directors at five (5) members;

2.	To elect five (5) members to the Board of Directors to serve until our 2014 annual meeting of shareholders and their successors are elected and qualified;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013;

4.	To approve on a non-binding advisory basis the compensation of our named executive officers;

5.	To adopt a special resolution of shareholders approving a plan of arrangement under Section 193 of the Business Corporations Act (Alberta) pursuant to which, among other things, the Company will be continued as if it had been incorporated under the laws of the State of Delaware of the United States of America (the “Delaware Migration”); and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common shares at the close of business on June 14, 2013, which is the Record Date, are entitled to notice of and to attend the Annual Meeting or any adjournment or postponement thereof and to vote on the above listed matters at the Annual Meeting; provided that if a shareholder transfers shares after the Record Date and the transferee of such shares, having produced properly endorsed certificates evidencing such shares or having otherwise established that it owns such shares, demands, not later than 10 days before the Annual Meeting, that the transferee’s name be included in the list of shareholders entitled to vote at the Annual Meeting, such transferee shall be entitled to vote such shares at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection starting on July 17, 2013 through July 31, 2013 during usual business hours at our offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and will also be available for inspection at the Annual Meeting.

It is important that your common shares are represented at the Annual Meeting, whether or not you plan to attend in person and regardless of the number of common shares you own. If you are a shareholder whose common shares are registered in your name, to ensure your common shares are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing and dating the enclosed proxy card and returning it in the envelope provided for that purpose, in the manner described in the proxy statement accompanying this Notice (the “Proxy Statement”). Even if you submit your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

The specific details of the matters proposed to be dealt with at the Annual Meeting are set forth in the accompanying Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2012, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2012, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is included in our 2012 Annual Report to Shareholders (the “2012 Annual Report”) that accompanies this Notice. Our 2012 Annual Report is being mailed to registered shareholders with this Notice and the accompanying Proxy Statement on or about June 21, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, AUGUST 1, 2013.

The Notice of Annual General and Special Meeting of the Shareholders, the Proxy Statement and the 2012 Annual Report are available at http://www.astproxyportal.com/ast/26191.

DATED this 6th day of June, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. RUSSELL PORTER
J. Russell Porter President and Chief Executive Officer

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE ANNUAL MEETING AND VOTING	2

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND MEMBERS OF MANAGEMENT	7

CORPORATE CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS	8

CORPORATE GOVERNANCE	9

INFORMATION ABOUT OUR COMMITTEES OF THE BOARD	11

EXECUTIVE COMPENSATION	14

DIRECTOR COMPENSATION	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30

CHARITABLE CONTRIBUTIONS	31

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	31

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT	31

INDEPENDENT ACCOUNTANTS, FEES AND POLICIES	33

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING	34

Proposal 1. Fixing the Number of Directors at Five (5)	34

Proposal 2. Election of the Board	34

Proposal 3. Ratification of the Appointment of BDO USA, LLP, as our Independent Registered Public Accounting Firm, for the year ending December 31, 2013	36

Proposal 4. Advisory Vote on Executive Compensation	36

Proposal 5. Approval of the Delaware Migration	37

Introduction	37

Shareholder Approval	37

Court Approval	37

ABCA Register Approval	38

Conditions to the Arrangement	38

Effect of the Delaware Migration	38

Background to the Arrangement	39

Completion of the Arrangement	39

Dissent Rights	39

Exchange of Certificates	40

Principal Reasons for the Arrangement	41

Possible Disadvantages	41

Effects of the Arrangement	41

Comparison of Shareholder Rights	42

Dividends and Repurchase of Shares	49

Accounting Treatment of the Delaware Migration	50

United States and Canadian Income Tax Considerations	50

Securities Act Consequences	58

Vote Required	59

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Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

PROXY STATEMENT FOR THE

2013 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

Thursday, August 1, 2013

This proxy statement (the “Proxy Statement”) contains information about the 2013 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd. (“Gastar,” the “Company,” “we,” “us” or “our”). The Annual Meeting will be held on Thursday, August 1, 2013, 10:00 a.m., central time, at the Embassy Suites Houston Downtown, 1515 Dallas St., Houston, Texas 77010.

This Proxy Statement is being furnished to you in connection with the solicitation by our board of directors (the “Board”) of proxies to be voted on at the Annual Meeting. As a shareholder, your vote is very important, and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. Shares cannot be voted at the Annual Meeting unless the owner is present to vote or is represented by proxy. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth below, which are explained in more detail elsewhere in this Proxy Statement and in the discretion of the proxy holder with respect to any other matters properly brought before the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is exercised by (i) submitting written notice to that effect or a new proxy to our Secretary at the registered office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting or adjournment thereof, (ii) submitting written notice to that effect or a new proxy to the chairperson of the Annual Meeting or adjournment thereof on the day of the Annual Meeting or adjournment, as the case may be, (iii) voting in person at the Annual Meeting or (iv) in any other manner permitted by law. Attendance at the Annual Meeting or adjourned Annual Meeting will not, by itself, revoke your proxy.

The matters to be acted on at the Annual Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2012, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2012, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is included in our 2012 Annual Report to Shareholders (the “2012 Annual Report”) included in these proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, AUGUST 1, 2013.

In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”) and in connection with the solicitation of proxies by the Board for the Annual Meeting, we have made our proxy materials available to you free of charge on the Internet in addition to delivering paper versions of these materials to you by mail (including the Notice, this Proxy Statement, the 2012 Annual Report and a form of proxy). Beginning on or about June 21, 2013, these proxy materials are being mailed to our shareholders and are available on the Internet at http://www.astproxyportal.com/ast/26191.

Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board is soliciting your proxy to vote at the Annual Meeting because you owned common shares at the close of business on June 14, 2013, the record date for the Annual Meeting (the “Record Date”), and are therefore entitled to vote at the Annual Meeting. This Proxy Statement, along with a proxy card, is being mailed to shareholders on or about June 21, 2013. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. As a shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the Annual Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend the Annual Meeting. If you are unable to attend the Annual Meeting in person, you may vote by Internet or by signing and returning the attached proxy card in the envelope provided. See “How do I vote my common shares?” below.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, August 1, 2013, 10:00 a.m., central time, at the Embassy Suites Houston Downtown, 1515 Dallas St., Houston, Texas 77010.

Who is soliciting my proxy?

The Board is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing and returning the proxy card or by casting your vote via the Internet, you are authorizing the proxy holders to vote your shares at the Annual Meeting, as you have instructed.

On what matters will I be voting?

At the Annual Meeting, our shareholders will be asked:

1.	To fix the Board at five (5) members;

2.	To elect five (5) members to the Board to serve until our 2014 annual meeting of shareholders and their successors are elected and qualified;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013;

4.	To approve on a non-binding advisory basis the compensation of our named executive officers;

5.	To adopt a special resolution of shareholders approving a plan of arrangement under Section 193 of the Business Corporations Act (Alberta) pursuant to which, among other things, the Company will be continued as if it had been incorporated under the laws of the State of Delaware of the United States of America (the “Delaware Migration”); and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

We do not expect any matters to be presented for action at the Annual Meeting other than the items outlined above. By signing and returning the enclosed proxy, however, you grant the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting. Such persons intend to vote on any such other matter in accordance with their best judgment.

In addition, our executive management will report on our business and financial performance during fiscal year 2012 and respond to your questions.

How does the Board recommend that I cast my vote?

The Board unanimously recommends that you:

•	vote FOR the fixing of the Board at five (5) members;

•	vote FOR the election to the Board of each of the five (5) nominees for director;

•	vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013;

•	vote FOR the approval on an advisory basis of the compensation of our named executive officers; and

•	vote FOR the adoption of the special resolution approving the Delaware Migration.

How many votes may I cast?

Each of our common shares that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Annual Meeting.

How many votes can be cast by all shareholders?

As of the Record Date, there were 61,593,026 common shares outstanding and entitled to vote at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Can I vote if my shares are held in “street name”?

If your common shares are held through a broker, bank or other nominee, you are considered the beneficial owner of the common shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your common shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. In order to vote your common shares, you will need to follow the directions your broker, bank or other nominee provides you.

What are broker non-votes and abstentions?

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker, bank or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, bank or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting. If your shares are held in “street name” and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to fixing the Board at five members, the election of the director nominees, the Delaware Migration and the advisory vote to approve named executive officer compensation, and your shares will be considered “broker non-votes” with respect to these proposals. If you shares are held in “street name” and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to ratification of the appointment of BDO USA, LLP in the discretion of the record holder.

How many common shares must be present to hold the Annual Meeting?

A quorum of shareholders is necessary for a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is the presence, either in person or by proxy, of holders of not less than 5% of the total outstanding common shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

What vote is required to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required
To fix the Board at five (5) members.	A majority of votes cast in person or by proxy.

To elect five (5) members to the Board to serve until our annual meeting in 2014 or until their successors are qualified and elected.	The five (5) directors who receive a majority of the votes cast in person or by proxy.

To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013.	A majority of votes cast in person or by proxy.

To approve the compensation of our named executive officers.	A majority of votes cast in person or by proxy.

To adopt the special resolution approving the Delaware Migration.	66 2/3% of votes cast in person or by proxy.

As noted above, except with respect to ratification of the appointment of BDO USA, LLP, shares represented by broker non-votes are not considered entitled to vote and are not considered votes cast. With respect to fixing the Board at five (5) members, abstentions and broker non-votes will have no effect on the result of the vote. With respect to the election of directors, votes may be cast in favor of or withheld from the election of each nominee and the nominees that receive an affirmative vote of the majority of votes cast in person or by proxy will be elected. Accordingly, votes that are withheld from a director’s election will count toward a quorum but will not affect the outcome of the vote on the election of a director. Also, broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on the election of a director. With respect to the approval of the Delaware Migration and the advisory vote on named executive compensation, for which the affirmative vote of the holders of a majority (or in the case of the Delaware Migration, 66 2/3%) of the votes cast in person or by proxy is required, abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the outcome of the vote. With respect to the ratification of the appointment of BDO USA, LLP, abstentions are not considered to be votes cast and therefore will not affect the outcome of the vote.

While the advisory vote on named executive compensation is required by law, the outcome will not be binding on Gastar or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Compensation Committee will take into account the outcome of the advisory vote on executive compensation when considering future executive compensation decisions.

How do I vote my common shares?

Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

To Vote by Mail. You may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed envelope. The common shares you own will be voted according to the instructions on the proxy card that you provide. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the common shares you own will be voted in accordance with the recommendations of the Board. In order to be valid and acted upon at the Annual Meeting, your proxy card must be received by our registrar and transfer agent, American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least 24 hours before the time of the Annual Meeting or any adjournment thereof, excluding weekends and holidays.

•

To Vote by the Internet. You may vote online by going to the following Internet address: http://www.proxyvote.com. Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot. You may use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (central time) on July 31, 2013.

•

To Vote in Person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at the Annual Meeting. Attending the Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy via mail or by Internet will not prevent you from attending the Annual Meeting and voting in person.

•	Street Name Shareholders. Street name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your broker, bank or other nominee and returning it to such party in the manner specified in such materials.

•

By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

•

In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I change my vote after I have mailed my proxy card?

Yes, if you are a shareholder of record, you can revoke your proxy at any time before it is exercised by:

•

submitting written notice to that effect or a new proxy to our Secretary at our registered office at any time up to and including the last business day preceding the day of the Annual Meeting or adjournment thereof;

•	submitting written notice to that effect or a new proxy to the chairperson at the Annual Meeting or adjourned Annual Meeting;

•	voting in person at the Annual Meeting or adjourned Annual Meeting; and

•	in any other manner permitted by law.

If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with such entity’s procedures. In either case, your attendance at the Annual Meeting or adjourned Annual Meeting alone will not revoke your proxy.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We do not expect any matters to be presented for action at the Annual Meeting other than the items discussed in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card, whether you submit your proxy in person, over the Internet or by mail, will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Shareholder Proposals and Nominations” for information regarding the submission of shareholder proposals at next year’s annual meeting.

Where can I find the voting results?

We will report the voting results in a periodic report on Form 8-K with the SEC within four business days of the Annual Meeting.

Who bears the costs of soliciting these proxies?

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and the other proxy materials furnished to shareholders. In addition to this solicitation by mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names common shares beneficially owned by others to forward to such beneficial owners. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. We have retained Broadridge Investor Communications Services (“Broadridge”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $35,000 and reimburse it for certain expenses. We have also arranged for American Stock Transfer & Trust Company, LLC (“AST”) to make our proxy materials available over the Internet on a cookie-free website. For this service, we will pay AST approximately $1,500.

How do I get directions to the Annual Meeting?

For directions to the Annual Meeting, please contact our Secretary at (713) 739-1800.

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES,

EXECUTIVE OFFICERS AND MEMBERS OF MANAGEMENT

The Board currently is composed of five (5) members: John M. Selser Sr. (Chairman), John H. Cassels, Randolph C. Coley, Robert D. Penner and J. Russell Porter.

The Nominating & Governance Committee has recommended to the Board, and the Board has nominated Messrs. Selser, Cassels, Coley, Penner and Porter for re-election at the Annual Meeting. Information about each director nominee can be found beginning on page 34 in connection with “Proposal 2. Election of the Board.” Although the Board does not contemplate that any of the director nominees will refuse or be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the accompanying proxy will vote for the election of such other person(s) as may be nominated by the Board.

Biographical information about our executive officers and other members of our management as of April 1, 2013 is set forth below other than our Chief Executive Officer, who also serves as director.

Name	Age	Position
J. Russell Porter (1) (2)	51	President and Chief Executive Officer
Michael A. Gerlich (1)	59	Senior Vice President, Chief Financial Officer and Corporate Secretary
Michael McCown	58	Senior Vice President & Chief Operating Officer
Keith R. Blair	58	Vice President & Exploration Manager
Henry J. Hansen	57	Vice President – Land
R. David Rhodes	54	Vice President – Completion and Production

(1)	For the fiscal year ended December 31, 2012, Messrs. Porter and Gerlich were our only “Executive Officers” as such term is defined by the rules promulgated by the SEC.
(2)	For a description of the business background and other information concerning Mr. Porter, see page 34 in connection with “Proposal 2. Election of the Board.”

Michael A. Gerlich joined us in May 2005 as Vice President and Chief Financial Officer and was appointed Corporate Secretary on March 8, 2011. On June 7, 2013, Mr. Gerlich was promoted to Senior Vice President, Chief Financial Officer and Corporate Secretary. Mr. Gerlich has over 33 years of natural gas and oil accounting and finance experience. From 1999 until joining us in 2005, he held various accounting and finance positions at Calpine Natural Gas LP, a wholly-owned subsidiary of Calpine Corporation, an independent electric power generation company listed on the New York Stock Exchange. His last position at Calpine Natural Gas LP was Senior Vice President – Accounting and Finance for natural gas and oil operations of the wholly-owned subsidiary. From 1994 until 1999, Mr. Gerlich served as Vice President and Chief Financial Officer of Sheridan Energy, Inc., an independent natural gas and oil exploration company traded on the NASDAQ, which was acquired in 1999 by Calpine Corporation. Over a 12-year period prior to joining Sheridan Energy, Inc., Mr. Gerlich held various accounting and finance positions with Trinity Resources, Ltd., an independent natural gas and oil exploration and production company, with his last position being Executive Vice President and Chief Financial Officer. Prior to that, Mr. Gerlich was also with Deloitte LLP, where the focus of his practice was with energy related clients. Mr. Gerlich has been a member of the board of directors and served as the Audit Committee Chairman for Petropoint Energy Partners LP, a private upstream oil and gas limited partnership, since November 2012. Mr. Gerlich is a Certified Public Accountant and graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Accounting.

Michael McCown joined us in December 2009 as a Senior Advisor and in July 2010 was elected Vice President – Northeast. On June 7, 2013, Mr. McCown was promoted to Senior Vice President and Chief Operating Officer. Mr. McCown is responsible for all operational activities on our Marcellus Shale assets and will in the future be responsible for our Hunton Limestone assets. Prior to joining us, from 2006 to June 2010, Mr. McCown held various positions with CDX Gas LLC, predecessor to Vitruvian Exploration LLC, including Chief Operating Officer and Senior Vice President & General Manager. From 2004 to 2006, Mr. McCown was with EOG Resources Inc. as Operations Manager. He has over 36 years of experience in production, drilling and operations throughout the United States including the Uintah, San Juan, Permian and Appalachian Basins. Mr. McCown’s other experience includes managerial responsibilities for companies including Pennzoil Company, Devon Energy Corp. and East Resources. Mr. McCown has served two terms on the Board of WV Oil and Natural Gas Association and is a former President of that association. He also served on the Board of the Independent Oil and Gas Association of West Virginia for seven years and he served as President of the Association from August 2010 through August 2011. Mr. McCown holds a Bachelor of Science degree in Civil Engineering from Ohio University and is a Registered Professional Petroleum Engineer.

Keith R. Blair joined us in August 2005 as a Senior Staff Geologist and was promoted to Vice President, Exploration Manager in 2008. Mr. Blair has over 33 years of natural gas and oil experience. He has extensive working knowledge of natural gas and oil basins in Colorado, New Mexico, East Texas, West Virginia/Pennsylvania, Offshore Gulf of Mexico and the Texas/Louisiana Gulf Coast. Prior to joining us, from 1999 until 2005, he was an independent exploration geologist. From 1995 until 1999, Mr. Blair was a Senior Geophysicist at Schlumberger Limited. Prior to 1995, he held an Exploration Manager/Supervisor position at ConocoPhillips for 14 years. He began his career as a well logging engineer with Halliburton Company. Mr. Blair graduated from Texas A&M University with a Bachelor of Science degree in Geology.

Henry J. Hansen joined us in September 2005 as Vice President of Land. Mr. Hansen has over 33 years of land management experience. Prior to joining us, Mr. Hansen was Rocky Mountain Land Manager with El Paso Corporation, a natural gas and oil exploration, production and pipeline company, from 1999 until January 2003. From January 2003 until June 2004, he worked as an independent land consultant. Mr. Hansen returned to El Paso Corporation in June 2004, where he was a senior landman until joining us in September 2005. Mr. Hansen graduated from the University of Texas at Austin with a Bachelor of Business Administration in Petroleum Management.

R. David Rhodes joined us in March 2006 as Vice President of Completion and Production. Mr. Rhodes has over 30 years of petroleum engineering experience, focused primarily in the supervision and management of completion and production operations. Prior to joining us in 2006, he managed Oil & Gas Operations and Consulting, Inc., an independent consulting firm he established in May 2001, where he worked as a petroleum engineering consultant for numerous natural gas and oil operators including us. Mr. Rhodes continues to maintain his relationship with Oil & Gas Operations and Consulting, Inc. From 1981 to 2001, Mr. Rhodes held various engineering and management/supervisory positions at Getty Oil Company and Marathon Oil Company (formerly Texas Oil & Gas Company), both of which are major integrated natural gas and oil companies. His last position at Marathon Oil Company was Operations Manager for East Texas and Northern Louisiana. Mr. Rhodes holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

There are no family relationships between our Named Executive Officers, those members of management noted above and our directors.

CORPORATE CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS

Cease Trade Orders

Except as disclosed below, to the knowledge of our management, none of our director nominees is, or within the 10 years before the date of this Proxy Statement has been a director, chief executive officer or chief financial officer of any company (including us) that:

(a)	Was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under securities legislation that lasted for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as a director, chief executive officer or chief financial officer; or

(b)	Was subject to a cease trade order or an order that denied the relevant issuer access to any exemption under securities legislation that lasted for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Penner served as a director of Storm Cat Energy Corporation (“Storm Cat”), a position he held from January 2005 through September 2011. In November 2008, the U.S. subsidiaries of Storm Cat filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and Storm Cat was subsequently delisted from the Toronto Stock Exchange and the NYSE Amex LLC (the “NYSE Amex”), which delistings remain in effect as of the date hereof. In April 2009, pursuant to an order of the Ontario Securities Commission, the Securities of Storm Cat were “cease traded” for a failure to file audited annual financial statements, management’s discussion and analysis and an annual information form, all for the year ended December 31, 2008, and such order remains in effect as of the date hereof.

Bankruptcies

Except as disclosed above under the subheading “Cease Trade Orders,” to the knowledge of our management, none of our director nominees:

(a)	Is, at the date of this Proxy Statement or has been within the 10 years before the date of this Proxy Statement, a director or executive officer of any company (including us) that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	Has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director nominee.

Penalties or Sanctions

To the knowledge of our management, none of our director nominees:

(a)	Has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with the securities regulatory authority; or

(b)	Has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a director nominee.

CORPORATE GOVERNANCE

Information about the Board

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as us.

This section sets out our approach to corporate governance and addresses our compliance with NYSE MKT LLC listing requirements.

Mandate of the Board

The Board is responsible for managing our business affairs. The primary responsibility of the Board is to promote our best interests and the best interests of our shareholders. This responsibility includes: (i) approving annual capital expenditure budgets and general and administrative expense budgets and reviewing fundamental operating, financial and other corporate plans, strategies and objectives; (ii) outlining key operating parameters including debt levels and ratios; (iii) evaluating our performance and the performance of our senior management; (iv) determining, evaluating and fixing the compensation of executive officers; (v) adopting policies of corporate governance and conduct; (vi) considering risk management matters; (vii) reviewing the process of providing appropriate financial and operational information to shareholders and the public generally; and (viii) evaluating the overall effectiveness of the Board. The Board explicitly acknowledges its responsibility for our stewardship. The Board reviews with management matters of strategic planning, business risk identification, succession planning, communications policy and integrity of internal control and management information systems. The Board fulfills its responsibilities through regular and special meetings.

Current Members of the Board

The Board currently is comprised of five (5) members. The Board has determined that each member of the Board, with the exception of Mr. Porter, has no material relationship with us (either directly or as partners, shareholders or officers of an organization that has a relationship with us) and is independent within the meaning of the NYSE MKT LLC listing requirements and the rules and regulations of NI 58-101 director independence standards. Mr. Porter, as our President and Chief Executive Officer, is not considered to be independent. Further, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Reserves Review Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE MKT LLC listing requirements and the rules and regulations of NI 58-101 director independence standards.

The following sets forth the current committee memberships of our five (5) directors:

Name	Audit Committee	Compensation Committee	Reserves Review Committee	Nominating & Governance Committee
J. Russell Porter, Director, President and Chief Executive Officer	—	—	—	—
John H. Cassels, Director	—	Chairman	X	X
Randolph C. Coley, Director	X	X	—	Chairman
Robert D. Penner, Director	Chairman	—	X	X
John M. Selser Sr., Director	X	X	Chairman	—

Board and Committee Meetings

The Board meets a minimum of four (4) times per year. In addition, the Board meets at such other times as may be required if it is not possible to deal with our business at a regularly scheduled quarterly meeting.

The Board facilitates its independent supervision over management in a number of ways, including by holding regular meetings at which members of management and non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.

For the year ended December 31, 2012, each member of the Board and each director that was a member of a committee attended at least 75% of all meetings held by the Board and each committee of which he was a member at the time of the meeting.

The following discloses the number of Board and committee meetings held during 2012 and the attendance of each director during the time in which he was a member of the Board and of a committee:

Director	Board Meetings	Audit Committee	Compensation Committee	Reserves Review Committee	Nominating & Governance Committee
J. Russell Porter	8 of 8	n/a	n/a	n/a	n/a
John H. Cassels	8 of 8	4 of 4	n/a	1 of 1	n/a
Randolph C. Coley	8 of 8	n/a	3 of 3	n/a	2 of 2
Robert D. Penner	7 of 8	4 of 4	n/a	n/a	2 of 2
Floyd R. Price	8 of 8	n/a	3 of 3	1 of 1	2 of 2

John M. Selser Sr.	8 of 8	4 of 4	3 of 3	1 of 1	n/a

Board Composition and Leadership Structure

Mr. Selser was appointed Chairman of the Board effective January 4, 2013 upon the resignation of Mr. Price. Our President and Chief Executive Officer, Mr. Porter, serves as a director.

In January 2010, we separated the positions of Chairman of the Board and Chief Executive Officer and the Board approved amendments to our Bylaws to effect and require such separation. The Board determined that the separation of these roles would maximize management’s efficiency and further our ongoing efforts to strengthen corporate governance and assure shareholder representation and the independent, objective and effective oversight of management. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management. The Board, however, periodically reviews its leadership structure and may make changes in the future as it deems appropriate and in the best interests of the Company and our shareholders. At our 2010 annual meeting of shareholders, our shareholders approved and ratified the above referenced amendments to our Bylaws.

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on our properties, business, operations and industry and on the responsibilities of directors. Board meetings may also include presentations by our management and employees to give the directors additional insight into our business. New directors are provided with access to our publicly-filed documents, technical reports and internal financial information and copies of all of the minutes of Board and committee meetings and corporate governance materials are made available to director nominees. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation.

Nomination of Directors

The Board has delegated the responsibility of identifying new director candidates to the Nominating & Governance Committee. The process and responsibility of the Nominating & Governance Committee is set forth on page 13 under the heading “Nominating & Governance Committee.”

Compensation

The Board has delegated the responsibility of determining compensation strategies and recommending the forms and amounts of compensation for directors, officers, consultants and employees to the Compensation Committee. Please refer to the disclosure on page 12 under the heading “Compensation Committee.”

Position Descriptions

The roles and responsibilities of the Chief Executive Officer are established each year through discussions by and among the Chief Executive Officer, the Compensation Committee and the Board. The roles and responsibilities of the Chief Executive Officer are reviewed, discussed and further defined on an ongoing basis through meetings of the Board and the committees of the Board.

Board Evaluations/Assessments

We have established procedures and surveys for assessing and evaluating the performance of the Board. The surveys completed by each director are summarized and discussed by the Board as a whole with the objective of making appropriate changes to the Board’s policies or procedures to ensure greater Board effectiveness.

Code of Conduct and Ethics

We adopted a Code of Conduct and Ethics for all employees, including our executive officers, on December 15, 2005, which was amended and restated on March 22, 2011. A copy of our Code of Conduct and Ethics, as amended and restated, is available free of charge on our website at www.gastar.com. A copy of our Code of Conduct and Ethics will also be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Communications with the Board

Shareholders or other interested parties may send communications to the Board by writing to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010. Our Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Comments or complaints relating to our accounting, internal accounting controls or auditing matters will be referred to our Audit Committee. Our Audit Committee has procedures for (i) receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The “Whistleblower” policies and procedures adopted by the Audit Committee are available free of charge on our website at www.gastar.com.

Attendance at the Annual Meeting of Shareholders

We do not have a formal policy with regards to director attendance at the annual meetings of shareholders. In 2012, Messrs. Cassels, Coley, Penner, Price Selser, and Porter attended our annual meeting of shareholders.

INFORMATION ABOUT OUR COMMITTEES OF THE BOARD

The Board has designated a standing Audit Committee, Compensation Committee, Reserves Review Committee and Nominating & Governance Committee. Each committee has a written charter that has been approved by the Board, which sets forth guidance on the role of the chairman of such committee and the roles and responsibilities of the committee as a whole. In March 2011, the Board and its committees undertook an extensive review of its existing committee charters, Code of Conduct and Ethics and other governance policies. The Board adopted revisions to these charters, the Code of Conduct and Ethics and other governance policies to reflect governance trends and best practices. Each charter is available free of charge on our website at www.gastar.com. A copy of each charter will be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Audit Committee

Composition

The Audit Committee currently consists of Messrs. Penner (Chairman), Coley and Selser, each of whom the Board has determined to be independent under the rules of the NYSE MKT LLC and Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Penner is an “audit committee financial expert,” within the meaning proscribed by the rules and regulations promulgated by the SEC. He became a member of the Board effective July 16, 2007. Mr. Penner is a retired senior partner with KPMG LLP, whose career of advising public and private clients on tax and accounting matters has spanned almost 41 years. The Audit Committee met four (4) times during 2012.

In accordance with its charter, the Audit Committee examines and reviews, on behalf of the Board, internal financial controls, financial and accounting policies and practices, the form and content of financial reports and statements and the work of the external auditors. The Audit Committee is responsible for hiring, overseeing and terminating the independent registered public accounting firm and determining the compensation of such accountants. The Chief Financial Officer attends the meetings of the Audit Committee by invitation.

Audit Committee Oversight

At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Audit Committee Charter

The Audit Committee has performed its annual review and assessment of the Audit Committee charter. A copy of the charter for the Audit Committee is available free of charge on our website at www.gastar.com.

Audit Committee Report

The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements, and is responsible for selecting and retaining the independent auditors. The Audit Committee’s responsibilities are more fully described in its charter. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The Audit Committee met four (4) times during the year ended December 31, 2012.

In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2012, and discussed them with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee discussed and reviewed with BDO USA, LLP all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) on Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence from us and our management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Gastar Exploration Ltd.
Audit Committee

/s/ Robert D. Penner, Chairman
/s/ Randolph C. Coley
/s/ John M. Selser Sr.

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

*    *    *

Compensation Committee

The Compensation Committee currently consists of Messrs. Cassels (Chairman), Coley and Selser, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE MKT LLC listing standards. None of our executive officers serves as a member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee. The Compensation Committee met three (3) times during 2012.

The aim of the Compensation Committee is to award and compensate our officers and employees in a manner which provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement in corporate and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive (bonus) paid in cash and long-term equity based incentives.

The Compensation Committee reviews and recommends the compensation philosophy and guidelines for us which include reviewing the compensation philosophy and guidelines for employees, including recommendation to the Board for its consideration and approval related to annual salary, incentive policies and programs, material new benefit programs and material changes to existing benefit programs.

On an annual basis, the Compensation Committee reviews the cash compensation, performance and overall compensation package for each executive officer. It then submits to the Board recommendations with respect to the base salary, bonus and participation in long-term incentive compensation arrangements for each executive officer. In conducting its review, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee’s philosophy and guidelines. In determining 2012 annual incentive cash awards, the Compensation Committee used compensation data previously provided by Longnecker & Associates (“L&A”), a company that monitors executive and board compensation, equity grants and award policies and corporate compensation practices. For more information on the role of the Compensation Committee and the use of independent consulting firms and market data, see “Executive Compensation” below.

The Compensation Committee considered the independence of Longnecker in light of new SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Longnecker addressing the consulting firm’s independence, including the following factors: (1) other services provided to the Company by Longnecker; (2) fees paid by the Company as a percentage of Longnecker’s total revenue; (3) policies or procedures maintained by Longnecker that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee; (5) any business or personal relationships between the Company’s executive officers and Longnecker or the individual consultants involved in the engagement; and (6) any Company stock owned by the individual consultants involved in the engagement. Questions intended to elicit information regarding business or personal relationships between Longnecker and the individual consultants involved in the engagement and the Company’s Directors and executive officers were also included in the Company’s annual Director and officer questionnaire. The Compensation Committee discussed the Longnecker letter as well as the responses to applicable questions in the Company’s annual Director and officer questionnaire, and concluded that the work of Longnecker did not raise any conflict of interest.

A copy of the charter for the Compensation Committee is available free of charge on our website at www.gastar.com.

Reserves Review Committee

The Reserves Review Committee currently consists of Messrs. Selser (Chairman), Cassels and Penner. The Reserves Review Committee met one (1) time during 2012. Its responsibilities include:

•	Reviewing our procedures for providing information to the independent qualified reserve evaluator;

•

Participating annually in meetings with the independent qualified reserve evaluator to determine whether there are any restrictions that could affect the ability of the evaluator to report without reservation; and

•	Reviewing our reserve data with management and the independent qualified reserve evaluator.

A copy of the charter for the Reserves Review Committee is available free of charge on our website at www.gastar.com.

Nominating & Governance Committee

In September 2010, we combined the activities of the Governance and Nomination Committees into one committee. The Nominating & Governance Committee currently consists of Messrs. Coley (Chairman), Cassels and Penner, each of whom the Board has determined to be independent under the definition of independence used in the NYSE MKT LLC listing standards. The Nominating & Governance Committee met two (2) times during 2012.

With respect to governance activities, the Nominating & Governance Committee has the responsibility of monitoring our overall approach to corporate governance issues which include:

•	Advising the Board and making recommendations regarding appropriate corporate governance practices and assisting the Board in implementing those practices;

•

Assisting the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of shareholders or for appointment to fill vacancies on the Board;

•	Advising the Board about the appropriate composition of the Board and its committees;

•	Leading the Board in the annual performance review of the Board and its committees;

•	Directing all matters relating to the succession of the Company’s Chief Executive Officer; and

•	Performing such other functions as the Board may assign from time to time.

With respect to nominations, the Nominating & Governance Committee assists the Board in ensuring that the Board is comprised of individuals who are best able to discharge the responsibilities of directors, having an understanding of our industry, stage of growth, the law and the highest standards of governance. The tasks and responsibilities are defined in the charter of the Nominating & Governance Committee, which was approved by the Board.

The Board currently does not have a policy relating to consideration of director nominees by our shareholders. The Board may consider such a policy in the future. At present, the Board believes that the Nominating & Governance Committee is in the best position to identify and evaluate director candidates. New candidates are identified by the Nominating & Governance Committee, whose responsibility is to develop, annually update and recommend to the Board for approval, a long-term plan for the composition of the Board that takes into consideration the following criteria: (i) relevant skills and experience; (ii) independence under applicable standards; (iii) business judgment; (iv) service on boards of directors of other companies; (v) personal and professional integrity, including commitment to the Company’s core values; (vi) openness and ability to work as part of a team; (vii) willingness to commit the required time to serve as a Board member; and (viii) familiarity with the Company and its industry. Although we do not have a policy regarding the consideration of diversity in assessing a director nominee, the Board considers the individual’s background, experience and competencies that the Board desires to have represented among its members. From time to time, the Nominating & Governance Committee has used a third party to assist it in identifying and evaluating potential director candidates. Most recently in 2009, the Nominating & Governance Committee engaged Preng & Associates, an executive search firm, to identify potential director nominees with strong technical and operational backgrounds.

In March 2013, the Nominating & Governance Committee considered and approved our five (5) director nominees based on the director nominees (i) Board and committee meeting attendance and performance; (ii) length of Board service; (iii) personal and professional integrity, including commitment to the Company’s core values; (iv) experience, skills and contributions that the director brings to the Board; and (v) independence under applicable standards. Our full Board, including our non-independent director, then considered and approved the nominees recommended by the Nominating & Governance Committee.

A copy of the charter for the Nominating  & Governance Committee is available free of charge on our website at www.gastar.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation paid to J. Russell Porter, our President and Chief Executive Officer (“CEO”), and paid to Michael A. Gerlich, our Senior Vice President and Chief Financial Officer (“CFO”). These individuals are referred to as “Named Executive Officers.” Messrs. Porter and Gerlich are our only Named Executive Officers as they were our only “Executive Officers,” as such term is defined by the rules promulgated by the SEC, during 2012.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide compensation at a level necessary to retain talented and experienced executives and to motivate them to achieve both short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our compensation programs.

Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the independent natural gas and oil exploration and production industry. We believe our executive compensation should be comparable to that of the companies with which we compete for talent. Our goal is to provide compensation and benefits at levels that attract, motivate and retain superior executive talent for the long-term.

Shareholder Interest Alignment. One of the objectives of our executive compensation program is to ensure that an appropriate relationship exists between executive pay, our financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which have included restricted common shares and stock options. As performance goals are met, not met or exceeded, executives are rewarded commensurately.

Determination of Executive Compensation

Role of the Compensation Committee. Executive compensation is the responsibility of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board. John H. Cassels, Randolph C. Coley and John M. Selser Sr. are members of the Board and the current members of the Compensation Committee. Mr. Cassels is the current Compensation Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under the NYSE MKT LLC listing standards and under the Exchange Act. A copy of the Compensation Committee’s charter is available to shareholders on our website at www.gastar.com.

Philosophy of the Compensation Committee. The Compensation Committee’s philosophy is strongly driven by a “Pay for Performance” compensation approach that focuses on enhancing shareholder value. The Compensation Committee presently targets total compensation, which consists of base salary, annual incentive awards and long-term stock awards at the 50th percentile of its peer group as defined by an independent third party compensation consultant. If management’s efforts cause the Company’s results to materially exceed or lag behind the results of its peer group, total compensation may be adjusted upward or downward from the 50th percentile. The Compensation Committee believes that this approach awards and compensates our Named Executive Officers in a manner that fairly provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and the continuous improvement in corporate and personal performance.

During 2012, the Compensation Committee reviewed the cash compensation, performance and overall compensation package for each Named Executive Officer. It then submitted to the Board recommendations with respect to the salary, bonus and participation in equity-based compensation arrangements for each Named Executive Officer. In conducting its review of management’s recommendations, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee’s philosophy and guidelines.

Interaction Between the Compensation Committee and Management. Our CEO plays an important role in the executive compensation process and is closely involved in assessing the performance of our CFO, who is our other Named Executive Officer. He also makes recommendations to the Compensation Committee regarding base salary, bonus targets, and performance goals established for the annual incentive plan, as well as weighting and equity compensation for our CFO. Our CEO’s recommendations are based on his review of any market or peer group analysis data provided by our compensation consultant, an assessment of our CFO’s responsibilities and performance, our performance and the compensation that companies in our peer group pay their executives in comparable positions. Our CFO also plays an important role in our executive compensation process. He makes recommendations to the Compensation Committee regarding the structure of the annual cash bonus awards program and the target size of such awards. These recommendations are drawn from his previous work experience, informal discussions with other CFOs and review of publicly filed information of other similarly-sized natural gas and oil companies regarding their bonus programs.

Role of Consultant and Market Analysis. For 2012, the Compensation Committee utilized 2011 data supplied by L&A. For the purposes of its report, L&A’s engagement objectives in 2012 included:

•	Review total direct compensation (base salary, annual incentives and long-term incentives) for the Named Executive Officers;

•

Assess the market competitiveness of executive compensation as compared to our peer group and published surveys of other companies in the natural gas and oil industry with revenues and capital assets comparable to our revenue and capital assets; and

•	Provide conclusions and recommendations for current total direct compensation packages for our Named Executive Officers.

L&A’s approach to this study was based upon its experience in the design of executive compensation programs in the energy industry and external market data procured from the marketplace in which we compete for top-level talent. This experience, along with its competitive market analysis, allowed L&A to make compensation recommendations that provide us with information to attract, retain, and motivate top-level executive talent. Additionally, L&A’s recommendations were tailored to balance external market data and our internal environment to ensure fiscal responsibility.

Specifically, L&A’s approach was to gather compensation data from (a) public peer companies and (b) published salary surveys and to conduct a market comparison analysis of the gathered data. Prior to beginning its analysis, L&A reviewed the composition of our peer group to assess the continued appropriateness of the group and ensure that the included companies were still relevant for comparative purposes. Based on its review, L&A recommended that companies that had been acquired or delisted, as well as companies whose geographic scope and nature of operations differed from ours be removed. L&A also expanded the number of companies included in our peer group, which was comprised of companies with a similar production profile, revenue base and size, as measured by market capitalization. The updated peer group was approved by the Compensation Committee as representative of the sector in which we operate. Next, L&A analyzed current total direct compensation (base salary, plus annual incentive, plus long-term incentive), as compared to the updated peer group and published survey data based on industry, size and performance. This was followed by developing conclusions and recommendations, which was reported to the Compensation Committee.

Companies reviewed by L&A (the “Peer Group”) included:

Abraxas Petroleum Corp.

Approach Resources Inc.

Brigham Exploration

Carrizo Oil & Gas Inc.

Crimson Exploration Inc.

Double Eagle Petroleum Co.

GeoResources, Inc.

GMX Resources Inc.

Goodrich Petroleum Corp.

Ram Energy Resources

Vanguard Natural Resources

Warren Resources Inc.

Based upon 2011 comparative pay information of our peer group developed by L&A and published survey data, the Compensation Committee determined that the Named Executive Officers’ (a) 2012 base salaries were 19% and 7% above the 50th percentile of our Peer Group for the CEO and CFO, respectively, (b) 2012 total cash compensation (base salary, plus the annual cash incentive award) were approximately 6% above the 50th percentile of our Peer Group for the CEO and 3% below the 50th percentile of our Peer Group for the CFO, (c) 2012 long-term equity awards were 2% and 7% above the 50th percentile of our Peer Group for the CEO and CFO, respectively, and (d) 2012 total direct compensation (base salary, plus the annual cash incentive award, plus equity incentive awards) were approximately 4% and 1% below the 50th percentile of our Peer Group for the CEO and CFO, respectively. Based upon these findings, the Compensation Committee believes that the individual pay components and total direct compensation levels of the Named Executive Officers in 2012 approximated market.

Though we review information regarding the compensation practices of our Peer Group of companies and the survey data just discussed, individual compensation decisions for our CFO are subject to upward or downward adjustment, based on the recommendations of our CEO and a number of factors related to both corporate and individual performance. We use the data regarding the pay practices of companies in our Peer Group as a reference point and as a guide to competitiveness and reasonableness, but we do not adhere to rigid targets, based upon the compensation components of employees at companies within that group. Our present objective is to maintain total direct compensation, consisting of base salary, performance-based cash compensation and equity awards, in proximity to the 50th percentile of our Peer Group. However, the Compensation Committee has the discretion to adjust an award upward or downward to account for individual achievement in the last fiscal year, the requirements of a particular position, and market competitiveness for a particular individual’s skills and services, among other factors.

Compensation for our Named Executive Officers and Rationale

Base Salary. Base salary represents the fixed element of the Named Executive Officers’ cash compensation. The base salary reflects results of individual negotiations, economic consideration for each individual’s level of responsibility, expertise, skills, knowledge, experience and performance and reasonable comparability of similar executive base salaries for executives employed by companies in our Peer Group. Each Named Executive Officer’s initial annual salary was set in his respective employment agreement but may be adjusted upward or downward at the discretion of the Compensation Committee on the anniversary date of each officer’s employment. In 2012, the Compensation Committee did not adjust the base salary amounts for Messrs. Porter or Gerlich, which exceed the 50th percentile of our Peer Group by 19% and 7%, respectively.

Annual Cash Incentive Awards. Our annual cash incentive awards reflect our philosophy to reward performance. These awards provide our Named Executive Officers with an opportunity to earn an annual cash bonus based on pre-established operational and financial performance targets and an evaluation of individual performance. The targeted bonus percentages of our CEO and CFO are 75% and 60% of their respective base salary amounts. For 2012, the Compensation Committee approved a $582,750 total management target cash bonus pool for our Named Executive Officers, which was based on the sum of each of our Named Executive Officer’s “target bonus” opportunity expressed as a percentage of the Named Executive Officer’s base salary. The bonus pool is accrued throughout the year, and bonuses are normally paid out early in the following year. However, in 2012, 75% of the anticipated annual cash incentive bonus was paid in December to allow the recipients to avoid anticipated higher income tax rates for 2013 and beyond. The bonus pool is capped at twice the target cash bonus pool total. For 2012, the annual cash incentive awards for Messrs. Porter and Gerlich were 6% and 16% below the 50th percentile of our Peer Group, respectively.

At the beginning of the year, and as part of our budgeting process, specific operational and financial target criteria are established by the Compensation Committee. In developing the appropriate target criteria and their respective weightings, the Compensation Committee analyzes the relative importance of each of the target criteria to our business strategy for the upcoming year. Each criterion is given a certain weighting, with 30% of the 2012 potential bonus opportunity contingent on the achievement of specific operational factors, 20% contingent on the achievement of a specific financial performance factor and 50% contingent on the achievement of additional per share operational targets and a specific market factor. During the year, operational and financial performance is measured against the criteria. Market performance is measured at December 31, 2012. Judgments that the criteria are being met or not being met may lead to an increase in the pool and an adjustment in the bonus accrual. Criteria and weightings used in 2012 were as follows:

Goal	Threshold	Target	Maximum	Actual	Weighting
Target average annual production (MMcfed)	33.0	36.6	40.3	36.2	10%
Target proved reserve additions (Bcfe)	30.0	48.3	63.3	75.8	10%
Average finding costs ($/Mcfe)	$3.44	$3.13	$2.81	$1.93	5%
Average controllable lifting costs ($/Mcfe)	$0.59	$0.53	$0.48	$0.47	5%
Operating cash flow ($ in millions)	$22.9	$25.5	$28.0	$23.9	20%
Operating cash flow per share	$0.36	$0.40	$0.44	$0.38	10%
Production per share (Mcfe)	0.19	0.21	0.23	0.21	15%
Reserves per share (Mcfe)	2.17	2.41	2.65	2.85	15%
Stock price performance compared to Peer Group	50%	30%	10%	0%	10%

If threshold targets are not met with respect to a criterion, then the portion of the bonus allocable to that criterion is not paid. At the end of the year, an approved bonus pool is calculated based on the bonus pool criteria accomplishments. The amount of the calculated bonus pool is subject to adjustment and final approval by the Compensation Committee. For 2012, management’s bonus pool target was $582,750. As eight of the nine target goals were achieved, our Named Executive Officers were entitled to receive a combined annual cash incentive payout of $582,750 based on the achieved goals weighted bonus target.

The Compensation Committee’s policy is not to award bonuses if performance targets are not met. The Board, however, maintains the ability to award discretionary bonuses if warranted. Pursuant to Mr. Porter’s employment agreement, Mr. Porter is guaranteed a bonus equal to 20% of his annual base salary.

During 2012, the Compensation Committee approved an increase in our CFO’s target bonus from 50% to 60% of his base salary amount. Our CEO’s target bonus remains set at 75% of his base salary. The 2013 metrics are expected to be materially similar to those used in 2012.

Long Term Stock-based Compensation. We believe that stock-based compensation is the most effective means of linking compensation provided to our Named Executive Officers with long-term operational success and increases in shareholder value. The Board has discretionary authority to determine granting and vesting periods of stock option and restricted common share grants. We use stock-based compensation as a long-term vehicle for compensation because we believe:

•	Stock-based compensation aligns the interests of our Named Executive Officers with those of the shareholders by providing equity participation to our Named Executive Officers; and

•	The vesting period incorporated into stock-based compensation fosters a longer-term perspective necessary for executive retention, stability and continuity.

Prior to the adopting of the 2006 Plan (as defined below), the only vehicle that was available to us for long-term equity incentives was grants of stock options. After the adoption of the 2006 Plan, grants of restricted common shares became available as incentive vehicle. During 2007 and 2008, grants of restricted common shares to employees were used as long-term compensation to balance the types of equity incentives that employees had received to date. This change occurred in response to the Compensation Committee’s judgment that to retain and attract qualified employees we needed a more definable deferred monetary incentive than was being provided by stock option grants alone. Typically, restricted common shares are granted to new hires at the time of employment and to all others, including our Named Executive Officers and directors, in the first half of the year, as determined by the Compensation Committee. In 2009, a combination of stock options and restricted common shares were granted as long-term equity incentives. In 2010 and 2011, based on our determination that our Peer Group and other competitors had shifted the composition of their equity awards to consist primarily of restricted stock awards, we granted only restricted common share awards. The Compensation Committee adheres to our policy of only granting stock-based compensation grants during open trading windows. The 2012 grants of restricted common shares vest in one-third increments on the first, second and third anniversaries of the grant date, a vesting period that the Compensation Committee believes is an appropriate balance between longer term incentive coupled with an element of shorter term reward.

In 2012, Messrs. Porter and Gerlich received restricted common share grants of 253,378 shares and 126,689 shares, respectively. The fair values of these grants calculated to be 150% and 125% of Messrs. Porter’s and Gerlich’s base salary, respectively, which placed Mr. Porter and Mr. Gerlich 2% and 7%, respectively, above the market 50th percentile. The goal of the Compensation Committee has been to move more of the Named Executive Officers’ total executive compensation to variable, or “at-risk,” and thus further align the interest of the officer with the shareholders by providing the Named Executive Officers a greater stake in our long-term performance. The 2012 restricted stock grants were consistent with this goal.

On March 8, 2012, our Board approved an amendment to the 2006 Plan that (i) increased the maximum number of shares available for delivery pursuant to awards under the 2006 Plan by an additional 5,000,000 shares to 11,000,000 and (ii) increased the annual limit on the number of shares that may be subject to awards granted to any employee under the 2006 Plan in any calendar year from 200,000 shares to 1,000,000 shares.

For 2013, in addition to grants of restricted common shares, we granted each of our Named Executive Officers performance-based restricted stock units that will vest over a three year performance period and pay out based upon our stock performance as compared to that of a peer index.

All Other Compensation. The Named Executive Officers are eligible to participate on a non-discriminatory basis in the same comprehensive benefits as are offered to all full-time employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Tax Deductions for Compensation

In conducting our executive compensation programs, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), which denies publicly held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or any of their three other most highly compensated executive officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by our shareholders. While the Compensation Committee generally considers structuring and administering executive compensation plans and arrangements so that they will not be subject to the deduction limit under Section 162(m) of the Code, the Compensation Committee may in the future approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs it feels to be appropriate.

Post Termination or Compensation and Benefits

On February 15, 2008, our Board approved an amended change of control severance plan (the “Severance Plan”), covering all employees, including the Named Executive Officers. The Severance Plan was subsequently amended on April 11, 2012 (effective January 1, 2012) to reflect certain changes to the severance benefit formula for certain of our officers and other employees. The purpose of the severance plan is to promote stability and continuity of management and employees in the event a change of control transaction should occur (as defined below). Pursuant to the terms of our Severance Plan, our Named Executive Officers are entitled to receive certain post-termination compensation and benefits upon the occurrence of certain events. In order for the Named Executive Officers to receive payments under the Severance Plan, the Named Executive Officers would have to be terminated within two years of a change of control. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control” below.

Consideration of Previous Shareholder Advisory Vote

In June 2012, our shareholders approved the compensation of our Named Executive Officers as described in our 2012 proxy statement, with approximately 93% of shareholder votes cast in favor of our 2012 “say-on-pay” resolution (excluding abstentions and broker non-votes). The Compensation Committee considered these results as evidence of broad-based support for our compensation program and decisions as described in our 2012 proxy statement, and as grounds for maintaining a similar approach for 2013.

Hedging Prohibitions

Our insider trading policy prohibits our Named Executive Officers from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. Any such activity would require the approval and authorization of either the CEO or the Chairman of the Audit Committee (in the case of a transaction involving our CEO).

Compensation Committee Report

Board of Directors of Gastar Exploration Ltd.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions referred to above, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Gastar Exploration Ltd.
Compensation Committee

/s/ John H. Cassels, Chairman
/s/ Randolph C. Coley
/s/ John M. Selser Sr.

The above Report of the Compensation Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporates this proxy statement by reference therein.

Summary Compensation and Awards

The following table and discussion below sets forth information about the compensation awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2012, 2011 and 2010:

Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus	Stock (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
J. Russell Porter	2012	$500,000	$393,750	$750,000	$—	$—	$—	$1,643,750
President and Chief	2011	$500,000	$162,731	$700,001	$—	$—	$—	$1,362,732
Executive Officer	2010	$500,000	$200,000	$622,500	$—	$—	$—	$1,322,500

Michael A. Gerlich	2012	$300,000	$189,000	$375,000	$—	$—	$—	$864,000
Senior Vice President and	2011	$300,000	$65,093	$375,000	$—	$—	$—	$740,093
Chief Financial Officer	2010	$300,000	$50,000	$435,750	$—	$—	$—	$785,750

(1)	The dollar values of restricted stock awards provided in these columns are equal to the aggregate grant date fair value of such grants awarded to Messrs. Porter and Gerlich during the years ended December 31, 2012, 2011 and 2010, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) prior to a deduction for estimated forfeitures related to service-based vesting conditions.

The following table shows certain information about the restricted common shares granted to our Named Executive Officers during the year ended December 31, 2012.

Grants of Plan-Based Awards Table

For the Year Ended December 31, 2012

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Stock or Units	Awards (1)
J. Russell Porter	1/30/2012	$—	$—	$—	253,378	$750,000
Michael A. Gerlich	1/30/2012	$—	$—	$—	126,689	$375,000

(1)	This column shows the fair value of the respective restricted share grants as of the grant date, calculated in accordance with ASC 718. These shares are subject to a 3-year vesting schedule of 33.33% each year, beginning on the first anniversary date of the grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a narrative of our various compensation plans and the general terms of each:

2006 Plan. At the annual meeting of shareholders held June 4, 2009, the shareholders approved amendments to our 2006 Long-Term Stock Incentive Plan that, effective as of April 1, 2009, merged our Stock Option Plan with and into the 2006 Long-Term Stock Incentive Plan so that all outstanding equity awards and all future equity awards to be made to employees, officers and directors would be under one plan–the “2006 Plan.”

Our 2006 Plan, as amended, authorizes our Board to issue stock options, stock appreciation rights, bonus stock awards and any other type of award, which are consistent with the 2006 Plan’s purposes to our directors, officers and employees and our subsidiaries covering a maximum of 11 million common shares. The contractual lives and vesting periods for grants are determined by the Board at the time a grant is awarded. Recent stock option grants have an expiration of ten years. The vesting schedule for stock option grants has varied from two years to four years but generally has been over a four-year period vesting at 25% per year beginning on the first anniversary date of the grant. Stock options granted pursuant to the 2006 Plan have exercise prices determined by the Board, but an exercise price cannot be less than the market price on the date immediately prior to the date of grant as reported by any stock exchange on which our common shares are listed. The vesting period for recent restricted common stock grants have typically been over four years, with one-quarter vesting on the first, second, third and fourth anniversaries of the date of grant.

On March 8, 2012, our Board approved an amendment to the 2006 Plan, and such amendment was approved by the shareholders on June 7, 2012 at the annual meeting of shareholders. The Second Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (i) increased the maximum number of shares available for delivery pursuant to awards under the 2006 Plan by an additional 5,000,000 shares to 11,000,000 and (ii) increased the annual limit on the number of shares that may be subject to awards granted to any employee under the 2006 Plan in any calendar year from 200,000 shares to 1,000,000 shares.

Employee Severance Plan. For the Named Executive Officers, the Severance Plan provides that if a Named Executive Officer’s employment is terminated within two years following a change of control for any reason other than (i) death, (ii) disability, (iii) by us for “cause” or (iv) by the Named Executive Officer for other than a “good reason,” the Named Executive Officer will receive a lump-sum payment equal to a multiple that is equal to the applicable severance period, as set forth in the Severance Plan, times the sum of (1) his annual salary and (2) annual target bonus.

A change of control is defined in the severance plan to mean (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board, (3) a sale or other disposition of all or substantially all of our assets or (4) the Board’s adoption of a plan of dissolution or liquidation of us. The Severance Plan does not change the specific, non-change of control severance payments in place under the existing employment agreements with our Named Executive Officers but does provide change of control severance benefits to the Named Executive Officers only if they are greater than the severance benefits provided under the employment agreement. The Severance Plan does not allow for any duplication of severance benefits.

The Severance Plan was subsequently amended on April 11, 2012 (effective January 1, 2012) to reflect certain changes to the severance benefit formula for certain of our officers and other employees. The benefit for our CEO under the Severance Plan remained unchanged, but the benefit for our CFO was changed to reflect corresponding changes to his target bonus amount.

The following summarizes the severance periods and target bonus percentages for the Named Executive Officers set forth in the Severance Plan, as amended:

	Severance Period In Years	Target Bonus Percentage
Chief Executive Officer	3.00	75%
Chief Financial Officer	2.50	60%

Additionally, during the applicable severance period, Named Executive Officers would receive reimbursement for the cost of COBRA continuation health care coverage, less the amount charged at the time of termination to the employee for medical coverage.

If the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officer will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment.

If the individual’s employment is terminated within six months prior to a change of control and it is reasonably shown to have been in connection with the change of control, then the change of control will be treated with respect to that employee as having occurred prior to his or her termination.

Employment Agreements. We entered into employment agreements with J. Russell Porter, our President and CEO, and Michael A. Gerlich, our CFO, effective February 24, 2005, and May 17, 2005, respectively, each amended July 25, 2008. Mr. Porter’s employment agreement was amended on February 3, 2011 to remove a provision that allowed him to trigger severance payments by providing the Company with six months’ notice. Mr. Gerlich’s employment agreement was amended on April 10, 2012 (effective as of January 1, 2012) to reflect the change in his target bonus amount used for purposes of determining his severance entitlement under his employment agreement. The agreements with Messrs. Porter and Gerlich set forth, among other things, annual compensation, and adjustments thereto, minimum bonus payments, fringe benefits, termination and severance provisions. The agreements renew annually; however, they may be terminated at any time with or without cause.

Mr. Porter’s employment agreement provides that he is entitled to a minimum annual bonus in an amount that may take the form of cash compensation, the award of stock or stock options, royalty rights or otherwise and that he shall receive an annual cash bonus equal to at least 20% of his annual base salary. The employment agreement further provides that such bonuses shall reflect not only the results of our operations and business, but also his contribution as President and CEO.

Mr. Gerlich’s employment agreement provides that the Compensation Committee may on a yearly basis, or more frequently, award Mr. Gerlich a discretionary bonus or bonuses based not only on the positive results of our operations and business, but Mr. Gerlich’s contribution as CFO. Such bonuses may take the form of cash compensation, the award of common shares or stock options, royalty rights or otherwise.

Salary and Cash Bonus in Proportion to Total Compensation

The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of base salary and cash bonus (excluding long-term incentive cash awards) for the year 2012.

Base Salary and Cash Bonuses as a Percentage of Total Compensation
J. Russell Porter	54%
Michael A. Gerlich	57%

Outstanding Equity Awards at Fiscal Year-End for 2012

The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of December 31, 2012:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (1)
J. Russell Porter (2)	4/5/2006	30,000	—	$20.51	4/5/2016	—	—
	7/14/2006	200,000	—	$11.60	7/14/2016	—	—
	3/19/2009	22,500	7,500	$2.60	3/19/2019	—	—
	3/19/2009	—	—	—	—	3,750	$4,538
	9/4/2009	—	—	—	—	41,250	$49,913
	3/26/2010	—	—	—	—	62,500	$75,625
	3/15/2011	—	—	—	—	125,899	$152,338
	1/30/2012	—	—	—	—	253,378	$306,587
Michael A. Gerlich (3)	1/16/2006	50,000	—	$21.60	1/16/2016	—	—
	4/5/2006	20,000	—	$20.51	4/5/2016	—	—
	7/14/2006	60,000	—	$11.60	7/14/2016	—	—
	3/19/2009	15,000	5,000	$2.60	3/19/2019	—	—
	3/19/2009	—	—	—	—	2,500	$3,025
	9/4/2009	—	—	—	—	25,000	$30,250
	3/26/2010	—	—	—	—	43,750	$52,938
	3/15/2011	—	—	—	—	67,446	$81,610
	1/30/2012	—	—	—	—	126,689	$153,294

(1)	The closing price of our common shares on December 31, 2012 was $1.21.
(2)	The 7,500 unvested stock options granted to Mr. Porter on March 19, 2009 vest 100.0% on March 19, 2013. The 3,750 unvested restricted common shares granted to Mr. Porter on March 19, 2009 vest 100.0% on March 19, 2013. The 41,250 unvested restricted common shares granted to Mr. Porter on September 4, 2009 vest 100.0% on September 4, 2013. The 62,500 unvested restricted common shares granted to Mr. Porter on March 26, 2010 vest 50.0% on March 26, 2013 and 2014, respectively. The 125,899 unvested restricted common shares granted to Mr. Porter on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 253,378 unvested restricted shares granted to Mr. Porter on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.

(3)	The 5,000 unvested stock options granted to Mr. Gerlich on March 19, 2009 vest 100.0% on March 19, 2013. The 2,500 unvested restricted common shares granted to Mr. Gerlich on March 19, 2009 vest 100.0% on March 19, 2013. The 25,000 unvested restricted common shares granted to Mr. Gerlich on September 4, 2009 vest 100.0% on September 4, 2013. The 43,750 unvested restricted common shares granted to Mr. Gerlich on March 26, 2010 vest 50.0% on March 26, 2013 and 2014, respectively. The 67,446 unvested restricted common shares granted to Mr. Gerlich on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 126,689 unvested restricted shares granted to Mr. Gerlich on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.

Option Exercises and Stock Vested for 2012

During the year ended December 31, 2012, our Named Executive Officers exercised no stock options. The following restricted common shares vested to the benefit of our Named Executive Officers during 2012:

	Stock Awards
Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
J. Russell Porter	5/16/2008	5/16/2012	15,000	$32,250
	3/19/2009	3/19/2012	3,750	$11,063
	9/4/2009	9/4/2012	41,250	$66,000
	3/26/2010	3/26/2012	31,250	$95,938
	3/15/2011	3/15/2012	41,967	$113,731
Michael A. Gerlich	5/16/2008	5/16/2012	10,000	$21,500
	3/19/2009	3/19/2012	2,500	$7,375
	9/4/2009	9/4/2012	25,000	$40,000
	3/26/2010	3/26/2012	21,875	$67,156
	3/15/2011	3/15/2012	22,482	$60,926

(1)	Equals the closing stock price on the applicable vesting date multiplied by the number of restricted shares vesting on such date.

Potential Payments Upon Termination or Change of Control

The table below discloses the amount of compensation and/or other benefits due to the Named Executive Officers in the event of their termination of employment, including, but not limited to, in connection with a change in control.

The amounts shown for Messrs. Porter and Gerlich below assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such date and are estimates of the amounts that would be paid to the Named Executive Officers upon their respective termination. The actual amounts to be paid can only be determined at the time the Named Executive Officer is terminated.

Named Executive Officer and Post Termination Benefits	Termination for other than Reasonable Cause (1)	Constructive Termination and Termination in Connection with Change of Control (2)	Termination for Reasonable Cause (3)	Death (1)(4)	Disability (1)(4)
J. Russell Porter:
Salary	$2,250,000	$2,625,000	$—	$2,250,000	2,250,000
Accrued vacation	19,230	19,230	19,230	19,230	19,230
Paid health and medical	28,602	28,602	—	28,602	28,602
Parachute tax gross-up payment (5)	—	1,002,373	—	—	—
Equity compensation (6)	—	589,000	—	—	—

Total	$2,297,832	$4,264,205	$19,230	$2,297,832	$2,297,832

Michael A. Gerlich:
Salary	$1,125,000	$1,125,000	$—	$1,125,000	1,125,000
Accrued vacation	7,500	7,500	7,500	7,500	7,500
Paid health and medical	28,602	28,602	—	28,602	28,602
Parachute tax gross-up payment (5)	—	292,084	—	—	—
Equity compensation (6)	—	321,116	—	—	—

Total	$1,161,102	$1,774,302	$7,500	$1,161,102	$1,161,102

(1)	Per Mr. Porter’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below) and if proper notice is received, Mr. Porter will be entitled to a lump sum severance payment equal to the product of 4.5 multiplied by the highest annual base salary in effect at any time during the one year period preceding his termination. At December 31, 2012, Mr. Porter’s severance was calculated by multiplying $500,000 by 4.5. If Mr. Porter is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section 409A of the Code. If Mr. Porter timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan, which is currently 18 months (the “COBRA Continuation Period”). As of December 31, 2012, the cost for health and medical coverage for Mr. Porter as an employee was $1,589 per month. Mr. Porter currently is entitled to 20 working days of vacation per year. He would receive a lump-sum cash payment of his unused vacation time of up to 10 days that are not used during each year employed. As of December 31, 2012, Mr. Porter had available 17.38 days of accrued but unused vacation pay. In addition, effective on Mr. Porter’s termination for any reason other than Mr. Porter elects to terminate his own employment, the unvested portion of all stock options held by Mr. Porter will immediately vest and be exercisable for a period of 90 days. All other terms and conditions of his stock options will remain unchanged, including provision that all stock options will terminate 90 days after Mr. Porter’s termination. As of December 31, 2012, Mr. Porter had no stock options to acquire common shares which would be considered “in the money.” On December 31, 2012, he had 486,777 unvested restricted common shares, which would be canceled upon his termination.

Per Mr. Gerlich’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below), he will be entitled to a lump sum severance payment equal to the product of 2.5 and the sum of (1) his highest annual base salary in effect at any time during the one year period preceding his termination (at December 31, 2012, this amount was $300,000) and (2) his target bonus amount of 50% of his base salary ($150,000). As described above, Mr. Gerlich’s employment agreement was subsequently amended to change the target bonus component of his severance amount to be 60% of his base salary. If Mr. Gerlich is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section 409A of the Code. If Mr. Gerlich timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, during the COBRA Continuation Period. If Mr. Gerlich dies during the COBRA Continuation Period, his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan. At December 31, 2012, the maximum cost over the 18-month period was $1,589 per month. In addition, Mr. Gerlich will receive a lump-sum cash payment of his unused vacation time of up to 10 days per each year employed, up to a maximum of 15 days. As of December 31, 2012, Mr. Gerlich had 6.5 days of available accrued but unused vacation pay. Per Mr. Gerlich’s stock option agreements, he will have 90 days after termination to exercise all vested options. As of December 31, 2012, Mr. Gerlich did not have any options “in-the-money” that would be exercised upon his termination of employment. Additionally, on December 31, 2012, he had 265,385 unvested restricted common shares, which would be canceled upon his termination.

(2)	The Severance Plan provides that if an employee incurs an involuntary termination within a two-year period following a change of control, covered employees, including Named Executive Officers, will receive a lump-sum cash payment equal to the applicable severance period times the sum of the covered employee’s annual pay and target bonus, contingent on the employee executing a full release and settlement agreement. Mr. Porter’s severance period is 3 years, and his annual salary and 75% target bonus at December 31, 2012 were $500,000 and $375,000, respectively. Mr. Gerlich’s severance period is 2.5 years, and his annual salary and 50% target bonus at December 31, 2012 were $300,000 and $150,000, respectively. As described above, the Severance Plan was subsequently amended to change the target bonus component of Mr. Gerlich’s severance amount to 60% of his base salary. The Employee Severance Plan provides that if there is a change of control, covered employees, including Named Executive Officers, will be eligible to receive reimbursement of COBRA costs. Other termination or severance compensation is determined by the individual Named Executive Officer’s employment agreement. The employment agreements we have with both Messrs. Porter and Gerlich provide that the amounts received as severance under their employment agreements will offset any benefits provided by the Severance Plan; because each of the executives would receive the same amount of severance under their employment agreements as under the Severance Plan as of December 31, 2012 the only additional cash benefit provided under the Severance Plan is the gross-up payment for taxes. Additionally, the award agreements for the Named Executive Officers restricted stock agreements and stock option agreements provide for the acceleration of vesting upon a change of control, thus the amounts in the table above reflect the acceleration of the outstanding restricted stock awards each Named Executive Officer held as of December 31, 2012. As of December 31, 2012, no stock option awards were “in the money” so no value has been included in the table above with respect to the accelerated vesting of stock options.

(3)	Per their respective employment agreements, we are not obligated to pay any amounts to Messrs. Mr. Porter or Gerlich other than accrued and unused vacation days and their pro-rata base salary through the date of his termination of employment, as a result of a termination for Reasonable Cause (as defined below). Only the stock options held by each executive that were already vested as of December 31, 2012, would remain eligible for exercise following his termination of employment.

(4)	Per their respective employment agreements, if Messrs. Porter’s or Gerlich’s employment terminates due to death, his eligible beneficiary will be entitled to receive his severance payment as described in Footnote 1 above. If Messrs. Porter’s or Gerlich’s employment terminates due to Disability (as defined below), he shall be entitled to receive a severance payment in the form and amount as determined in Footnote 1 above.

(5)	Our Severance Plan provides that if the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officers will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment (the “gross-up payment”). If the total payments provided to an individual that were contingent on a change in control exceed three times an individual’s “base amount,” that individual is considered to be receiving a “parachute payment.” If the individual is considered to have received a “parachute payment,” then a tax will be imposed on any “excess parachute payment” amount, which is the amount in excess of one times the individual’s “base amount.” To determine Messrs. Porter’s and Gerlich’s amount of the gross-up payment, Messrs. Porter’s and Gerlich’s “base amount” was calculated using the five-year average of his compensation for the years 2007-2011. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2012, (b) the closing price of our stock was $1.21 on such date, (c) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there is no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the equity awards granted were contingent upon a change of control could be rebutted.

(6)	The Severance Plan provides that if there is a transaction that results in a change of control and the surviving entity does not assume or convert the awards, then such awards will immediately vest. For the purpose of this disclosure, we have assumed the surviving entity does not assume or convert the awards. The amount shown is the product of the number of restricted shares held by the Named Executive Officer times the closing price of our common shares on December 31, 2012 or $1.21 per common share.

The employment agreements of Messrs. Porter and Gerlich generally use the following terms:

“Reasonable Cause” means any of the following (a) an act or omission that amounts to dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including the willful violation of any of our policies or procedures; (b) a felony conviction; (c) a breach of any material term of the employment agreement; (d) the refusal to perform any services that the Named Executive Officer is required to perform under the employment agreement; or (e) with respect to Mr. Porter’s agreement only, an act that is determined by the vote of two-thirds of the shareholders to constitute “Reasonable Cause” or to be detrimental to our best interests.

“Disability” means the inability to perform the functions essential to the Named Executive Officer’s position with or without accommodation during a continuous 12 month period, due to physical or mental illness of the Named Executive Officer. The date of disability is the last day of the 12-month period. Successive periods of illness or injury that are due to the same or related causes are considered one period of disability unless the Named Executive Officer returns to work full-time for three successive months.

Under Mr. Gerlich’s employment agreement, a “change of control” occurs as a result of a sale of all or substantially all of our assets, purchase of over 50% of our stock, or through merger, consolidation, corporate restructuring or otherwise.

The Severance Plan generally uses the following terms:

“Change of Control” means (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board or (3) a sale or other disposition of all or substantially all of our assets, or (4) the Board’s adoption of a plan of dissolution or liquidation for us.

“Involuntary Termination” means any termination of employment that occurs within two years following a Change of Control and which (1) is by us other than for cause (but excluding a termination due to the employee’s failure to accept comparable employment), or (2) is by the employee for Good Reason. An “Involuntary Termination” does not include: (a) a termination of the employee by us for cause, (b) a termination of the employee due to his death or disability, (c) a voluntary resignation by the employee other than for Good Reason, or (d) any termination of the employee by the employer as a result of the employee declining to accept an offer of comparable employment with a successor employer.

“Good Reason” means the occurrence of any of the following events after a Change of Control: (1) relocating the covered employee’s place of employment without his consent to a place that would constitute a material change in his place of employment 2) reducing the covered employee’s annual base salary or (3) a substantial reduction in the covered employee’s position or responsibilities. In certain circumstances, the occurrence of one of these events within six months prior to the Change of Control may be Good Reason.

The Severance Plan provides that if any payment made, or benefit provided, to or on behalf of a covered employee pursuant to the plan or otherwise (“Payments”) results in a covered employee being subject to the excise tax imposed by Section 4999 of the Code (or any successor or similar provision) (“Excise Tax”), we shall, as soon as administratively practicable, pay such covered employee an additional amount in cash (the “Additional Payment”) such that after payment by the covered employee of all taxes, including, without limitation, any taxes imposed on the Additional Payment, such Covered Employee retains an amount of the Additional Payment equal to the Excise Tax imposed on the Payments. Such determinations shall be made by our independent certified public accounting firm.

Mr. Porter’s employment agreement contains a confidentiality provision applicable both during the term of his employment and following his termination of employment. Pursuant to the confidentiality provision, Mr. Porter agrees to hold in confidence and not disclose any confidential information about our business, except as required in the ordinary course of performing his employment duties with us. A breach of this confidentiality provision could result in a Reasonable Cause termination. Mr. Porter’s employment agreement further provides that, for a period of two years after his termination of employment with us for a reason other than Reasonable Cause (six months if terminated for Reasonable Cause). Mr. Porter shall not compete with us directly or indirectly.

Mr. Gerlich’s employment agreement provides that, unless specifically pre-approved by the CEO in writing, which approval may not be unreasonably withheld, Mr. Gerlich will not directly compete (as defined in the employment agreement) with us for a period of two years following his termination of employment.

Risk Assessment

The Compensation Committee uses the structural elements set forth in this proxy to establish compensation that will provide sufficient incentives for Named Executive Officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2012, the Compensation Committee reviewed the Company’s assessment of risk created by the Company’s compensation policies and practices, which was conducted with guidance from the independent compensation consultant. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

For the year ended December 31, 2012, non-employee directors received the following fees:

•	$2,917 per month, paid semi-annually;

•	An aggregate of $15,000 per year for the Chairman of the Board;

•	An aggregate of $10,000 per year for the Chairman of the Audit Committee;

•	An aggregate of $7,500 per year for both the Chairman of the Compensation Committee and the Chairman of the Corporate Nominating and Governance Committee; and

•	$1,000 for each meeting of the Board attended in person and $500 for each meeting attended telephonically. No additional fees are paid for attendance at committee meetings.

We also grant to our non-employee directors restricted common shares under our stock-based compensation plan in addition to their specified cash compensation to be paid as directors. These grants are, in part, to compensate our directors for the strict regulatory role in which they have to operate and to provide them with incentives to remain as a director by offering them a long-term stake in our potential future value.

The following table shows certain information about non-employee director compensation for the year ended December 31, 2012:

Director Compensation Table

	Fees Earned or Paid in Cash	Common Shares (1)	Total
John H. Cassels	$41,500	$75,000	$116,500
Randolph C. Coley (2)	$56,500	$75,000	$131,500
Robert D. Penner	$50,500	$75,000	$125,500
Floyd R. Price (3)	$56,500	$75,000	$131,500
John M. Selser Sr.	$49,000	$75,000	$124,000

(1)	Amounts reflect the grant date fair value of restricted common stock grants awarded to each of our outside directors during the year ended December 31, 2012, calculated in accordance with ASC 718 prior to a deduction for estimated forfeitures related to service-based vesting conditions.
(2)	Mr. Coley’s fees earned or paid in cash includes a special payment for the oversight of litigation.
(3)	Mr. Price resigned from the Board effective January 4, 2013.

The following table sets forth information about outstanding equity awards held by our Directors as of December 31, 2012:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (a)
John H. Cassels (b)	3/15/2011	—	—	—	—	13,489	$16,322
	1/30/2012	—	—	—	—	25,338	$30,659

Randolph C. Coley (c)	1/14/2010	20,000	20,000	$4.27	1/14/2020	—	—
	3/26/2010	—	—	—	—	7,500	$9,075
	3/15/2011	—	—	—	—	13,489	$16,322
	1/30/2012	—	—	—	—	25,338	$30,659

Robert D. Penner (d)	7/9/2007	40,000	—	$10.95	7/9/2017	—	—
	3/19/2009	11,250	3,750	$2.60	3/19/2019	—	—
	3/19/2009	—	—	—	—	1,875	$2,269
	9/4/2009	—	—	—	—	5,000	$6,050
	3/26/2010	—	—	—	—	7,500	$9,075
	3/15/2011	—	—	—	—	13,489	$16,322
	1/30/2012	—	—	—	—	25,338	$30,659

Floyd R. Price (e)	6/7/2010	20,000	20,000	$4.07	6/7/2020	—	—
	6/7/2010	—	—	—	—	7,500	$9,075
	3/15/2011	—	—	—	—	13,489	$16,322
	1/30/2012	—	—	—	—	25,338	$30,659

John M. Selser Sr. (f)	3/30/2007	40,000	—	$10.85	3/30/2017	—	—
	7/3/2007	20,000	—	$11.00	7/3/2017	—	—
	3/19/2009	11,250	3,750	$2.60	3/19/2019	—	—
	3/19/2009	—	—	—	—	1,875	$2,269
	9/4/2009	—	—	—	—	5,000	$6,050
	3/26/2010	—	—	—	—	7,500	$9,075
	3/15/2011	—	—	—	—	13,489	$16,322
	1/30/2012	—	—	—	—	25,338	$30,659

(a)	The closing price of our common shares on December 31, 2012 was $1.21.
(b)	The 13,489 unvested restricted common shares granted to Mr. Cassels on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 25,338 unvested restricted shares granted to Mr. Cassels on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.
(c)	The 20,000 unvested stock options granted to Mr. Coley on January 14, 2010 vest 50.0% on January 14, 2013 and 2014, respectively. The 7,500 unvested restricted common shares granted to Mr. Coley on March 26, 2010 vest 50.0% on March 26, 2013 and 2014, respectively. The 13,489 unvested restricted common shares granted to Mr. Coley on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 25,338 unvested restricted common shares granted to Mr. Coley on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.
(d)	The 3,750 unvested stock options granted to Mr. Penner on March 19, 2009 vest 100.0% on March 19, 2013. The 1,875 unvested restricted common shares granted to Mr. Penner on March 19, 2009 vest 100.0% on March 19, 2013. The 5,000 unvested restricted common shares granted to Mr. Penner on September 4, 2009 vest 100.0% on September 4, 2013. The 7,500 unvested restricted common shares granted to Mr. Penner on March 26, 2010 vest 50.0% on March 26, 2013 and 2014, respectively. The 13,489 unvested restricted common shares granted to Mr. Penner on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 25,338 unvested restricted common shares granted to Mr. Penner on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.
(e)	The 20,000 unvested stock options granted to Mr. Price on June 7, 2010 were scheduled to vest 50.0% on June 7, 2013 and 2014, respectively. The 7,500 unvested restricted common shares granted to Mr. Price on June 7, 2010 were scheduled to vest 50.0% on June 7, 2013 and 2014, respectively. The 13,489 unvested restricted common shares granted to Mr. Price on March 15, 2011 were scheduled to vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 25,338 unvested restricted common shares granted to Mr. Price on January 30, 2012 were scheduled to vest 33.3% on January 30, 2013, 2014 and 2015, respectively. All of Mr. Prices unvested and vested but not exercised stock options and unvested restricted shares were forfeited and cancelled upon his resignation from the Board on January 4, 2013.
(f)	The 3,750 unvested stock options granted to Mr. Selser on March 19, 2009 vest 100.0% on March 19, 2013. The 1,875 unvested restricted common shares granted to Mr. Selser on March 19, 2009 vest 100.0% on March 19, 2013. The 5,000 unvested restricted common shares granted to Mr. Selser on September 4, 2009 vest 100.0% on September 4, 2013. The 7,500 unvested restricted common shares granted to Mr. Selser on March 26, 2010 vest 50.0% on March 26, 2013 and 2014, respectively. The 13,489 unvested restricted common shares granted to Mr. Selser on March 15, 2011 vest 33.3% on March 15, 2013, 2014 and 2015, respectively. The 25,338 unvested restricted common shares granted to Mr. Selser on January 30, 2012 vest 33.3% on January 30, 2013, 2014 and 2015, respectively.

For the year ending December 31, 2013, non-employee directors are expected to receive the fees listed below. The annual retainer fees are to be paid semi-annually in arrears including meeting fees for the prior quarters.

$35,000	Annual director retainer
$15,000	Chairman of Board annual retainer
$10,000	Chairman of Audit Committee annual retainer
$7,500	Chairman of Compensation Committee annual retainer
$7,500	Chairman of Nominating and Corporate Governance Committee annual retainer
$1,000	In-person meeting attendance fees
$500	Telephonic meeting fees
—	Fees for Committee Meetings

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of common shares by:

•	Each of our directors;

•	Each of our executive officers, as listed in the Summary Compensation Table, set forth under “Executive Compensation;”

•	All of our executive officers and directors as a group; and

•	Each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

The table below is based upon information supplied by executive officers, directors, principal shareholders and from documents filed with the SEC. Applicable percentages are based on 68,375,282 common shares outstanding on April 1, 2013. To the knowledge of our directors and executive officers, as of April 1, 2013, no person, firm or corporation owns, directly or indirectly, or exercise control or direction over voting securities carrying more than 5% of the voting rights attached to any class of our voting securities, except as indicated below. Unless otherwise stated and subject to community property laws where applicable, management believes that all persons named in the following table have sole voting and investment power over all common shares reported as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Common Shares Outstanding
Our greater than 5% shareholders:
Chesapeake Energy Corporation	6,781,768	9.9%
6100 North Western Avenue, Oklahoma City, OK 73118
BlackRock Inc.	6,225,202	9.1%
55 East 52nd Street., New York, NY 10055
Our non-employee directors: (1)
John H. Cassels (2)	104,283	*
Randolph C. Coley (3)	145,805	*
Robert D. Penner (4)	208,532	*
John M. Selser Sr.(5)	230,209	*
Our executive officers: (1)
J. Russell Porter, President and Chief Executive Office (6)	1,812,380	2.7%
Michael A. Gerlich, Senior Vice President and Chief Financial Officer (7)	833,416	1.2%
Our directors and executive officers, as a group (7 persons)	3,334,625	4.9%

*	Less than 1%.
(1)	The contact address for our directors and executive officers is 1331 Lamar Street, Suite 650, Houston, Texas 77010. Individuals holding unvested restricted common shares have the right to vote those common shares.
(2)	As of April 1, 2013, Mr. Cassels owned 13,743 common shares directly and beneficially held 90,540 unvested restricted common shares. Individuals holding unvested restricted common shares have the right to vote those common shares.
(3)	As of April 1, 2013, Mr. Coley owned 21,515 common shares directly, beneficially held 94,290 unvested restricted common shares, and held stock options to purchase 40,000 common shares, 30,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2013 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(4)	As of April 1, 2013, Mr. Penner owned 54,243 common shares directly, beneficially held 99,289 unvested restricted common shares, and held stock options to purchase 55,000 common shares, all of which currently are vested and exercisable as of April 1, 2013 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(5)	As of April 1, 2013, Mr. Selser owned 55,920 common shares directly, beneficially held 99,289 unvested restricted common shares, and held stock options to purchase 75,000 common shares, all of which currently are vested and exercisable as of April 1, 2013 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.
(6)	As of April 1, 2013, Mr. Porter owned 742,114 common shares directly, beneficially held 810,266 unvested restricted common shares, and held stock options to purchase 260,000 common shares, all of which currently are vested and exercisable as of April 1, 2013 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares. Additionally, as of April 1, 2013, Mr. Porter directly owned 20,152 shares of Gastar USA 8.625% Series A Cumulative Preferred Stock.
(7)	As of April 1, 2013, Mr. Gerlich owned 264,661 common shares directly, beneficially held 418,755 unvested restricted common shares, and held stock options to purchase 150,000 common shares, all of which currently are vested and exercisable as of April 1, 2013 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares. Additionally, as of April 1, 2013, Mr. Gerlich directly owned 1,725 shares of Gastar USA 8.625% Series A Cumulative Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective April 11, 2011, our Board adopted a formal written related party policy. These written policies and procedures for review, approval or ratification of related party transactions fall within the responsibilities of the Audit Committee. The

Audit Committee reviews and approves all related party transactions. In the course of its review, the Audit Committee considers the nature of the transactions and the costs to be incurred by us or payments to us; an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to us from unrelated parties; the business advantage we would gain by engaging in the transaction; and an analysis of the significance of the transaction to us and to the related party. As a matter of course, any Audit Committee member that cannot be viewed as independent with respect to the transaction at issue will withhold his vote and declare his interest in the transaction. A vote of a majority of the remaining members is required to approve a related party transaction.

CHARITABLE CONTRIBUTIONS

During the fiscal year ended December 31, 2012, we did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer that exceeded the greater of $200,000 or 5% of the charitable organization’s consolidated gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on our review of the copies of such reports and written representations that no other reports were required, we believe that all such filing requirements were complied with during the fiscal year ended December  31, 2012.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the year ended December 31, 2012, Messrs. Coley, Price and Selser each served as members of the Compensation Committee during all or a portion of the year. None of these directors is or has ever served as one of our officers or employees. None of our executive officers serves or has served as a director or member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT

Risk is inherent in business, and it is the responsibility of the senior management to develop and implement the Company’s short and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk.

Board oversight is conducted in part through its committees. In particular, the Audit Committee is charged with oversight of our risks relating to finance, legal, regulatory and accounting compliance and is updated at least quarterly on our compliance with internal controls. The Board satisfies its oversight responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of our particular risks. In addition, we have internal audit systems in place to review adherence to established policies and procedures.

INDEPENDENT ACCOUNTANTS, FEES AND POLICIES

The Board has determined, upon the recommendation and approval of the Audit Committee, to appoint BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

During the two years ended December 31, 2012 and 2011, there were no disagreements between us and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to BDO USA, LLP’s satisfaction, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2012 and 2011 and subsequent interim periods to the date hereof.

Representatives of BDO USA, LLP have been and are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Summary of Audit Fees

Aggregate fees billed for professional services rendered to us by BDO USA, LLP, our principal independent registered public accounting firm, for the years ended December 31, 2012 and 2011 were:

	For the Year Ended December 31,
	2012	2011
	(in thousands)
Audit Fees	$334	$385
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$334	$385

The audit fees for the years ended December 31, 2012 and 2011 were primarily for professional services rendered in connection with the audit of our consolidated financial statements; fees related to our compliance with the Sarbanes-Oxley Act of 2002; and services rendered in connection with quarterly reviews of financial statements and various documents filed with various governmental agencies.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal 1. Fixing the Number of Directors at Five (5)

Our Bylaws require that our shareholders fix the number of directors on the Board for the following year. The Board was fixed by the shareholders at six (6) members at our 2012 annual meeting of shareholders. The Nominating & Governance Committee has recommended to fix the Board at five (5) members for election to the Board at the Annual Meeting. Our Amended and Restated Articles of Incorporation provide that the Board be comprised of a minimum of three (3) and a maximum of fifteen (15) members. Accordingly, a proposal to fix the number of members of the Board at five (5) is being presented to our shareholders for approval at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy is required to fix the Board at five (5) members.

The Board unanimously recommends a vote “FOR” the proposal to fix the number of members of the Board at five (5).

Proposal 2. Election of the Board

As of the Record Date, the Board consists of five (5) directors. The term of each director currently serving on the Board will expire on the date of the Annual Meeting. Based upon the recommendation of the Nominating & Governance Committee, Messrs. Porter, Cassels, Coley, Penner and Selser have been nominated for election to the Board at this Annual Meeting.

If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Once elected, our directors hold office until our next annual meeting of shareholders, until successors are elected and qualified or until their earlier resignation of removal.

As discussed in more detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, in evaluating individual directors, the Board and the Nominating & Governance Committee consider the particular experiences, qualifications, attributes and skills of that person to determine whether he should serve as one of our directors, as well as the composition of the Board as a whole. The biographies of each of the nominees below contain information as of April 1, 2013 regarding the person’s service as our director, business experience, other director positions held currently or at any time during the last five years and information regarding involvement in certain legal or administrative proceedings over the past 10 years, if applicable. The biographies also highlight the particular experiences, qualifications, attributes or skills that caused the Nomination and Nominating & Governance Committee and the Board to conclude that the person should serve as a director of the Company.

J. Russell Porter, 51, has been a member of the Board and has served as our President and Chief Executive Officer since February 2004. From August 2006 until January 2010, he also served as Chairman of the Board. From September 2000 to February 2004, he served as our Chief Operating Officer. Mr. Porter has an energy focused background, with approximately 21 years of natural gas and oil exploration and production experience and five years of banking and investment experience specializing in the energy sector. From April 1994 to September 2000, Mr. Porter served as an Executive Vice President of Forcenergy, Inc., a publicly-traded exploration and production company, where he was responsible for the acquisition and financing of the majority of its assets across the United States and Australia. He currently is a director of Caza Oil & Gas, Inc., a publicly-traded exploration and development company listed on the Toronto Stock Exchange and the London AIM exchange. He is also a member of the board of directors of Stallion Oilfield Holdings, Inc., a private Delaware corporation that owns Stallion Oilfield Services, a private oilfield service company. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Porter holds a Bachelor of Science degree in Petroleum Land Management from Louisiana State University and a MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Porter was chosen as a director nominee because he is our Chief Executive Officer and has proven management skills. He has extensive knowledge of the natural gas and oil industry and experience in managing natural gas and oil assets as well as relationships with chief executives and other senior management of natural gas and oil companies and oilfield service companies throughout the United States. Mr. Porter actively participates in all facets of our business and has a significant influence on both its business strategy and daily operations. Mr. Porter resides in Houston, Texas, USA.

John H. Cassels, 65, was elected to the Board effective March 8, 2011. Mr. Cassels is a Chartered Accountant with 31 years of direct experience in the Canadian natural gas and oil industry, having been a senior officer and director of nine smaller natural gas and oil companies. On July 1, 2011 he was appointed to the position of Vice President, Chief Financial Officer and Secretary of Cascade Resources Inc., a private junior oil and gas exploration company based in Calgary, Alberta. Prior to that appointment, he served as a partner and Chief Financial Officer of Purdy Partners Inc., a private equity/merchant bank in Calgary, Alberta, a position he held from December 2009 to July 2011. From September 2008 until November 2009, Mr. Cassels was a financial consultant to a Canadian oil and gas exploration company operating in both Argentina and Canada. From 2007 through September 2008, he served as a Director of World Cup Operations/Alpine Canada, which organized Alpine test events for the 2010 Olympic Winter Games in Vancouver. From 2003 through 2007, he was a founding shareholder, Chief Executive Officer and director of Highview Resources, a publicly-traded firm that built a significant inventory of natural gas and oil prospects in Alberta and Saskatchewan. Mr. Cassels holds a Bachelor of Arts degree from Bishop’s University in Sherbrooke, Québec. Mr. Cassels resides in Calgary, Alberta, Canada. Mr. Cassels was chosen as a director because of his valuable financial expertise and extensive knowledge of the oil and gas industry. His business and management expertise from his position as an executive officer and director of several companies also provides the Board with important perspectives on key corporate governance matters.

Randolph C. Coley, 66, was appointed to the Board in January 2010. Mr. Coley is currently retired and has been since the end of 2008. From 1999 until his retirement at the end of 2008, Mr. Coley was a partner in the Houston, Texas office of the law firm of King & Spalding LLP, where his practice was concentrated in the areas of corporate and securities law. Previously, he served as Executive Managing Director and Head of Investment Banking for Morgan Keegan & Company, Inc. and was a partner in King & Spalding LLP’s Atlanta office. He is a director of Deltic Timber Corporation, a publicly-traded natural resources company engaged primarily in the growing and harvesting of timber and the manufacture and marketing of lumber, a position he has held since 2007. Additionally, he is a member of the audit and the nominating and corporate governance committees of that organization. He is also a director of Trade Street Residential, Inc. (“Trade Street”), a real estate investment trust that develops and owns residential apartments. Mr. Coley is a member of the audit committee and chairs the nominating and corporate governance committee of Trade Street. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Coley earned his undergraduate degree from Vanderbilt University and graduated with a law degree from Vanderbilt School of Law. Mr. Coley resides in Atlanta, Georgia, USA. Mr. Coley was chosen as a director nominee because of his extensive business and legal background and his keen understanding of various corporate governance matters that he has attained through his representation of and service on other public company boards.

Robert D. Penner, 69, became a member of the Board effective July 2007. Mr. Penner currently is and has been an independent consultant since 2004, when he retired from his position as a senior partner with KPMG, after a career of advising public and private clients on tax and accounting matters for almost 40 years. He currently serves on the board of directors for Sustainable Energy Technologies Ltd., a manufacturer and seller of electronic components for grid-connected solar power systems as well as Corridor Resources Ltd., and Terra Energy Corp., each involved in the exploration, development and production of natural gas and oil. On April 20, 2010, Mr. Penner resigned from the board of directors of Altima Resources Ltd. (successor company to Unbridled Energy Corporation). On September 29, 2011 Mr Penner resigned from the Board of Storm Cat Energy Corporation. He additionally serves on the board of directors or as executor/trustee for several private companies and family trusts. Mr. Penner received his Chartered Accountant designation in 1971 in Manitoba and 1977 in Alberta. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Penner is currently the audit committee chairman for each of the public companies of which he is a director and serves on the compensation committees of Terra Energy Corp. and Corridor Resources Inc. Mr. Penner resides in Calgary, Alberta, Canada. Mr. Penner was chosen as a director nominee because of his keen understanding of finance, accounting and various corporate governance matters that he has attained through his career with KPMG and service on other public company boards.

John M. Selser Sr., 54, became a member of the Board effective March 30, 2007 and effective January 4, 2013, was appointed Chairman of the Board. Currently, Mr. Selser is a private investor and also serves on the board of directors of Our Lady of the Lake Hospital in Baton Rouge and the investment committee of the Franciscan Ministries of Our Lady, the parent corporation of Our Lady of the Lake. From 2010 to 2012 Mr. Selser was a managing director of energy research at IBERIA Capital Partners LLC, a subsidiary of IBERIA Bank Corporation. Also in 2010, he was an instructor of finance at Louisiana State University. From 2003 to 2009, he was a partner at Maple Leaf Partners, a long short equity hedge fund. From 1992 to 2003, he was an energy equity analyst for several sell-side firms including Lehman Brothers, Howard Weil and Johnson Rice. From 1984 to 1992, Mr. Selser was a petroleum engineer for Chevron and Mobil in various domestic drilling, production and reservoir engineering assignments. He has held no directorship positions in publicly-traded companies during the last five years other than that of Gastar. Mr. Selser holds a Bachelor of Science in both Civil Engineering and Petroleum Engineering from Louisiana State University, Baton Rouge, Louisiana and a Masters of Business Administration from Tulane University, New Orleans, Louisiana. Mr. Selser was chosen as a director because of his significant finance experience as well as his prior engineering and exploration and production experience, which provides a meaningful perspective in the Board’s oversight of Gastar’s execution of its long-term business strategy.

Messrs. Porter, Coley and Selser are United States citizens. Messrs. Penner and Cassels are Canadian citizens.

With respect to the election of directors, the five (5) director nominees who receive the affirmative vote of the holders of a majority of votes cast in person or by proxy shall be elected as directors.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees.

Proposal 3. Ratification of the Appointment of BDO USA, LLP, as our Independent Registered Public Accounting Firm, for the year ending December 31, 2013

On March 7, 2013, the Audit Committee recommended and approved the appointment of BDO USA, LLP, as our independent registered public accounting firm, for the year ending December 31, 2013. BDO USA, LLP served as our independent registered public accounting firm during the years ended December 31, 2012 and 2011. See “Independent Accountants, Fees and Policies” on page 33. We are seeking shareholder ratification of such appointment. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Unless otherwise directed, it is management’s intention to vote the proxies in favor of an ordinary resolution to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm.

The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of BDO USA, LLP.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Proposal 4. Advisory Vote on Executive Compensation

The Board recognizes that executive compensation is an important matter for our shareholders. As described in detail in the “Executive Compensation” section and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our shareholders. To do so, the Compensation Committee uses a combination of short and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and shareholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal 4, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this Proxy Statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012 enables our shareholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

As an advisory vote, this Proposal 4 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

For the reasons set forth above, the following resolution will be submitted for shareholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers and the related compensation philosophy, policies and procedures disclosed in the Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion, pursuant to the compensation disclosure rules of the SEC, is hereby approved.”

The Board recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC

Proposal 5. Approval of the Delaware Migration

This section of the proxy statement (the “Proxy Statement”) describes the Delaware Migration proposal. Although we believe that the description in this section covers the material terms of the Delaware Migration proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the proposed plan of arrangement provided below is qualified in its entirety by reference to the proposed plan of arrangement, which we have attached as Appendix B to this Proxy Statement and which we incorporate by reference into this Proxy Statement. You should carefully read the entire Proxy Statement and the proposed plan of arrangement for a more complete understanding of the Delaware Migration proposal. Your approval of the Delaware Migration proposal will constitute your approval of the Delaware Migration and the proposed plan of arrangement, including the proposed certificate of incorporation and bylaws of Gastar Exploration, Inc., a Delaware corporation.

Introduction

At the Annual Meeting, our shareholders will consider and vote upon the proposed plan of arrangement (the “Arrangement”) pursuant to Section 193 of the ABCA, a copy of which is attached to this Proxy Statement as Appendix B. The Arrangement provides that upon Gastar sending articles of arrangement to the Registrar of Corporations (the “ABCA Registrar”) under the ABCA, and the issuance of a certificate or proof of filing, if any, in respect thereof, Gastar shall continue (reincorporate) under the DGCL and file a certificate of domestication and certificate of incorporation with the Secretary of State of the State of Delaware (the “Delaware Migration”).

Shareholder Approval

Shareholders will be asked at the Annual Meeting to adopt a special resolution of shareholders (the “Arrangement Resolution”) authorizing the Arrangement and the Delaware Migration set forth herein. A copy of the Arrangement Resolution is attached to this Proxy Statement as Appendix A. Under Alberta law and as ordered by the Court of Queen’s Bench of Alberta (the “Court”), as described below under the heading “Court Approval”, this requires affirmative votes from at least 66 2/3% of the votes cast by the holders of our common shares present, whether in person or by proxy, at the Annual Meeting. Assuming we receive the requisite shareholder approval for the Arrangement, our Board of Directors will retain the right not to proceed with all or any part of the Arrangement if it determines that completing the Arrangement would not be in the best interests of Gastar or its shareholders, or if all of the respective conditions to completion of the Arrangement have not occurred.

Court Approval

The Arrangement under the ABCA requires approval by both the Court and our shareholders. Prior to the mailing of this Proxy Statement, we will have obtained the interim order (the “Interim Order”) from the Court, authorizing the calling and holding of the Annual Meeting and prescribing the conduct of the Annual Meeting. The form of Interim Order is attached as Appendix C to this Proxy Statement. The Interim Order, among other things, provides for the calling and holding of the Annual Meeting, and the issuance of a notice of originating application for a Final Order (the “Final Order”). The Interim Order does not constitute approval of the Arrangement or the contents of this Proxy Statement by the Court. As set forth in the Interim Order, the hearing in respect of the Final Order is scheduled to take place on August 2, 2013 at 10:00 a.m., Canada, subject to the approval of the Arrangement by our shareholders eligible to vote at the Annual Meeting. Any shareholder or any other interested party (collectively, “Interested Party”) desiring to appear and make submissions at the application for the Final Order is required to file with the Court and serve, upon the Company, on or before 12:00 p.m. (Calgary time) on July 29, 2013, a Notice of Intention to Appear including the Interested Party’s address for service in the Province of Alberta, indicating whether such shareholder or other interested party intends to support or oppose the application or make submissions at the application, together with a summary of the position such shareholder or other interested party intends to advocate before the Court, and any evidence or materials which the Interested Party intends to present to the Court. Service of this notice on Gastar shall be effected by service upon the solicitors for Gastar, Burnet, Duckworth & Palmer LLP, 2400, 525 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Attention: Jeff E. Sharpe.

The authority of the Court is very broad under the ABCA. We have been advised by our counsel that the Court may make any enquiry it considers appropriate and may make any order it considers appropriate with respect to the Arrangement. The Court will consider, among other things, the fairness and reasonableness of the Arrangement to our shareholders. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit.

If made, the Final Order approving the Arrangement will constitute the basis for (i) an exemption under the registration and prospectus requirements under Canadian securities laws and (ii) an exemption under section 3(a)(10) of the United States Securities Act of 1933, as amended (the “Securities Act”), from the registration requirements of the Securities Act, with respect to the issuance of the securities of Gastar as a Delaware corporation in exchange for our current securities in connection with the Delaware Migration.

ABCA Register Approval

In order to relocate our jurisdiction of incorporation from Canada to Delaware, we must seek the approval of the ABCA Registrar, who must be satisfied that the Delaware Migration will not adversely affect our creditors or our shareholders.

Conditions to the Arrangement

Our obligation to complete the Arrangement is subject to the satisfaction of certain conditions, including the following:

(a)	the Arrangement shall have been approved at the Annual Meeting by not less than 66 2/3% of the votes cast by the holders of common shares who are represented in person or by proxy at the Annual Meeting and in accordance with any conditions which may be imposed by the Interim Order;

(b)	the Final Order shall have been obtained from the Court in a form and substance satisfactory to us;

(c)	all other consents, orders and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in the Arrangement, shall have been obtained or received from persons, authorities or bodies having jurisdiction in the circumstances; and

(d)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Arrangement and there shall be no suit, action or proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a governmental entity in progress, pending or threatened that relates to or results from the transactions contemplated by the Arrangement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by the Arrangement in accordance with its terms or would otherwise be inconsistent with the regulatory approvals which have been obtained.

Effect of the Delaware Migration

Upon completion of the Delaware Migration, Gastar will become subject to the laws of the State of Delaware, and its existence as a corporation will be deemed to have commenced on December 22, 2005, the date of its original incorporation under the laws of the Province of Alberta, Canada. In addition, under Delaware law, our shareholders will be deemed to have been stockholders of the Delaware corporation since the date they initially acquired their shares of Gastar. The Delaware Migration will not affect any obligations or liabilities of Gastar created prior to the Delaware Migration, nor will it affect the ownership interests of any of our shareholders. To avoid confusion where a distinction is necessary, Gastar as an Alberta corporation is sometimes referred to as “Gastar Canada”, and the Company as a Delaware corporation is sometimes referred to as “Gastar Delaware”.

On the effective date of the Delaware Migration, Gastar Delaware will succeed to all of the property, liabilities and business of Gastar Canada and will possess all the rights and powers of Gastar Canada. The business of Gastar will continue to operate under the name “Gastar Exploration, Inc.”. The officers and directors of Gastar Canada at the effective time of the Delaware Migration will be the officers and directors of Gastar Delaware.

The certificate of incorporation of Gastar Delaware will authorize the issuance of 275,000,000 shares of common stock, without par value per share, and 40,000,000 shares of preferred stock, $.01 par value per share.

On the effective date of the Delaware Migration, the following will occur:

(a)	each issued and outstanding common share of Gastar Canada will be converted into and exchanged for one share of common stock (without par value) of Gastar Delaware (the “Gastar Delaware Common Stock”);

(b)	each outstanding option to purchase common shares of Gastar Canada will be exchanged for an option to purchase an equal number of shares of Gastar Delaware Common Stock; and

(c)	each outstanding restricted share and performance based unit of Gastar Canada will be exchanged for one restricted share or performance based unit, as applicable, of Gastar Delaware.

Background to the Arrangement

The Arrangement proposes to make certain fundamental changes to Gastar Canada, including the continuance of Gastar Canada as if it had been incorporated under the laws of the State of Delaware.

Also, as noted previously, the Arrangement will constitute the basis for (i) an exemption under the registration and prospectus requirements under the Canadian securities laws, and (ii) an exemption under section 3(a)(10) of the Securities Act from the registration requirements of the Securities Act, with respect to the issuance of the securities in exchange for our current securities in connection with the Delaware Migration. These exemptions will result in certain time and cost savings to us in connection with the relocation of our jurisdiction of incorporation from Alberta to Delaware.

Completion of the Arrangement

Assuming that the Final Order is granted and the other conditions in respect of the Arrangement are satisfied or waived, it is anticipated that the certificate of domestication and the certificate of incorporation will be filed with the Secretary of State of the State of Delaware and articles of arrangement will be filed under the ABCA to give effect to the Arrangement, and the various other documents necessary to complete the Arrangement will be executed and delivered.

Pursuant to the Arrangement, our jurisdiction of incorporation would be changed from the Province of Alberta to the State of Delaware by way of a domestication under Section 388 of the Delaware General Corporation Law.

It is currently anticipated that the effective date of the Delaware Migration will be prior to August 31, 2013. We refer to this date as the effective date.

Dissent Rights

The following description of the right to dissent and appraisal to which registered shareholders are entitled is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of such dissenting shareholder’s common shares and is qualified in its entirety by the reference to the full text of the Interim Order, Plan of Arrangement and the text of Section 191 of the ABCA, which are attached to this Proxy Statement as Appendix C, Appendix B and Appendix E, respectively. A dissenting shareholder who intends to exercise the right to dissent and appraisal should carefully consider and comply with the provisions of the ABCA, as modified by the Plan of Arrangement and the Interim Order. Failure to adhere to the procedures established therein may result in the loss of all rights thereunder. Accordingly, each dissenting shareholder who might desire to exercise their dissent rights should consult their own legal advisor.

A Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing. Subject to certain tests as described below, pursuant to the Interim Order, dissenting shareholders are entitled, in addition to any other right such dissenting shareholder may have, to dissent and to be paid by Gastar the fair value of the common shares held by such dissenting shareholder in respect of which such dissenting shareholder dissents, determined as of the close of business on the last business day before the day on which the Arrangement Resolution was adopted. A dissenting shareholder may dissent only with respect to all of the common shares held by such dissenting shareholder or on behalf of any one beneficial owner and registered in the dissenting shareholder’s name. Only registered shareholders may dissent. Persons who are beneficial owners of common shares of Gastar registered in the name of a broker, dealer, bank, trust company or other nominee who wish to dissent should be aware that they may only do so through the registered owner of such common shares. A registered shareholder, such as a broker, who holds common shares as nominee for beneficial holders, some of whom wish to dissent, must exercise the right to dissent on behalf of a beneficial owner with respect to all of the common shares held for such beneficial owner. In such case, the demand for dissent should set forth the number of common shares covered by it.

Dissenting shareholders must provide a written objection to the Arrangement Resolution to Gastar c/o Burnet, Duckworth & Palmer LLP, Suite 2400, 525 – 8th Avenue S.W., Calgary, Alberta T2P 1G1 Attention: Jeff Sharpe, by 4:30 p.m. (Calgary time) on the second business day prior to the date of the Annual Meeting or any adjournment thereof. No shareholder who has voted in favor of the Arrangement Resolution shall be entitled to dissent with respect to the Arrangement.

Gastar or a dissenting shareholder may apply to the Court, by way of an originating notice, after the approval of the Arrangement Resolution, to fix the fair value of the dissenting shareholder’s common shares. If such an application is made to the Court by either Gastar or a dissenting shareholder, Gastar must, unless the Court orders otherwise, send to each dissenting shareholder a written offer to pay the dissenting shareholder an amount, considered by the Board of Directors of Gastar, to be the fair value of the common shares held by such dissenting shareholders. The offer, unless the Court orders otherwise, must be sent to each dissenting shareholder at least 10 days before the date on which the application is returnable, if Gastar is the applicant, or within 10 days after Gastar is served a copy of the originating notice, if a dissenting shareholder is the applicant. Every offer will be made on the same terms to each dissenting shareholder and contain or be accompanied with a statement showing how the fair value was determined.

A dissenting shareholder may make an agreement with Gastar for the purchase of such holder’s common shares in the amount of the offer made by Gastar, or otherwise, at any time before the Court pronounces an order fixing the fair value of the common shares.

A dissenting shareholder will not be required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the common shares of all dissenting shareholders who are parties to the application, giving judgment in that amount against Gastar and in favor of each of those dissenting shareholders, and fixing the time within which Gastar must pay the amount payable to each dissenting shareholder calculated from the date on which the dissenting shareholder ceases to have any rights as a shareholder of Gastar, until the date of payment.

On the Arrangement becoming effective, or upon the making of an agreement between Gastar and the dissenting shareholder as to the payment to be made to the dissenting shareholder, or upon the pronouncement of a Court order, whichever first occurs, the dissenting shareholder will cease to have any rights as a shareholder of Gastar other than the right to be paid the fair value of such holder’s common shares in the amount agreed to or in the amount of the judgment, as the case may be. Until one of these events occurs, the dissenting shareholder may withdraw its dissent, or if the Arrangement has not yet become effective, Gastar may rescind the Arrangement Resolution, and in either event, the dissent and appraisal proceedings in respect of that dissenting shareholder will be discontinued.

Gastar shall not make a payment to a dissenting shareholder under Section 191 of the ABCA if there are reasonable grounds for believing that Gastar is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of Gastar would thereby be less than the aggregate of its liabilities. In such event, Gastar shall notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their common shares, in which case the dissenting shareholder may, by written notice to Gastar within 30 days after receipt of such notice, withdraw such holder’s written objection, in which case the holder shall be deemed to have participated in the Arrangement as a shareholder. If the dissenting shareholder does not withdraw such holder’s written objection, such dissenting shareholder retains status as a claimant against Gastar to be paid as soon as Gastar is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Gastar but in priority to its shareholders.

All common shares held by dissenting shareholders who exercise their dissent rights will, if the holders do not otherwise withdraw such holder’s written objection, be deemed to be transferred to Gastar under the Arrangement and cancelled in exchange for the fair value thereof or will, if such dissenting shareholders ultimately are not so entitled to be paid the fair value thereof, be treated as if the holder had participated in the Arrangement on the same basis as a non-dissenting shareholder.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by dissenting shareholders who seek payment of the fair value of their common shares. Section 191 of the ABCA, other than as amended by the Arrangement and the Interim Order, requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. Accordingly, dissenting shareholders who might desire to exercise the right to dissent and appraisal should carefully consider and comply with the provisions of Section 191 of the ABCA, the full text of which is set out in Appendix E to this Proxy Statement and consult their own legal advisor.

Exchange of Certificates

Following the completion of the Delaware Migration, it is anticipated that a notice will be mailed to shareholders with a letter of transmittal asking shareholders to deliver to the Gastar Delaware transfer agent their current stock certificates. Shareholders are required to surrender their present stock certificates representing common shares so that replacement certificates may be issued in exchange therefor. After the Delaware Migration, certificates representing Gastar common shares will constitute “good delivery” in connection with sales through a broker, or otherwise, of shares of Gastar Delaware Common Stock.

Optionholders, holders of restricted shares and holders of performance based units will not be required to exchange any of their documentation held in connection with the grant of their options, restricted shares or performance based units. Optionholders, holders of restricted shares and holders of performance based units whose options, restricted shares or performance based units will be converted and amended to be governed under the principal provisions of the 2006 Incentive Plan may receive a copy of the 2006 Incentive Plan free of charge upon request to Gastar. Many of these optionholders, holders of restricted shares and holders of performance based units already hold options, restricted shares or performance based units under the 2006 Incentive Plan.

Principal Reasons for the Arrangement

On July 6, 2009, we announced that we had determined to voluntarily delist our common shares from the Toronto Stock Exchange. The reincorporation of Gastar as a Delaware corporation is part of our overall plan to have our jurisdiction of incorporation be in the United States, reduce or eliminate many of the income tax, financial accounting and public company disclosure obligations resulting from our existence as an Alberta corporation and to have our stock continue to trade on an exchange in the United States.

Our Board of Directors believes that, by domiciling Gastar in the United States, we may be able to enhance shareholder value over the long term with greater acceptance in the capital markets and improved marketability of our common shares. Our Board of Directors also believes that by domiciling Gastar in the United States, we will eliminate many of the income tax, financial accounting, disclosure complexity and other costs associated with incorporation outside the United States and will have greater flexibility to enter into some types of mergers, acquisitions and business combination transactions with other U.S. corporations that could have adverse tax consequences if we remained an Alberta corporation.

Our Board of Directors chose the State of Delaware to be the jurisdiction of incorporation because it believes the favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, and in raising capital. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the Delaware General Corporation Law, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.

Our Board of Directors also believes that the shares of a Delaware corporation will be more accessible to future U.S. institutional investors that are permitted to allocate only a portion of their funds for investment in securities of foreign corporations. The United States has been Gastar’s primary source or capital in recent years, and our Board of Directors believes that more opportunities and capital may be available if the Company is domiciled in the United States.

Our Board of Directors believes that the potential benefits of the change in domicile and related adoption of our proposed Delaware certificate of incorporation and bylaws outweigh the disadvantages. In particular, our Board of Directors believes the prospects for greater acceptance in the capital markets and enhanced marketability for our common shares plus reduced income taxes, financial accounting and public company disclosure obligations, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed Delaware Migration beneficial to Gastar and its shareholders.

There are material differences between Alberta corporate law and Delaware corporate law with respect to shareholders’ rights and Delaware law may offer shareholders more or less protection depending on the particular matter. A detailed overview of the material differences is set forth under “Comparison of Shareholder Rights” below.

Possible Disadvantages

Despite the unanimous belief of the Board of Directors that the Arrangement is in the best interests of Gastar and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states in the United States. In addition, the Arrangement includes certain permitted changes to our governing documents which alter the relative rights of shareholders and management and which reduce shareholder participation in important corporate decisions. See “Comparison of Shareholder Rights” below.

Effects of the Arrangement

Applicable Law. As of the effective date of the Delaware Migration, our legal jurisdiction of incorporation will be Delaware, and the continuing corporation (referred to from time to time herein as “Gastar Delaware”) will no longer be subject to the provisions of the ABCA. All matters of corporate law will thereafter be determined under the DGCL, including retention of our original incorporation date as our date of incorporation for purposes of the DGCL. In addition, we will continue to be subject to the reporting requirements of the Exchange Act and the rules and regulations of the NYSE MKT LLC.

Notwithstanding the Delaware Migration and its aforementioned effect on the corporate law we will be governed by, we will still be a “reporting issuer” within the meaning of securities laws in each of the provinces of British Columbia, Alberta,

Manitoba and Ontario and will therefore remain subject to the securities laws of those provinces until such time as we are no longer a reporting issuer. However, we anticipate being able to avail ourselves of the various exemptions from the continuous disclosure and reporting obligations under such securities laws which are available to issuers such as us that have securities registered under the Exchange Act and that comply with the continuous disclosure and reporting obligations under the Exchange Act.

Assets, Liabilities, Obligations, Etc. Under Delaware law, as of the effective date of the Delaware Migration, all of our assets, property, rights, liabilities and obligations immediately prior to the Delaware Migration will continue to be our assets, property, rights, liabilities and obligations.

Capital Stock and Equity-based Awards. Once the Delaware Migration is completed, holders of our common shares (including restricted shares) will own one share of Gastar Delaware common stock for each common share of Gastar Canada held before the Delaware Migration. Holders of options on the effective date of the Arrangement will continue to hold options to purchase or obtain the same number of shares of Gastar Delaware at the same exercise price. Holders of equity-based awards will continue to hold awards of the same type with respect to the same number of shares of Gastar Delaware.

Certain changes in the rights of shareholders are inherent in being incorporated in Delaware rather than in Alberta. In addition, in connection with the Delaware Migration, we will adopt the proposed Delaware certificate of incorporation and bylaws attached as Exhibit 1 and Exhibit 2, respectively, to Appendix B of this Proxy Statement. Approval of the Arrangement by the shareholders will also constitute approval of the proposed Delaware certificate of incorporation and bylaws. We have included provisions in our proposed Delaware certificate of incorporation and bylaws that provide rights to our shareholders greater than those provided by the default provisions of Delaware law. A summary of changes in the rights of shareholders that will result from the Delaware Migration is provided below in the section entitled “Comparison of Shareholder Rights.”

Business and Operations. The Delaware Migration, if approved, will effect a change in the legal jurisdiction of incorporation as of the effective date thereof, but our business and operations will remain the same.

Officers and Directors. The officers and directors of Gastar Canada will be the officers and directors of Gastar Delaware as of the effective date of the Delaware Migration.

Comparison of Shareholder Rights

The principal attributes of our capital stock before and after the Delaware Migration are comparable, but there are material differences in shareholder rights. The following is a summary of these material differences which arise from differences between the ABCA and the DGCL, and between Gastar Canada’s articles of incorporation and by-laws and the proposed certificate of incorporation and bylaws of Gastar Delaware. The proposed Delaware certificate of incorporation and bylaws are attached as Exhibit 1 and Exhibit 2, respectively, to Appendix B of this Proxy Statement.

This summary is qualified in its entirety by the terms of the articles of incorporation and by-laws of Gastar Canada and the proposed certificate of incorporation and bylaws of Gastar Delaware.

General. On the effective date of the Delaware Migration, we will be deemed to have been incorporated under the laws of the State of Delaware from our inception and will be governed by the certificate of incorporation filed with the certificate of domestication with the State of Delaware, and our business will operate under the name “Gastar Exploration, Inc.” Differences between Alberta corporate law and Delaware corporate law and between our current articles of incorporation and by-laws and the proposed certificate of incorporation and bylaws will result in various changes in the rights of our shareholders.

Capital Structure. Under our current Alberta articles of incorporation, we presently have the authority to issue an unlimited number of common shares, without par value, and an unlimited number of preferred shares, issuable in series, without par value. Under our proposed Delaware certificate of incorporation, the total number of shares of capital stock that we will have the authority to issue is 275,000,000 shares of common stock, without par value per share, and 40,000,000 shares of preferred stock, $.01 par value per share.

Under Alberta law, our Board of Directors may fix the number of shares of, and determine the designations, rights, privileges, restrictions and conditions attaching to, each series of preferred shares. Under Delaware law, the powers, preferences and rights, and the qualifications, limitations or restrictions in respect of any series of preferred stock must be set forth in the certificate of incorporation, or, if authority is vested in the board of directors by the certificate of incorporation, in the resolutions providing for the issuance of such series of preferred stock. Our proposed certificate of incorporation contains a provision granting our Board of Directors the authority to fix by resolution the powers, preferences and rights, and the qualifications, limitations or restrictions in respect of any series of preferred stock.

Shareholder Approval; Vote on Extraordinary Corporate Transactions. Alberta law generally requires a vote of shareholders on a greater number and diversity of corporate matters than Delaware law. Furthermore, many matters requiring shareholder approval under Alberta law must be approved by a special resolution passed by not less than a two-thirds majority of the votes cast by shareholders who voted on those matters. These extraordinary corporate actions include certain amalgamations, continuances, liquidations and dissolutions, and sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not shares of such class or series otherwise carry the right to vote.

Under Delaware law, a sale, lease or exchange of all or substantially all the property or assets of a Delaware corporation requires the approval of the holders of a majority of the outstanding voting power of the corporation. Mergers or consolidations also generally require the approval of the holders of a majority of the outstanding voting power of the corporation. However, shareholder approval is generally not required by a Delaware corporation if such corporation’s certificate of incorporation is not amended by the merger; each share of stock of such corporation outstanding immediately prior to the merger will be an identical outstanding share of the surviving corporation after the effective date of the merger; and if the number of shares of common stock, including securities convertible into common stock, issued in the merger does not exceed 20% of such corporation’s outstanding common stock immediately prior to the effective date of the merger. In addition, shareholder approval is not required by a Delaware corporation if it is the surviving corporation in a merger with a subsidiary in which its ownership was 90% or greater. Finally, unless required by its certificate of incorporation, shareholder approval is not required under Delaware law for a corporation to merge with or into a direct or indirect wholly owned subsidiary of a holding company (as defined under Delaware law) in certain circumstances. Our proposed Delaware certificate of incorporation will not require such a vote.

Amendments to the Governing Documents. Under Alberta law, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders who vote on the resolution. Under Delaware law, an amendment to a corporation’s certificate of incorporation requires the approval by the holders of a majority of the outstanding voting power. Our proposed certificate of incorporation allows for amendments in any manner permitted by Delaware law. The amendment of certain articles in our certificate of incorporation will require the affirmative vote of the holders of at least two-thirds of the outstanding voting power, while the rest will require approval by the holders of a majority of the outstanding voting power.

Under Delaware law, the holders of outstanding shares of a class of stock are entitled to vote as a class on a proposed amendment to increase or decrease the number of authorized shares of such class unless the certificate of incorporation provides that such number of shares may be increased or decreased by the affirmative vote of holders of a majority of the voting power of the outstanding shares entitled to vote. Our proposed certificate of incorporation contains such a provision and requires the vote of the holders of a majority of the voting power of all of our outstanding shares entitled to vote to increase or decrease the aggregate number of authorized shares of preferred stock unless a separate vote is otherwise required. In addition, under Delaware law, if the amendment to the certificate of incorporation would increase or decrease the par value of the shares of a class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, under Delaware law if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of the class vote.

Under Alberta law, the directors may make, amend or repeal any by-law unless the articles of incorporation or by-laws provide otherwise. When directors make, amend or repeal a by-law, they are required under the ABCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the by-law, amendment or repeal by a majority of the votes cast by shareholders who voted on the resolution. Delaware law reserves the power to the shareholders to adopt, amend or repeal the bylaws unless the certificate of incorporation confers such power on the board of directors in addition to the shareholders. Our proposed certificate of incorporation provides that a majority of the total number of directors has the power to make, amend, alter, change, add to or repeal our bylaws. In addition, our proposed certificate of incorporation provides that the adoption, amendment or repeal of the bylaws by the shareholders requires the affirmative vote of the holders of at least two-thirds of the outstanding voting power.

Place of Meetings. Alberta law provides that meetings of shareholders must be held at the place within Alberta provided in the by-laws or, in the absence of such provision, at the place within Alberta that the directors determine. A meeting of shareholders may be held at a place outside of Alberta if the place is specified in the articles of incorporation or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. Gastar Canada’s articles of incorporation contain such a provision. Voting at a shareholders meeting may be conducted by means of a telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other if (a) the bylaws of the corporation so provide, or (b) subject to the bylaws, all the shareholders entitled to vote at the meeting consent. Delaware law, and our proposed bylaws, provide that meetings of the shareholders may be held at any place in or out of Delaware as determined by our Board of Directors or, if so determined by the Board of Directors, may be held by means of remote communication as provided under Delaware law.

Call of Meetings. Alberta law provides that the board of directors may at any time call a special meeting of shareholders, and that holders of not less than five percent of our issued voting shares may give notice to the directors requiring them to call and hold a special meeting of shareholders for the purpose stated in the notice. Delaware law provides that a special meeting of the shareholders may be called by the board of directors or by any person or persons as may be authorized by the certificate of incorporation or bylaws. Our proposed bylaws provide that a special meeting of stockholders may be called by our Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or our chief executive officer.

Quorum of Stockholders. Alberta law provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Our current by-laws provide that the presence of holders of not less than 5% of the total outstanding common shares entitled to vote, in person or by proxy, constitutes a quorum. Under Delaware law, the certificate of incorporation or bylaws may specify the required quorum, but a quorum may consist of no less than one-third of the total voting power. Additionally, the NYSE MKT LLC rules require a quorum to be at least 33 1/3% of the shares entitled to vote, in person or by proxy. Our proposed bylaws provide that the holders of one-third (33 1/3%) of the voting power, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

Presentation Of Nominations and Proposals At Meetings Of Stockholders. Alberta law provides that a shareholder holding at least one percent of the total number of outstanding voting shares, or voting shares with a fair market value of at least Cdn$2,000, in either case for a period of at least six months, and has the support of other shareholders holding not less than 5% of the outstanding voting shares, may submit proposals to the annual meeting of shareholders. A proposal that includes nominations for the election of directors must be signed by one or more holders holding at least five percent of the voting shares. A shareholder may also nominate directors at a meeting of shareholders.

Delaware law does not provide procedures for stockholders to nominate individuals to serve on the board of directors or to present other proposals at meetings of stockholders. Our proposed bylaws contain procedures governing stockholder nominations and stockholder proposals. For purposes of the 2014 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 6, 2014. To nominate an individual to our Board of Directors or to present other proposals at an annual meeting of the stockholders, a stockholder must provide advance notice to us not later than the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, in which case the stockholder must provide advance notice to us not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To nominate an individual to our Board of Directors at a special meeting of the stockholders, a stockholder must provide advance notice to us, not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Stockholder Consent in Lieu of Meeting. Under Alberta law, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. Under Delaware law, unless otherwise limited by the certificate of incorporation, stockholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action. Our proposed certificate of incorporation will permit stockholders to act by written consent without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution.

Director Qualification and Number. The ABCA states that a distributing corporation must have no fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Additionally, at least 25% of the directors must be Canadian residents unless the corporation has less than four directors, in which case at least one director must be a Canadian resident. Delaware law has no similar requirements; however, the governance standards of all major U.S. stock exchanges require the majority of a listed company’s board of directors to be independent. Under Delaware law, the number of directors is fixed by, or in the manner provided in, the bylaws of a corporation, unless the certificate of incorporation fixes the number of directors. Our proposed certificate of incorporation and bylaws provides that the number of directors must be set by a resolution adopted by a majority of the total authorized number of directors.

Vacancies And Newly Created Directorships. Alberta law provides that a quorum of directors may fill a vacancy on the board of directors, except a vacancy resulting from an increase in the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles of incorporation. The board of directors of an Alberta corporation may, if the articles of incorporation so provide, appoint one or more additional directors between annual meetings for a term expiring not later than the next annual meeting of shareholders, but the total number of directors so appointed by the directors may not exceed one third of the number of directors elected at the previous annual meeting. Gastar

Canada’s articles contain this provision. If the shareholders approve an amendment to the articles to increase or decrease the number or minimum or maximum number of directors, they may at the meeting elect the number of directors authorized by the amendment. Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office unless the certificate of incorporation or the bylaws otherwise provide. Our proposed certificate of incorporation and bylaws provide that any vacancies or newly created directorships shall be filled by a majority of the directors then in office.

Removal of Directors. The ABCA provides that the shareholders may remove a director by ordinary resolution at a special meeting of shareholders. Under Delaware law, any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Our proposed certificate of incorporation provide that any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the corporation entitled to vote generally at an election of directors.

Fiduciary Duty of Directors. Directors of a corporation incorporated or organized under the ABCA or the DGCL have fiduciary obligations to the corporation and its stockholders. Under these fiduciary obligations, the directors must act in accordance with the so-called duty of care. The ABCA requires directors of a Canadian corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Under Delaware common law, directors have a duty of care and a duty of loyalty. The duty of care requires that the directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty is the duty to act in good faith, not out of self-interest, and in a manner which the directors reasonably believe to be in the best interest of the stockholders.

Personal Liability of Directors. The ABCA prescribes circumstances where directors can be liable for malfeasance or nonfeasance. Certain actions to enforce a liability imposed by the ABCA must be brought within two years from the date of the resolution authorizing the act complained of. A director will be deemed to have complied with his fiduciary obligations to the corporation under certain sections of the ABCA if he relied in good faith on:

•	financial statements represented to him by an officer or in a written report of the auditor fairly to reflect the financial condition of the corporation; or

•	a report of a person whose profession lends credibility to a statement made by the professional person.

The ABCA also contains other provisions limiting personal liability of a corporation’s directors.

Delaware law provides that a corporation’s certificate of incorporation may limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision in the certificate of incorporation may not eliminate or limit the liability of a director for:

•	a breach of the duty of loyalty;

•	acts or omissions not in good faith, which involve intentional misconduct or which involve a knowing violation of law;

•	payment of unlawful dividends;

•	expenditure of funds for unlawful stock repurchases or redemptions;

•	any transactions from which such director derived an improper personal benefit; or

•	any act or omission occurring prior to the date when such provision becomes effective.

Our proposed Delaware certificate of incorporation eliminates the liability of our directors for monetary damages for breach of fiduciary duties to the fullest extent under applicable law.

Indemnification of Officers and Directors. Under the ABCA and pursuant to our current by-laws, we will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or settle a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding in which the individual is made a party because of that association with Gastar. In order to qualify for indemnification such director or officer must:

•	have acted honestly and in good faith with a view to the best interests of the corporation; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his conduct was lawful.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was substantially successful on the merits in the person’s defense of the action or proceeding, is fairly and reasonably entitled to indemnity, and otherwise meets the qualifications for indemnity described above.

Delaware law permits indemnification of present or former directors, officers, employees and agents made a party, or threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person:

•	acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In a derivative action, or an action by or in the right of the corporation, the corporation is permitted by Delaware law to indemnify directors, officers, employees and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that, the court in which the action or suit was brought or the Court of Chancery of the State of Delaware shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our proposed certificate of incorporation provide for mandatory indemnification of our directors and officers to the extent permitted under applicable law. The DGCL allows a corporation to advance expenses before the resolution of an action, if in the case of current directors and officers, such persons agree to repay any such amount advanced if they are later determined not to be entitled to indemnification. Our proposed certificate of incorporation provide for the mandatory advancement of expenses to directors and officers.

A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. If the Arrangement is approved, we will enter into indemnification agreements with our officers and directors, under Delaware law. In particular, the indemnification agreements will include within their purview future changes in Delaware law which expand the permissible scope of indemnification of directors and officers of Delaware corporations.

Alberta and Delaware corporate law, our current by-laws and our proposed certificate of incorporation and bylaws, may permit indemnification for liabilities under the Securities Act or the Exchange Act. The Board of Directors has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act and the Exchange Act may be contrary to public policy and, therefore, may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Derivative Action. Under the ABCA, a complainant, who is defined as either a present or former registered holder or beneficial owner of a security of a corporation or any of its affiliates; a present or former director or officer of a corporation or any of its affiliates; certain creditors; or any other person who, in the discretion of a court, is a proper person to make an application under the part of the ABCA dealing with remedies, offences or penalties, may apply to the court for the right to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which a corporation or any of its subsidiaries are a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary. Under the ABCA, the court must be satisfied that:

•

the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

•	the complainant is acting in good faith; and

•	it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the ABCA, the court in a derivative action may make any order it thinks fit including orders pertaining to the control or conduct of the lawsuit or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

Similarly, in Delaware, a stockholder may bring a derivative action on behalf of a corporation to enforce a corporate right, including the breach of a director’s duty to the corporation. Delaware law requires that the plaintiff in a derivative suit be a stockholder of the corporation at the time of the wrong complained of and remain so through the duration of the suit; that the plaintiff make a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and that the plaintiff be an adequate representative of the other stockholders.

Dissenter’s Rights. The ABCA provides that stockholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares. Dissent rights exist when there is a vote upon matters such as:

•	an amalgamation with another corporation (other than with certain affiliated corporations);

•	an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares;

•	an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•	a continuance (reincorporation) under the laws of another jurisdiction;

•	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

•	an arrangement proposed by the corporation where there is a court order permitting a shareholder to dissent in connection with an application to the court for an order approving the arrangement.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Under Delaware law, stockholders who have neither voted in favor of or consented to a merger or consolidation have the right to seek appraisal in connection with certain mergers or consolidations by demanding payment in cash for their shares equal to the fair value of such shares. Fair value is determined by a court in an action timely brought by the dissenters. In determining fair value, the court may consider all relevant factors, including the rate of interest which the resulting or surviving corporation would have had to pay to borrow money during the pendency of the court proceeding.

Delaware law grants appraisal rights only in the case of certain mergers or consolidations and not in the case of other fundamental changes, such as the sale of all or substantially all of the assets of the corporation or amendments to the certificate of incorporation, unless so provided in the corporation’s certificate of incorporation. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or held of record by more than 2,000 stockholders. However, appraisal rights are available if the agreement of merger or consolidation does not convert such shares into:

•	stock of the surviving corporation,

•	stock of another corporation which is listed on a national securities exchange or held of record by more than 2,000 stockholders,

•	cash in lieu of fractional shares, or

•	some combination of the above.

In addition, dissenters’ rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedy. Under the ABCA, a complainant has the right to apply to a court for an order where an act or omission of the corporation or an affiliate effects a result, or the business or affairs of which are or have been carried on or conducted in a manner, or the directors’ powers are or have been exercised in a manner, that would be oppressive or unfairly prejudicial to or would unfairly disregard the interest of any security holder, creditor, director or officer of the corporation. On such application, the court may make any interim or final order it thinks fit, including an order restraining the conduct complained of. There are no equivalent statutory remedies under the Delaware General Corporation Law; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Delaware common law.

Business Combinations with Interested Stockholders. Under Section 203 of DGCL (“Section 203”), certain “business combinations” with “interested stockholders” of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

For purposes of Section 203, the term “business combination” is defined broadly to include: (a) mergers with or caused by the interested stockholder; (b) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock; (c) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or (d) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (b) the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her a 15% stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

Section 203 only applies to certain publicly held Delaware corporations which have a class of voting stock that is (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders. Gastar will meet these qualifications immediately after the Delaware Migration. A Delaware corporation to which Section 203 applies may elect not to be governed by Section 203. Gastar does not intend to make such an election.

We believe that Section 203 will encourage any potential acquirer to negotiate with our Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for Gastar in which all stockholders would not be treated equally. Stockholders should note that the application of Section 203 to Gastar Delaware will confer upon the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for our shares over the then current market price. Section 203 should also discourage certain potential acquirers unwilling to comply with its provisions. There is no comparable provision relating to business combinations under the ABCA but restrictions on business combinations do exist under applicable Canadian securities laws.

Access to Corporate Records. Under the ABCA, any shareholder may examine:

•	a corporation’s articles of incorporation, by-laws, and any unanimous shareholder agreement;

•	the minutes of meetings and resolutions of shareholders;

•	all notices pertaining to the election of, or change of directors; and

•	a corporation’s securities register.

Delaware law allows any stockholder to inspect a corporation’s stock ledger, list of stockholders, and other books and records for a purpose reasonably related to such person’s interest as a stockholder.

Dividends and Repurchase of Shares

Alberta law permits the directors of a corporation to declare and pay dividends provided that there are no reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the corporation’s assets on an unconsolidated basis would thereby be less than the aggregate of its liabilities and stated capital of all classes. In addition, Alberta law permits a corporation to purchase or redeem its shares provided that it meets the solvency tests described above.

Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

We have never declared a dividend, and it is the present policy of our Board of Directors to retain earnings for use in our business.

Dissolution. Under Alberta law, subject to the satisfaction of certain conditions, the shareholders by special resolution passed by not less than two-thirds of the votes cast by shareholders who vote on the resolution, may authorize the dissolution of the corporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of Directors may it be approved by a simple majority of the corporation’s stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a super-majority voting requirement in connection with dissolutions. Our proposed certificate of incorporation contains no such super-majority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Gastar Delaware which had previously been approved by our Board of Directors.

Interested Director Transactions. Under Alberta law, material contracts or material transactions in which a director or officer of a corporation has an interest must be disclosed to the directors of the corporation. Except for certain contracts or transactions, a director who has such an interest shall not vote on any resolution to approve it. The contract or transaction is not invalid, and the director or officer is not accountable to the corporation or its shareholders for any profit realized from it if (a) the requisite disclosure of the director’s or officer’s interest is made, (b) the directors or, if the director or officer was acting honestly and in good faith, the shareholders by special resolution, approve the contract or transaction, and (c) the contract or transaction was reasonable and fair to the corporation when it was approved. Under Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under Delaware law, (a) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of approval by the board of directors, the contract or transaction must also be “fair” to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. Under Delaware law, if approval by the board of directors is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum).

Anti-Takeover Effects. Under Alberta law, a corporation has powers which may be used to make itself less vulnerable to hostile takeover attempts. These powers include the ability to:

•	implement a staggered board of directors, which deters an immediate change in control of the board;

•	provide for the exclusive right of one or more class of shareholders to elect one or more directors;

•	provide for supermajority voting in some circumstances, including on an amalgamation or for amendments to articles;

•

provide for the creation of a shareholder rights plan to authorize the issue of new shares to existing shareholders at a below-market price in the event of a hostile take-over bid without any requirement to issue such shares to hostile bidders; and

•	issue “blank check” preferred shares, which may be used to make a corporation less attractive to a hostile bidder.

In addition to the above powers granted to corporations under Alberta law, which Delaware law also permits, Delaware law provides additional powers that may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

•

require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

•	only allow the board of directors to call a special meeting of stockholders, which may thwart a hostile bidder’s ability to call a meeting to make disruptive changes;

•	eliminate stockholders’ action by written consent, which would restrict a hostile bidder’s actions to a meeting scenario;

•	remove a director from a staggered board only for cause, which gives some protection to directors on a staggered board from arbitrary removal; and

•

provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a hostile bidder, would control vacant board positions.

Our proposed certificate of incorporation and/or bylaws will provide us with the power to:

•	require prior notice of director nominations;

•	only allow the board of directors or our chief executive officer to call a special meeting of stockholders;

•	only allow stockholders’ action by written consent if all stockholders entitled to vote on the resolution sign the resolution;

•	authorize the board to determine the number of directors and to fill vacancies on the board;

•	require supermajority voting for some amendments to the certificate of incorporation; and

•	issue “blank check” preferred stock.

Accounting Treatment of the Delaware Migration

The Delaware Migration represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost.

Accordingly, the assets and liabilities of Gastar Delaware, the continuing entity, will be reflected at their historical cost to Gastar Canada.

Any of our common shares that we acquire from dissenting stockholders will be treated as an acquisition of treasury stock at the amount paid for the shares.

United States and Canadian Income Tax Considerations

The Delaware Migration may have income tax consequences under the laws of both the United States and Canada. The material income tax consequences of the Delaware Migration to Gastar Canada and its current shareholders under the laws of both countries are summarized separately below.

United States Federal Income Tax Consequences. The following discussion sets forth the material U.S. federal income tax consequences of the Delaware Migration to Gastar Canada and its U.S. Holders and Non-U.S. Holders (each as defined below), as well as, in the case of Non-U.S. Holders, certain of the expected U.S. federal income tax consequences of the ownership and disposition of the common stock of Gastar Delaware following the Delaware Migration. This discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules, such as:

•	banks, insurance companies or other financial institutions;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	broker-dealers, regulated investment companies or real estate investment trusts;

•	persons holding shares of our common stock as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons that have owned or will own, actually or constructively, 10% or more of our common stock;

•	partnerships or other pass-through entities and holders of interests therein;

•	persons who acquired their common stock in Gastar Canada pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•	persons who exercise dissenter’s rights.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion is limited to holders that hold Gastar Canada common stock as a capital asset (generally property held for investment) and does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (e.g., U.S. estate or gift tax consequences are not addressed) or any state, local or non-U.S. tax consequences.

We urge you to consult your tax advisor about the U.S. federal tax consequences of the Delaware Migration and of acquiring, holding, and disposing of the common stock of Gastar Delaware, as well as any tax consequences that may arise under the laws of any state, local, non-U.S., or other applicable taxing jurisdiction or under any applicable tax treaty and any applicable reporting requirements.

As used in this summary, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is taxable in the United States regardless of its source; or

•

a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “Non-U.S. Holder” for purposes of this summary means a beneficial owner of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership (including for this purpose any other entity, either organized within or without the United States, that is treated as a partnership for U.S. federal income tax purposes) holds shares of Gastar Canada common stock, the tax treatment of a partner as a beneficial owner of such shares generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership holding Gastar Canada common stock, such U.S. Holder should consult its tax advisors regarding the tax consequences of the Delaware Migration.

Tax Consequences to Gastar Canada

Qualification as a Reorganization. As a result of the Delaware Migration, Gastar Canada will be treated as (i) transferring all of its assets and liabilities to Gastar Delaware, in exchange for stock of Gastar Delaware, and (ii) distributing to its shareholders the stock of Gastar Delaware in redemption of the shareholders’ stock in Gastar Canada.

It is a condition to the completion of the Delaware Migration that we receive an opinion from Bingham McCutchen, L.L.P., our special tax counsel, that the Delaware Migration will qualify as a reorganization within the meaning of Section 368(a) of the Code. If the Delaware Migration qualifies as a reorganization:

•	Gastar Canada will recognize no gain or loss on its constructive transfer of property to Gastar Delaware in exchange for stock of Gastar Delaware; and

•	subject to the discussion below of Section 897 of the Code, Gastar Canada will recognize no gain or loss on the constructive distribution to its shareholders of stock of Gastar Delaware.

We believe that Gastar Delaware will be a “United States real property holding corporation” (which we refer to as a USRPHC) within the meaning of Section 897 of the Code and, thus, in the absence of an applicable exception, Gastar Canada would be required to recognize any gain realized on its constructive distribution to its shareholders of stock of Gastar Delaware. In a private letter ruling issued to Gastar Canada, the IRS ruled, based on facts and representations submitted by Gastar Canada, that Gastar Canada will qualify for an exception and thus will not recognize gain or loss on the deemed distribution of the Gastar Delaware stock to its shareholders. The applicable exception is conditioned on the qualification of the transaction as a reorganization described in Section 368(a) and on Gastar Canada’s payment of a “toll charge.” In its request for the ruling, Gastar Canada represented that it will pay an amount equal to the taxes that would have been imposed under Section 897 on all persons who disposed of Gastar Canada stock within the 10 years preceding the Reincorporation if Gastar Canada had been a domestic corporation on the date of each such disposition, increased by any interest that would have accrued had tax actually been due with respect to the disposition. The IRS ruling did not address the amount of the toll charge. However, Gastar Canada expects that the toll charge it will be required to pay will be approximately $500,000. If the IRS were to successfully challenge the amount of the toll charge, Gastar Canada could be required to pay a greater amount in order to preserve its exception to gain recognition.

The IRS ruling also did not address the status of the Delaware Migration as a reorganization described in Section 368(a) of the Code. If the IRS were to successfully challenge the status of the Reincorporation as a reorganization, Gastar Canada would be required to recognize gain or loss on the constructive transfer of its assets and liabilities to Gastar Delaware equal to the difference between the fair market value of those assets and their tax basis.

Tax Consequences to U.S. Holders

Delaware Migration. As described above, Gastar Canada will receive an opinion of its special tax counsel that the Delaware Migration will qualify as a reorganization within the meaning of Section 368(a) of the Code. If the Delaware Migration qualifies as a reorganization, in general:

•	U.S. Holders will not recognize income, gain or loss upon the exchange of their Gastar Canada common stock for Gastar Delaware common stock in the Delaware Migration;

•

the aggregate tax basis of Gastar Delaware common stock received by a U.S. Holder in the Delaware Migration will be the same as such U.S. Holder’s aggregate tax basis in Gastar Canada common stock surrendered in the Delaware Migration; and

•	the holding period of Gastar Delaware common stock received by a U.S. Holder in the Delaware Migration will include the holding period of the Gastar Canada common stock held by such U.S. Holder.

However, if the rules described below under the sections entitled “Effect of Section 367” and “Passive Foreign Investment Company Considerations” are applicable to a U.S. Holder’s ownership of its Gastar Canada stock, such U.S. Holder may recognize income or gain on the Delaware Migration and otherwise have tax consequences different from those described above, even if the Delaware Migration qualifies as a reorganization.

If the Delaware Migration fails to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder of shares of Gastar Canada common stock would be treated as if it had sold such shares in a taxable transaction. In such event, a U.S. Holder would recognize gain or loss equal to the difference between the U.S. Holder’s basis in its shares of Gastar Canada common stock and the fair market value of the Gastar Delaware shares received in exchange therefor, such U.S. Holder’s aggregate basis in the shares of Gastar Delaware common stock it receives would equal their fair market value at such time, and its holding period in such shares would begin the day after the Delaware Migration.

Effects of Code Section 367. Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication transaction that qualifies as a reorganization under Section 368(a). When it applies, Section 367 imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) generally will apply to U.S. Holders that exchange their shares of Gastar Canada common stock for shares of Gastar Delaware common stock pursuant to the Delaware Migration.

A U.S. Holder that owns, directly, indirectly or under certain constructive ownership rules, 10% or more of the combined voting power of all classes of stock of Gastar Canada, which we refer to as a 10% Shareholder, will be required to recognize as dividend income its proportionate share of Gastar Canada’s “all earnings and profits amount,” if any, as determined under applicable Treasury Regulations, and to file a notice with such holder’s U.S. federal income tax return for the year in which the Delaware Migration occurs. Such 10% Shareholder’s tax basis in the Gastar Delaware stock received in the Delaware Migration will be equal to its tax basis in the Gastar Canada stock, increased by the “all earnings and profits amount” (if any) included in income by such shareholder.

A U.S. Holder that is not a 10% Shareholder generally will recognize gain (but not loss) upon the exchange of its Gastar Canada stock for Gastar Delaware stock. A U.S. Holder will not be required to recognize any gain if it instead elects to include as a deemed dividend the “all earnings and profits amount” with respect to its Gastar Canada stock (a “Deemed Dividend Election”). A Deemed Dividend Election can be made only if we provide information sufficient to allow a U.S. Holder to compute the “all earnings and profits amount” with respect to its stock, the U.S. Holder notifies us that it plans to make a Deemed Dividend Election and the U.S. Holder files a notice with such holder’s U.S. federal income tax return for the year in which the Delaware Migration occurs. A U.S. Holder that recognizes gain on its Gastar Canada stock or that makes a Deemed Dividend Election will have a tax basis in its Gastar Delaware stock equal to its tax basis in the Gastar Canada stock, increased by the amount of gain or the “all earnings and profits amount” (if any) included in income.

A U.S. Holder that is not a 10% Shareholder and owns shares of stock in Gastar Canada with a fair market value of less than $50,000 on the date of the Delaware Migration is not subject to the foregoing rules and will not be required to recognize income, gain or loss, or file a Deemed Dividend Election to avoid gain recognition, as a result of the shareholder’s exchange of Gastar Canada common stock for Gastar Delaware common stock.

Gastar Canada believes that it has incurred deficits in earnings and profits in each tax year beginning after 2005 and through 2012 except for the 2009 tax year. In general, the “all earnings and profits amount” includible in income by a U.S. Holder will be equal to the net positive earnings and profits (after taking into account any deficits in earnings and profits) attributable to the U.S.Holder’s shares of stock for the tax years or portions thereof during which the U.S. Holder held its Gastar Canada stock. No assurance can be given that the IRS will agree with Gastar Canada’s determination of its earnings and profits (or deficits thereof). If the IRS were to adjust Gastar Canada’s earnings and profits by a sufficient amount, a U.S. Holder that did not otherwise have a positive “all earnings and profits amount” in respect of its shares of Gastar Canada stock could have a positive “all earnings and profits amount” (or an increase in an otherwise positive “all earnings and profits amount”) in respect of its shares of Gastar Canada stock and thereby recognize taxable income as a result of the IRS adjustment.

Gastar Canada expects to post on its website as soon as practicable after the consummation of the Delaware Migration certain information regarding its earnings and profits (or deficits in earnings and profits) for tax years from 2006 through 2012 and an estimate of its earnings and profits (or deficit in earnings and profits) from January 1, 2013 through the date of the Delaware Migration. However, Gastar Canada can provide no assurance that the information provided by it will be sufficient to allow a U.S. Holder to make a Deemed Dividend Election with respect to the exchange of its shares of Gastar Canada stock for shares of Gastar Delaware stock.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the effect of being considered a 10% Shareholder, the ability to make (or the advisability of making) a Deemed Dividend Election, if applicable, with respect to the holder’s Gastar Canada stock, and any filing requirements related to the Delaware Migration or the Deemed Dividend Election.

Passive Foreign Investment Company Considerations. Even if the Delaware Migration qualifies as a reorganization under Section 368(a), the Delaware Migration may be a taxable event to a U.S. Holder of Gastar Canada stock under the “passive foreign investment company,” or “PFIC,” provisions of the Code to the extent Section 1291(f) of the Code is currently effective.

Generally, a foreign corporation is a PFIC if 75% or more of its gross income for a taxable year is passive income or if 50% or more of the assets (by value) held by the corporation during a taxable year produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that shareholder.

Section 1291(f) of the Code generally requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these Treasury Regulations would generally require gain recognition by a United States person exchanging stock of Gastar Canada for stock of Gastar Delaware if Gastar Canada were classified as a PFIC at any time during such United States person’s holding period in such Gastar Canada stock and such person had not made a “qualified electing fund” election under Code Section 1295 for the first taxable year in which such United States person owned shares of Gastar Canada stock or in which Gastar Canada was a PFIC, whichever is later. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such shareholder on Gastar Canada’s undistributed earnings. However, we are unable to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Code Section 1291(f) will be adopted or whether the IRS might take the position that gain is required to be recognized under current law notwithstanding the absence of final Treasury Regulations.

Gastar Canada believes that it is not and has never been a PFIC. Accordingly, the Delaware Migration should not be a taxable event for any U.S. Holder under the PFIC rules. However, the determination of whether a foreign corporation is a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination. Hence, the IRS might not agree that Gastar Canada is not and has never been a PFIC.

Reporting Requirements. A U.S. Holder that receives shares of Gastar Delaware common stock as a result of the Delaware Migration will be required to retain records pertaining to the Delaware Migration. Each U.S. Holder that is required to file a U.S. tax return and that is a “significant holder” that receives Gastar Delaware common stock will be required to file a statement with the significant holder’s U.S. federal income tax return setting forth such significant holder’s basis (determined immediately before the deemed exchange) in the Gastar Canada common stock and the fair market value (determined immediately before the exchange) of the Gastar Canada common stock that is deemed to be exchanged. A “significant holder” is a U.S. holder that receives shares of Gastar Delaware common stock in the Delaware Migration and that, immediately before the Delaware Migration, owned at least 5% of the outstanding stock of Gastar Canada (by vote or value) immediately before the Delaware Migration.

Tax Consequences to Non-U.S. Holders

Delaware Migration. The exchange of shares of Gastar Canada common stock for shares of Gastar Delaware common stock by a Non-U.S. Holder in the Reincorporation generally will not be a taxable transaction for U.S. federal income tax purposes.

Tax Consequences of Owning and Disposing of Gastar Delaware Stock

Dividends. It is not anticipated that Gastar Delaware will pay cash distributions on its common stock in the foreseeable future. However, if Gastar Delaware pays cash distributions on shares of its common stock, the amount of the distribution received by a Non-U.S. Holder will be a dividend for U.S. federal income tax purposes to the extent paid from Gastar Delaware’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any part of the distribution received by a Non-U.S. Holder which is not a dividend will be a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such holder’s Gastar Delaware common stock, and any excess will be treated as a capital gain taxable to the extent described below in “Gain on Disposition.” Any such dividends paid to Non-U.S. Holders will generally be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, provided that the applicable withholding agent has received proper certification (generally on IRS Form W-8BEN) of the application of such income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will not be subject to the U.S. federal withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally on IRS Form W-8ECI). Such dividends instead will be taxed on a net income basis at regular graduated U.S. federal income tax rates. In addition, a foreign corporation that is engaged in the conduct of a trade or business in the United States may be subject to a U.S. branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty, on its effectively connected earnings and profits, which would include any such dividends.

Gain on Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of stock of Gastar Delaware unless any one of the following is true:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty requires, attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition and certain other requirements are met; or

•

Gastar Delaware is a USRPHC for U.S. federal income tax purposes at any time during the shorter of the period during which such Non-U.S. Holder holds the stock of Gastar Delaware or the 5-year period ending on the date such Non-U.S. Holder disposes of the stock of Gastar Delaware.

A Non-U.S. Holder whose gain is described in the first bullet point above will be subject to tax on the net gain realized from the sale under regular graduated U.S. federal income tax rates in the same manner as if it were a United States person. If the Non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax at a rate of 30% of its effectively connected earnings and profits, as adjusted, or at such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

As noted above, we believe that Gastar Delaware will be a USRPHC for U.S. federal income tax purposes. However, so long as the Gastar Delaware common stock is regularly traded on an established securities market, only a Non-U.S. Holder who owns, actually or constructively, at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period of Gastar Delaware stock, more than 5% of the Gastar Delaware common stock will be subject to U.S. federal income tax on the disposition of such common stock by reason of Gastar Delaware being a USRPHC.

Information Reporting and Backup Withholding. Gastar Delaware must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder, unless such holder certifies, under penalties of perjury, that it is not a United States person (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Gastar Delaware common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies, under penalties of perjury, that it is not a United States person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Payments to Certain Foreign Entities. Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”), impose U.S. withholding on certain payments made to “foreign financial institutions” and to certain other non-U.S. entities, including intermediaries. Such withholding generally will be imposed at a 30% rate on certain payments of dividends on, or gross proceeds from the sale or disposition of, shares of stock issued by a United States person, including shares of Gastar Delaware common stock, to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% of payments to such account holders whose actions prevent the financial institution from complying with these reporting and other requirements. Withholding is imposed on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA, which will reduce but not eliminate the risk of FATCA withholding for investors holding Gastar Delaware common stock through financial institutions in such countries. FATCA withholding is scheduled to apply to payments of U.S.-source dividends and other fixed payments beginning January 1, 2014, and to payments from the disposition of property producing such payments beginning January 1, 2017. Non-U.S. Holders should consult their own tax advisers regarding the U.S. federal income tax consequences of FATCA with respect to their ownership and disposition of the Gastar Delaware common stock.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. We urge each holder of Gastar Canada common stock to consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of the Reincorporation and of holding and disposing of Gastar Delaware common stock, including the consequences of any proposed change in applicable laws and any applicable reporting requirements.

Canadian Tax Consequences. The following is a summary of the principal Canadian federal income tax consequences of the Delaware Migration to certain Canadian-resident shareholders of our Company and to certain United States-resident shareholders of our Company.

This summary applies only to shareholders who, for the purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”), hold their shares as capital property, deal at arm’s length with our Company, and are not affiliated with our Company. A shareholder will generally be considered to hold shares as capital property unless the shareholder holds the shares in the course of carrying on a business of buying and selling securities or acquired the shares in a transaction that is considered to be an adventure in the nature of trade. Certain Canadian resident shareholders who might not otherwise hold their shares as capital property may, in certain circumstances, be entitled to have them treated as capital property by making an irrevocable lifetime election in accordance with the Tax Act. Shareholders should consult their own tax advisors as to whether they hold their shares as capital property. Shareholders who do not hold their shares as capital property should consult their own tax advisors regarding the consequences of the Delaware Migration to them. This summary also assumes that a shareholder has not entered and will not enter into a “derivative forward agreement” (as defined in proposed amendments to the Tax Act) with respect to the shares.

This summary does not apply to shareholders: (i) that are financial institutions within the meaning of the mark-to-market rules in the Tax Act; (ii) that are “specified financial instructions” as defined in the Tax Act; (iii) that have made a functional currency reporting election under the Tax Act; (iv) an interest which is a “tax shelter” investment, within the meaning of the Tax Act; or (v) to whom our Company is or will be or is otherwise deemed to be a foreign affiliate within the meaning of the Tax Act.

This summary of Canadian tax consequences is based on the current provisions of the Tax Act, the Canada-United States Income Tax Convention, 1980, as amended (the “Treaty”), and our Canadian tax counsel’s understanding of current administrative and assessing practices and policies of the Canada Revenue Agency (“CRA”) published in writing by it prior to the date hereof. This summary takes into account all proposed amendments to the Tax Act that have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof. However, there is no assurance that such proposed amendments will be enacted in their current form, or at all. Apart from such proposed amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, regulatory, or judicial action. No advance income tax ruling has been obtained from the CRA to confirm the tax consequences of any of the transactions described in this Proxy Statement.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Delaware Migration and does not include the consequences of any provincial, municipal, or other local tax laws or regulations, any tax laws of any jurisdictions outside of Canada, or any other tax laws other than the federal income tax laws of Canada. The income tax considerations applicable to a shareholder will vary depending on a number of factors, including whether his, her or its shares are characterized as capital property, the province or territory in which he, she or it resides, carries on business, or has a permanent establishment and the legal characterization of the shareholder as an individual, corporation, trust, or partnership.

THE TAX SUMMARIES HEREIN PROVIDE GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER OF OUR COMPANY. SHAREHOLDERS OF OUR COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE UNITED STATES AND CANADIAN INCOME TAX CONSEQUENCES OF THE DELAWARE MIGRATION IN THEIR PARTICULAR CIRCUMSTANCES.

Our Company

As a result of the Delaware Migration our Company will be deemed to have disposed of all of its property for proceeds of disposition equal to the fair market value of the property at that time and to have reacquired the property at a cost equal to the proceeds of disposition. This deemed disposition could cause our Company to incur a Canadian tax liability on the basis of the resulting capital gains and income.

Our Company will also be subject to a separate corporate emigration tax imposed on the amount by which the fair market value of all of our Company’s property immediately before the Delaware Migration exceeds the aggregate of its liabilities at that time and the amount of the paid-up capital on all of the issued and outstanding shares of our Company’s capital stock. Tax will be imposed at a rate of 5% on our Company’s net assets determined under the foregoing formula, unless one of the main reasons for our Company changing its residence to the United States was to reduce the amount of this corporate emigration tax or the amount of Canadian withholding tax paid by our Company, in which case the rate will be 25%.

Based on a review of our assets, liabilities and paid-up capital, as well as the tax loss carry forwards that will be available to us to offset any income resulting from the deemed disposition of our assets, management of the Company is of the view that there should not be material Canadian tax arising as a consequence of the Delaware Migration. This conclusion is based in part on determinations of factual matters including the fair market value of our property. Furthermore, facts underlying management’s assumptions and conclusions may also change prior to the effective time of the Continuance.

The Company has not applied to the CRA for an advance income tax ruling as to the tax consequences of the Delaware Migration and does not intend to apply for such a ruling. In addition, the Company has not applied to the CRA for a determination of its tax losses, and does not intend to apply for such a determination. There can be no assurance that the CRA will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian tax that will be payable upon the Delaware Migration, including the Company’s calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Delaware Migration. Accordingly, there is no assurance that the CRA will conclude that no Canadian taxes are due as a result of the Delaware Migration or that the amount of Canadian taxes found to be due will not be significant.

After the Delaware Migration, the Company will no longer be subject to taxation in Canada on its worldwide income but will be subject to Canadian tax on business profits attributable to any permanent establishment in Canada. Canadian tax losses from prior periods will not be deductible in computing the income attributable to such permanent establishments.

Shareholders Resident in Canada

The following portion of this summary of Canadian federal tax consequences applies to shareholders of our Company who are resident in Canada for the purposes of the Tax Act (“Resident Shareholders”).

Resident Shareholders will not be considered to have disposed of their shares by reason only of the Delaware Migration. Accordingly, the Delaware Migration will not cause shareholders to realize a capital gain or capital loss on their shares, and will have no effect on the adjusted cost base of their shares of our Company.

Following the Delaware Migration, any dividends received by an individual Resident Shareholder will be included in the shareholder’s income and will not be eligible for the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations. Any dividends received by a corporate Resident Shareholder will be included in calculating that shareholder’s income and will generally not be deductible in computing taxable income. Corporate Resident Shareholders that are throughout the taxation year “Canadian controlled private corporations” (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% of its aggregate investment income (as defined in the Tax Act) including dividends received from the merged company. Canadian Resident Shareholders will generally be entitled to claim a foreign tax credit against their Canadian income tax for any withholding tax imposed by the United States on dividends paid by our Company.

Following the Delaware Migration it is anticipated that, our common shares will continue to be listed on the NYSE MKT LLC and if so listed on that exchange or a another designated exchange for Canadian tax purposes will continue to be a “qualified investments” for certain deferred income plans under the Tax Act, including trusts governed by deferred profit sharing plans, registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans and tax-free savings accounts. Shareholders should consult with their own advisors as to whether the shares of the Company will be “prohibited investments” under the Tax Act for such accounts.

Canadian residents are required under the Tax Act to report their specified foreign property holdings if the aggregate cost amount of their foreign holdings exceeds Cdn$100,000. Following the Delaware Migration, our shares will constitute specified foreign property for these purposes and their cost amount will count towards the calculation of the Cdn$100,000 threshold.

Dissenting Shareholders Resident in Canada

The amount paid to dissenting Resident Shareholders will be considered to be a dividend to the extent the amount received by the dissenting shareholder from the Company exceeds the paid-up capital of the dissenting shareholder’s shares. Further, the dissenting shareholder will realize a capital gain (or capital loss) to the extent the amount paid by the Company to the dissenting shareholder, less the amount of deemed dividend, if any, exceeds (or is less than) the dissenting shareholder’s adjusted cost base of the shares.

A dissenting shareholder will be required to include in computing its income any interest awarded by a court in connection with the Arrangement.

Shareholders Resident in the United States

The following portion of this summary is applicable to a shareholder who, for the purposes of the Tax Act and the Treaty and at all relevant times: (i) is not, and is not deemed to be, a resident of Canada; (ii) is entitled to the benefits of the Treaty; (iii) does not, and is not deemed to, use or hold their shares in or in the course of carrying on a business in Canada; (iv) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere; and (v) whose shares are not considered to be “taxable Canadian property” for the purposes of the Tax Act (a “Non-Resident Shareholder”). Generally shares will not be “taxable Canadian property” if listed on the NYSE MKT LLC or a “designated exchange” for the purposes of the Tax Act and the holder, alone or together with persons not dealing at arm’s length with the holder, owned less than 25% of the issued shares of any class or series of the capital stock of the Company any time during the 60-month period immediately preceding the Delaware Migration and such shares were not otherwise deemed to be taxable Canadian property pursuant to the Tax Act.

Non-Resident Shareholders will not be considered to have disposed of their shares by reason of the Delaware Migration. Accordingly, the Delaware Migration will not cause such shareholders to realize a capital gain or loss on their shares for Canadian tax purposes, and will have no effect on the adjusted cost base of their shares for Canadian tax purposes.

After the Delaware Migration, Non-Resident Shareholders will not be subject to Canadian withholding tax on dividends received from the company and gains on the disposition of such shares will not be subject to taxation in Canada.

Dissenting Shareholders Resident in the United States

The amount paid to dissenting Non-Resident Shareholders will be considered to be a dividend to the extent the amount received by the dissenting shareholder from the Company exceeds the paid-up capital of the dissenting shareholder’s shares. Such dividend will be subject to Canadian withholding tax at the rate of 15%.

Further, a dissenting Non-Resident Shareholder will realize a capital gain (or capital loss) to the extent the amount paid to the dissenting shareholder, less the amount of deemed dividend, if any, exceeds (or is less than) the dissenting shareholder’s adjusted cost base of the shares. Such capital gain will not be subject to Canadian tax, provided the shares are not taxable Canadian property to the dissenting Non-Resident Shareholder.

Where a dissenting Non-Resident Shareholder receives interest in connection with the exercise of Dissent Rights in respect of the Arrangement, the interest will not be subject to Canadian withholding tax under the Tax Act.

Securities Act Consequences

The shares of Gastar Delaware Common Stock to be issued in exchange for our common shares are not being registered under the Securities Act. In that regard, Gastar Delaware is relying on Section 3(a)(10) of the Securities Act, which provides an exemption from registration for any security which is issued in exchange for one or more bona fide outstanding securities, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions, by a court expressly authorized by law to grant such approval. Based on interpretations of this exemption by the SEC, we believe that the approval of the Court of the Delaware Migration will satisfy the requirements of Section 3(a)(10).

After the Delaware Migration, Gastar Delaware will be a publicly-held company, Gastar Delaware Common Stock will be listed for trading on the NYSE MKT LLC, and Gastar Delaware will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that we have previously filed and provided. Stockholders whose common shares are freely tradable before the Delaware Migration will have freely tradable shares of Gastar Delaware Common Stock. Stockholders holding restricted Gastar Canada common shares will have shares of Gastar Delaware Common Stock which are subject to the same restrictions on transfer as those to which their present common shares are subject, and their Gastar Delaware stock certificates, when issued upon surrender of their common shares, will bear the same restrictive legend as appears on their present common share certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Gastar Delaware common stock on the date they acquired their Gastar Canada common shares. In summary, Gastar Delaware and its stockholders will be in the same respective positions under the U.S. federal securities laws after the Delaware Migration as were Gastar Canada and its shareholders prior to the Delaware Migration.

Vote Required

The affirmative vote of the holders of at least 66-2/3% of the votes cast by the holders of our common shares present in person or represented by proxy at the Annual Meeting will be required to adopt this Proposal 5, which will constitute approval of the Arrangement, including the Certificate of Incorporation and the Bylaws of Gastar Delaware. Abstentions and broker non-votes will be counted towards a quorum but are not counted towards the vote total for this proposal.

The Board unanimously recommends that shareholders vote “FOR” Proposal No.  5 to adopt the special resolution approving the Delaware Migration, as described above.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same last name and address will receive only one copy of the proxy materials unless we have received instructions from one or more of such shareholders that they would like to receive multiple copies. This procedure reduces duplicate mailings and saves significant printing costs and postage fees. Shareholders who receive a household mailing this year and who would like to receive additional copies of the proxy materials (including with respect to those materials that may be delivered to shareholders in connection with future annual or special meetings of shareholders) should contact us by written notification to our corporate offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010 or by telephone at (713) 739-1800, and upon receipt of such request, we will promptly provide separate copies of the proxy materials. Shareholders who currently receive multiple copies of the proxy materials at their shared address and would like to request “householding” of their communications should notify us of the same at the contact information set out above.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Pursuant to the various rules promulgated by the SEC, any shareholder who wishes to submit a proposal for inclusion in the proxy materials for our annual meetings must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at our principal executive office so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. As such, shareholders who wish to submit a proposal must do so by February 6, 2014. However, if the date of the 2014 annual meeting of shareholders is changed by more than 30 days from June 5, 2014, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.

Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2014 Annual General and Special Meeting of Shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 13, 2014, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 13, 2014, and the matter nonetheless is permitted to be presented at the 2014 Annual General and Special Meeting of Shareholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION

Additional information relating to us is filed with the SEC at www.sec.gov and is available on SEDAR at www.sedar.com. Shareholders may contact us at 1331 Lamar Street, Suite 650, Houston, Texas 77010 to request at no charge copies of our Annual Report on Form 10-K for 2012, as amended, which includes our financial statements for the year ended December 31, 2012.

INCORPORATION BY REFERENCE

The following items of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, are incorporated herein by reference:

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk

•	Item 8. Financial Statements and Supplementary Data

•	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting, to the extent that they update the information included herein or incorporated by reference above, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We will provide you, without charge, a copy of any of the information incorporated by reference in this proxy statement (excluding exhibits) by first class mail or other equally prompt means within one business day of receiving a written request directed to us at: Gastar Exploration, Ltd., Attn: Chief Financial Officer, 1331 Lamar Street, Suite 650, Houston, Texas 77010 or by calling us at (713) 739-1800.

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Appendices:

Appendix A—Arrangement Resolution

Appendix B—Plan of Arrangement Under Section 193 Of The Business Corporations Act (Alberta)

Exhibit 1—Certificate of Incorporation

Exhibit 2—Bylaws

Appendix C—Interim Order

Appendix D—Notice of application in respect of Final Order

Appendix E—Section 191 of the ABCA

1

APPENDIX A

ARRANGEMENT RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement (“Arrangement”) under Section 193 of the Business Corporations Act (Alberta) substantially as set forth in the plan of arrangement (the “Plan of Arrangement”) attached as Appendix B to the Proxy Statement (the “Proxy Statement”) of Gastar Exploration Ltd. (“Gastar”) dated June 20, 2013 and all transactions contemplated thereby, be and are hereby authorized and approved;

2. Gastar be and is hereby authorized to apply for a Final Order from the Court of Queen’s Bench of Alberta to approve the Arrangement on the terms set forth in the Plan of Arrangement (as the same may be or may have been modified or amended);

3. notwithstanding that this special resolution has been duly passed and/or has received the approval of the Court of Queen’s Bench of Alberta, the board of directors of Gastar may, without further notice to or approval of the holders of common shares of Gastar, subject to the terms of the Arrangement, amend or terminate the Plan of Arrangement or revoke this special resolution at any time prior to the filing of the Articles of Arrangement and other filings giving effect to the Arrangement; and

4. any director or officer of Gastar is hereby authorized, for and on behalf of Gastar, to execute and deliver the Articles of Arrangement and to execute, with or without the corporate seal, and, if appropriate, deliver all other documents and instruments and to do all other things as in the opinion of such director or officer may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

A-1

APPENDIX B

PLAN OF ARRANGEMENT

UNDER SECTION 193

OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Plan of Arrangement under Section 193

of the

Business Corporations Act (Alberta)

ARTICLE 1

INTERPRETATION

1.1 In this Plan of Arrangement, the following terms have the following meanings:

(a)	“ABCA” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

(b)	“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to Section 193 of the ABCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

(c)	“Arrangement Resolution” means the special resolution in respect of the Arrangement to be considered at the Meeting;

(d)	“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under Subsection 193(10) of the ABCA to be sent to the Registrar after the Final Order has been granted, giving effect to the Arrangement;

(e)	“Business Day” means a day other than a Saturday, Sunday or a day when banks in the City of Calgary, Alberta or the State of Delaware are not generally open for business;

(f)	“Certificate” means the certificate or certificates or confirmation or proof of filing which may be issued by the Registrar pursuant to Subsection 193(11) of the ABCA;

(g)	“Court” means the Court of Queen’s Bench of Alberta;

(h)	“Depositary” means American Stock Transfer & Trust Company or such other nationally recognized trust company as may be designated by Gastar for the purpose of receiving the deposit of certificates formerly representing Gastar Shares;

(i)	“DGCL” means the Delaware General Corporation Law, as amended from time to time;

(j)	“Dissenting Shareholders” means registered holders of Gastar Shares who validly exercise the rights of dissent with respect to the Arrangement provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time;

(k)	“Effective Date” means the date the Arrangement is effective under the ABCA;

(l)	“Effective Time” means the time when the Arrangement becomes effective pursuant to the ABCA;

(m)	“Final Order” means the order of the Court approving the Arrangement pursuant to Subsection 193(9)(a) of the ABCA in respect of the Gastar Shareholders and Gastar, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(n)	“Gastar” means Gastar Exploration Ltd., a corporation incorporated under the laws of the Province of Alberta;

(o)	“Gastar Delaware” means Gastar upon and following its continuance under the DGCL;

(p)	“Gastar Delaware Common Stock” means the common stock in the capital of Gastar to be created in accordance with the Plan of Arrangement which Gastar Delaware will be authorized to issue upon its continuance under the DGCL;

(q)	“Gastar Shareholders” means the holders from time to time of Gastar Shares;

(r)	“Gastar Shares” means common shares in the capital of Gastar;

(s)	“Interim Order” means the interim order of the Court under Subsection 193(4) of the ABCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by any court of competent jurisdiction;

(t)	“Letter of Transmittal” means the letter of transmittal accompanying the information circular sent to the Gastar Shareholders, pursuant to which such holders are required to deliver certificates representing Gastar Shares in order to receive certificates representing shares of Gastar Delaware Common Stock issuable to them pursuant to the Arrangement;

(u)	“Meeting” means the special meeting of Gastar Shareholders to be held to consider the Arrangement Resolution and related matters, and any adjournment(s) thereof;

(v)	“person” has the meaning set forth in the ABCA; and

(w)	“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under Section 263 of the ABCA.

1.2 The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3 Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, partnerships, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities, and other entities.

1.5 In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6 References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1 This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate, if any, shall become effective as of, and be binding as of and after, the Effective Time on the Gastar Shareholders and the Gastar.

2.2 The Articles of Arrangement and Certificate shall be filed and issued, respectively, with respect to the Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that, subject to the provisions of Section 3.1, each of the provisions of Article 3 has become effective in the sequence and at the times set out therein. If no Certificate is required to be issued by the Registrar pursuant to Subsection 193(11) of the ABCA, the Arrangement shall become effective on the date the Articles of Arrangement are sent to, and filed by, the Registrar pursuant to Subsection 193(10) of the ABCA.

ARTICLE 3

ARRANGEMENT

3.1 Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein.

(a)	the Gastar Shares held by Dissenting Shareholders shall be deemed to have been transferred to Gastar (free and clear of any and all liens, claims and encumbrances) and shall be immediately cancelled and cease to be outstanding, and such Dissenting Shareholders shall cease to have any rights as Gastar Shareholders other than the right to be paid the fair value of their Gastar Shares in accordance with Article 4;

(b)	Gastar shall continue under the DGCL in accordance with the following:

(i)	the name of Gastar Delaware shall be “Gastar Exploration, Inc.”;

(ii)	there shall be filed with the Secretary of State of the State of Delaware a certificate of domestication and a certificate of incorporation of Gastar Delaware in the form set forth in Exhibit 1 hereto;

(iii)	the by-laws of Gastar Delaware shall be in the form set forth in Exhibit 2 hereto;

(iv)	the authorized capital of Gastar Delaware shall consist of 270,000,000 shares of common stock (without par value) and 40,000,000 shares of preferred stock ($0.01 par value per share);

(v)	each issued and outstanding Gastar Share (for greater certainty, other than those Gastar Shares (if any) previously transferred to Gastar by Dissenting Shareholders pursuant to subsection 3.1(a) and immediately cancelled by Gastar) shall be exchanged for one fully paid and non-assessable share of Gastar Delaware Common Stock;

(vi)	the property of Gastar shall continue to be the property of Gastar Delaware;

(vii)	Gastar Delaware shall continue to be liable for the obligations of Gastar;

(viii)	any existing cause of action, claim or liability to prosecution in respect of Gastar shall be unaffected;

(ix)	any civil, criminal or administrative action or proceeding pending by or against Gastar may be continued to be prosecuted by or against Gastar Delaware; and

(x)	any conviction against, or ruling, order or judgement in favour of or against Gastar may be enforced by or against Gastar Delaware.

3.2 Gastar Delaware shall make the appropriate entries in its securities registers to reflect the matters referred to under Section 3.1.

ARTICLE 4

DISSENTING SHAREHOLDERS

4.1 Each registered holder of Gastar Shares shall have the right to dissent with respect to the Arrangement in accordance with the Interim Order. A Dissenting Shareholder shall, at the Effective Time, cease to have any rights as a holder of Gastar Shares and shall only be entitled to be paid the fair value of the holder’s Gastar Shares by Gastar or Gastar Delaware, as the case may be. A Dissenting Shareholder who is entitled to be paid the fair value of the holder’s Gastar Shares shall be deemed to have transferred the holder’s Gastar Shares to Gastar for cancellation at the Effective Time, notwithstanding the provisions of Section 191 of the ABCA. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of the holder’s Gastar Shares shall be treated as if the holder had participated in the Arrangement on the same basis as a non-Dissenting Shareholder and shall be entitled to receive shares of Gastar Delaware Common Stock on the basis set forth in Article 3 of this Plan of Arrangement, notwithstanding the provisions of the Interim Order or Section 191 of the ABCA. The fair value of the Gastar Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the Gastar Shareholders at the Meeting; but in no event shall Gastar be required to recognize such Dissenting Shareholder as a shareholder of Gastar or its successors after the Effective Time and the name of such holder shall be removed from the applicable register of shareholders as at the Effective Time. For greater certainty, in addition to any other restrictions in Section 191 of the ABCA, no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. In addition, a registered Gastar Shareholder may only exercise dissent rights in respect of all, and not less than all, of its Gastar Shares.

ARTICLE 5

OUTSTANDING CERTIFICATES

5.1 From and after the Effective Time, certificates formerly representing Gastar Shares that were exchanged pursuant to Section 3.1 shall represent only the right to receive shares of Gastar Delaware Common Stock the holders are entitled to under the Arrangement, or as to those certificates formerly representing Gastar Shares held by Dissenting Shareholders (other than those Dissenting Shareholders deemed to have participated in the Arrangement pursuant to Section 4.1), to receive the fair value of the Gastar Shares formerly represented by such certificates.

5.2 Gastar Delaware shall, as soon as practicable, and in any event within five Business Days following the later of the Effective Date and the date of deposit by a former holder of Gastar Shares, as applicable, of a duly executed and completed Letter of Transmittal and the certificates formerly representing such Gastar Shares, either:

(a)	forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Letter of Transmittal; or

(b)	if requested by such former holder in the Letter of Transmittal, make available or cause to be made available at the Depositary for pickup by such former holder;

certificates representing the number of shares of Gastar Delaware Common Stock to be received by such former holder under the Arrangement.

5.3 If any certificate which immediately prior to the Effective Time represented an interest in outstanding Gastar Shares that were exchanged pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary shall issue and deliver in exchange for such lost, stolen or destroyed certificate, certificate(s) representing the shares of Gastar Delaware Common Stock to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to Gastar Delaware and its transfer agent, which bond is in form and substance satisfactory to Gastar Delaware and its transfer agent, acting reasonably, or shall otherwise indemnify Gastar Delaware and its transfer agent against any claim that may be made against either of them with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Any dividends or distributions made with respect to any shares of Gastar Delaware Common Stock allotted and issued to former holders of Gastar Shares pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to the Depositary to be held by the Depositary in trust for the registered holder thereof. The Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Depositary in such form as the Depositary may reasonably require, such dividends and/or distributions to which such holder is entitled, net of applicable withholding and other taxes.

5.5 Any certificate formerly representing Gastar Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the day immediately prior to the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive shares of Gastar Delaware Common Stock. In such case, such shares of Gastar Delaware Common Stock shall be returned to Gastar Delaware for cancellation and any dividends or distributions in respect of Gastar Delaware Common Stock shall be returned to Gastar Delaware.

ARTICLE 6

AMENDMENTS

6.1 Gastar may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) filed with the Court and, if made following the Meeting, approved by the Court; and (iii) communicated to Gastar Shareholders if and as required by the Court.

6.2 Other than as may be required under the Interim Order, any amendment to this Plan of Arrangement may be proposed by Gastar at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

6.3 Any amendment to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by Gastar.

6.4 Any amendment to this Plan of Arrangement may be made following the Effective Time by Gastar Delaware provided that it is not adverse to the financial or economic interests of any former holder of Gastar Shares.

ARTICLE 7

FURTHER ASSURANCES

7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Gastar and Gastar Delaware shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein. Gastar may determine not to implement this Plan of Arrangement, notwithstanding the passing of the Arrangement Resolution by the Gastar Shareholders and the receipt of the Final Order.

EXHIBIT 1

CERTIFICATE OF INCORPORATION

OF

GASTAR EXPLORATION, INC.

(A DELAWARE CORPORATION)

CERTIFICATE OF INCORPORATION

OF

GASTAR EXPLORATION, INC.

The undersigned, a natural person (the “Sole Incorporator”), with his address at c/o Gastar Exploration, Inc., 1331 Lamar Street, Suite 650, Houston, Texas, 77010, for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE 1

NAME

The name of the corporation is Gastar Exploration, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE 3

PURPOSE

The nature of the business or purpose to be conducted or promoted of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Corporation Law”).

ARTICLE 4

CAPITAL STOCK

Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The Corporation shall have authority to issue 275,000,000 shares of common stock, without par value (the “Common Stock”), and 40,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any such series to the extent permitted by Delaware Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE 5

BOARD OF DIRECTORS

Section 1. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the Corporation (as the same may be amended from time to time, the “Bylaws”).

Section 3. Election of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

Section 4. Appointment of Initial Directors. The names and the mailing addresses of the directors of the Corporation, each of whom shall serve until the first annual meeting of stockholders and until his or her successor is elected and qualified, are as follows:

Name	Mailing Address
John H. Cassels	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Randolph C. Coley	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Robert D. Penner	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

J. Russell Porter	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

John M. Selser	c/o Gastar Exploration, Inc. 1331 Lamar Street, Suite 650 Houston, Texas 77010

Section 5. Removal.

(a) The Board of Directors or any individual director may be removed from office at any time (i) with cause, by the affirmative vote of the holders of not less than a majority of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) without cause, by the affirmative vote of the holders of not less than two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

(b) Notwithstanding the foregoing, whenever the holder of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to this Certificate of Incorporation or the Bylaws applicable thereto, and such directors so elected shall not be subject to the provisions of this Section 5 unless otherwise provided therein.

ARTICLE 6

STOCKHOLDERS

Section 1. Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (a) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Corporation Law or (b) without a meeting, without prior notice, and without a vote if a consent or consents, in writing or by electronic transmission, setting forth the action so taken shall be signed by all stockholders entitled to vote on the taking of such action. No action shall be taken by the stockholders except in accordance with this Certificate of Incorporation and the Bylaws.

Section 2. Meetings of Stockholders. Special meetings of stockholders may be called only by the Board or Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer of the Corporation.

ARTICLE 7

LIMITATIONS ON LIABILITY

Section 1. Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Corporation Law.

Section 2. Indemnification and Insurance.

(a) Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve, at the request of the Corporation, in any capacity, with any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA (Employee Retirement Income Security Act of 1974) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Corporation shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided in subsection (2)(b) of this Article 7, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred herein shall be a contract right based upon an offer from the Corporation which shall be deemed to have been made to a person subject to subsection (2)(a)(i) on the date this Certificate of Incorporation is effective and to a person subject to subsection (2)(a)(ii) on the date designated by the Board of Directors, shall be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided further, however, that if the Delaware Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 7 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification or advancement to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under Section (2)(a) of this Article 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of this Certificate of Incorporation, bylaw, agreement (including any indemnification agreement or employment agreement with the Corporation), vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

(e) Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(f) Nature of Rights. The rights conferred upon indemnitees in this Article 7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 8

MISCELLANEOUS

Section 1. In furtherance of, and not in limitation of, the powers conferred by Delaware Corporation Law, the Board of Directors is expressly authorized, and shall have the concurrent power with the stockholders, to adopt, amend or repeal the Bylaws. This Article 8 is inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders

ARTICLE 9

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Section 1. The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or the Bylaws, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter permitted by Delaware Corporation Law, and all rights and powers conferred upon stockholders, directors and officers of the Corporation herein are granted subject to such right of the Corporation.

Section 2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of Delaware Corporation Law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles 5, 7, and 9.

Section 3. Except as otherwise provided by Delaware Corporation Law or this Certificate of Incorporation, the Bylaws may be adopted, amended or repealed by (a) the Board of Directors, by the affirmative vote of a majority of the authorized number of directors and (b) the stockholders, by the affirmative vote of the holders of at least two-thirds (66.66%) of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation.

(Remainder of page left intentionally left blank)

I, the undersigned, being the Sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this.

Sole Incorporator,

By:
Name:
Title:

EXHIBIT 2

BYLAWS

OF

GASTAR EXPLORATION, INC.

(A DELAWARE CORPORATION)

BYLAWS

OF

GASTAR EXPLORATION, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation shall also have and maintain a principal place of business at such place, within or without the State of Delaware, as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer as shall be specified or fixed in the notices or waivers of notice relating thereto. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Corporation Law”).

Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, as permitted by Delaware Corporation Law, an annual meeting of stockholders, commencing with the year 2014, shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a) Except as otherwise provided in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or (ii) the chief executive officer.

(b) Business conducted at a special meeting shall be limited to the matters described in the applicable request and/or for such special meeting and any other matters as the Board of Directors shall determine.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Except as otherwise provided by Delaware Corporation Law or the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, notice, given in writing or by electronic transmission, of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Corporation Law, such notice shall be given not less than neither ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, proper notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

(b) Whenever notice is required to be given under any provision of Delaware Corporation Law or the Certificate of Incorporation or these Bylaws, a waiver, given in writing or by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at a meeting or by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.05. Notice of Nominations and Stockholder Business.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) and Proxy Statement under Rule 14a-8 under the Exchange Act, as amended, and the rules and regulations thereunder (the “Exchange Act”)), (B) by or at the direction of the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(a). For the avoidance of doubt, this Section 2.05(a) shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting and Proxy Statement) before an annual meeting of stockholders.

(i) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (a) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30) days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of ninety (90) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. For purposes of the 2014 annual meeting, the first anniversary of the preceding year’s annual meeting shall be determined to be June 6, 2014. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of Sections 2.05(a)(ii) and 2.05(b) of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) A stockholder’s notice to the corporate secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(7) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

If requested by the Corporation, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be updated and supplemented, if necessary, by such stockholder and any such beneficial owner so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the corporate secretary shall comply with the notice requirements of Section 2.05(a)(ii).

(c) General.

(i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.04 and this Section 2.05. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

(d) Quorum; Adjournment of Meetings. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to Delaware Corporation Law, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of one-third (33 1/3%) of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chairman of the meeting or a majority of the stockholders present in person, by remote communication, if applicable, or represented by proxy shall adjourn the meeting, without any notice other than announcement at the meeting at which the adjournment is taken of the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken., until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Corporation Law, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation entitled to vote held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law, in all matters other than the election of directors, the affirmative vote of the majority of the votes cast at a meeting at which a quorum is present and entitled to vote generally on the subject matter shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law and the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person, by remote communication, if applicable, or represented by proxy at the meeting at which a quorum is present and entitled to vote on the election of directors. There shall be no cumulative voting in the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing or by electronic transmission without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing or electronic transmission from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person, by remote communication, if applicable, or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

Section 2.07. Action by Consent.

(a) Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders, by law, the Certificate of Incorporation or these Bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by all stockholders entitled to vote for the taking of such action and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 228 of the Delaware Corporation Law.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.07 and the Delaware Corporation Law to the Corporation, written consents or electronic transmissions signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 2.07 and the Delaware Corporation Law.

(c) A telegram, cablegram or any other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.07, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original in writing.

Section 2.08. Organization. At each meeting of stockholders, the chairman of the board, if one shall have been elected, or in the chairman’s absence or if one shall not have been elected, the director or officer designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The secretary of the corporation (or in the corporate secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for determining stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 7.01(a).

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors pursuant to this Section 7.01(b), the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, when no prior action by the Board of Directors is required by the Delaware Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in the Delaware Corporation Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election, Classes, Term of Office.

(a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders.

(b) Except as otherwise provided in the Certificate of Incorporation and subject to the terms of any series of preferred stock entitled to separately elect directors, all of the directors will be elected annually at the annual meeting of stockholders to serve until the next annual meeting of stockholders. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided for in these Bylaws, unless otherwise provided in the Certificate of Incorporation.

(c) Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet at least annually and may meet more frequently as needed. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same place as the annual meeting of stockholders, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board or the chief executive officer and shall be called by the secretary of the Corporation on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees.

(a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(b) Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Subject to the terms of any series of preferred stock entitled to separately elect directors, whenever the holders of any class of stock or series thereof are entitled to elect one or more directors pursuant to the terms of such class or series, vacancies and newly created directorships of such class or series may be filled by a majority of directors elected by such class or series thereof then in office, or by a sole remaining director so elected. If there is no director in office elected by such class or series, then an election of directors may be held in accordance with Delaware Corporation Law. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.13. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof in accordance with applicable law.

Section 3.14. Meeting Attendance via Remote Communication Equipment. Unless otherwise restricted by applicable law, the certificate of incorporation or these bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting constitutes presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive vice presidents, a corporate secretary and such other offices or positions as the Board shall determine who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and corporate secretary.

Section 4.02. Election, Term of Office and Remuneration. Each such officer shall hold office until his or her successor is elected and qualified, unless removed sooner as provided for herein, or until his or her earlier death, resignation or removal. The remuneration of all principal officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof, or, if such power is expressly delegated to any officers of the Corporation, by such officers. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors hereby delegates to the chief executive officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04. Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated. If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by law and the certificate of incorporation, as shall be approved by the Board of Directors. Each such certificate shall be signed in accordance with Section 5.02 hereof and shall specify the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented by such certificate.

Section 5.02. Multiple Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 5.03. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile or by other means of electronic reproduction. In case any officer, transfer agent or registrar who has signed or whose facsimile signature or an electronic reproduction thereof has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 5.04. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.05. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these Bylaws or the Certificate of Incorporation, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

Section 5.06. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Corporation Law.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Dividends. Subject to limitations contained in the Delaware Corporation Law and the Certificate of Incorporation, if any, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.02. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.03. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any Corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.05. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (1) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (2) by means of facsimile telecommunication or other form of electronic transmission, or (3) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (1) if given by hand delivery, orally, or by telephone, when actually received by the director; (2) if sent through the United States mail, at 5:00 p.m. Central Time on the fourth business day after deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, at 5:00 p.m. Central Time on the first business day after deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (4) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (5) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (6) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication and electronic mail.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder is not required. Any action or meeting that is taken or held without notice to such stockholder has the same force and effect as if such notice had been duly given. If any such stockholder delivers to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the Delaware Corporation Law. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given is not applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

APPENDIX C

Clerk’s Stamp:

COURT FILE NUMBER	1301-07265

COURT	COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL CENTRE	CALGARY

APPLICANTS	GASTAR EXPLORATION LTD.

IN THE MATTER OF THE APPROVAL OF A PLAN OF ARRANGEMENT INVOLVING GASTAR EXPLORATION LTD. AND THE SHAREHOLDERS OF GASTAR EXPLORATION LTD. PURSUANT TO SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-3.

DOCUMENT	INTERIM ORDER

ADDRESS FOR SERVICE AND CONTACT INFORMATION OF PARTY FILING THIS DOCUMENT	Burnet, Duckworth & Palmer LLP 2400, 525 – 8 Avenue SW Calgary, Alberta T2P 1G1 Jeff E. Sharpe Phone Number: (403) 260-0176 Fax Number: (403) 260-0332 Email Address: jes@bdplaw.com File No. 61065-17

Date on Which Order Was Pronounced:	June 18, 2013

Name of Judge Who Made This Order:	The Honourable Justice Horner

UPON the Application of Gastar Exploration Ltd. (“Gastar”) for an Interim Order pursuant to Section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (the “ABCA”);

AND UPON reading the Originating Application and the Affidavit of J. Russell Porter, President and Chief Executive Officer of Gastar, sworn June 14, 2013 and the documents referred to therein (the “Affidavit”);

AND UPON noting that the Executive Director of the Alberta Securities Commission (the “Executive Director”) has been served with notice of this application as required by Section 193(8) of the ABCA and that the Executive Director neither consents to nor opposes this Application;

AND UPON being advised that the approval of the Arrangement (as defined herein) by this Court will constitute the basis for an exemption from the registration requirement of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, with respect to the issuance of the shares of common stock of Gastar Exploration, Inc. to holders of common shares of the Corporation in exchange for such common shares;

AND UPON hearing counsel for Gastar;

FOR THE PURPOSES OF THIS ORDER:

(a)	the capitalized terms not defined in this Order shall have the meanings attributed to them in the Proxy Statement of Gastar (the “Proxy Statement”), a draft copy of which is attached as Exhibit “A” to the Affidavit; and

(b)	all references to “Arrangement” used herein mean the plan of arrangement as described in the Affidavit and in the form attached as Appendix B to the Proxy Statement.

IT IS HEREBY ORDERED THAT:

General

1.	The proposed course of action is an “arrangement” within the definition of the ABCA and the Applicant may proceed with the Arrangement, as described in the Affidavit.

2.	Gastar shall seek approval of the Arrangement by the holders (the “Gastar Shareholders”) of common shares (“Gastar Shares”) of Gastar.

Meeting

3.	Gastar shall call and conduct a meeting (the “Meeting”) of Gastar Shareholders on or about August 1, 2013. At the Meeting Gastar Shareholders will consider and vote for or against a special resolution (the “Arrangement Resolution”) approving the Arrangement and such other business as may properly be brought before the Meeting or any adjournment thereof, all as more particularly described in the Proxy Statement.

4.	A quorum at the Meeting shall be one or more persons present entitled to vote thereat and holding or representing by proxy not less than five percent of the Gastar Shares entitled to be voted at the Meeting. If within 30 minutes from the time appointed for the Meeting a quorum is not present, the Gastar Shareholders present may adjourn the Meeting to a fixed time and place. No notice of the adjourned Meeting shall be required and if at such adjourned Meeting a quorum is not present, the Gastar Shareholders present in person or by proxy shall be a quorum for all purposes.

5.	The board of directors of Gastar has fixed a record date for the Meeting of June 14, 2013 (the “Record Date”). Only Gastar Shareholders whose names have been entered in the register of Gastar Shares on the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting, subject to section 137 of the ABCA with respect to transferees of Gastar Shares after the Record Date.

Conduct of Meeting

6.	At the Meeting, Gastar Shareholders shall be entitled to one vote in respect of the Arrangement Resolution for each one Gastar Share held.

7.	The Chairman of the Meeting shall be the Chairman of the Board of Directors of Gastar or, failing him, any other officer or director of Gastar, or failing them, any person to be chosen at the Meeting.

8.	The only persons entitled to attend and speak at the Meeting shall be Gastar Shareholders or their authorized representatives, Gastar’s directors and officers and Gastar’s auditors. Counsel to Gastar, Gastar’s advisors and others that the Chairman of the Meeting so permits may attend the Meeting and will be entitled to speak if the Chairman of the Meeting so permits.

9.	The number of votes required to pass the Arrangement Resolution shall be not less than two-thirds of the votes cast by the Gastar Shareholders, voting together as a single class, either in person or by proxy, at the Meeting.

10.	To be valid a proxy must be deposited with Gastar in the manner described in the Proxy Statement.

11.	The accidental omission to give notice of the Meeting or the non-receipt of the notice shall not invalidate any resolution passed or proceedings taken at the Meeting.

12.	In all other respects, the Meeting shall be conducted in accordance with the articles and bylaws of Gastar and the ABCA, subject to such modifications as may be adopted by this Order.

Adjournments and Postponements

13.	Notwithstanding the provisions of the ABCA and the by-laws of Gastar, Gastar will be entitled to adjourn or postpone the Meeting on one or more occasions without the necessity of first convening the Meeting or first obtaining any vote of the Gastar Shareholders, or any of them, respecting the adjournment or postponement.

14.	Notice of any such adjournment or postponement will be given by press release, by newspaper advertisement or by ordinary prepaid mail, as determined by the Gastar.

Dissent Rights

15.	The registered holders of Gastar Shares are, subject to the provisions of this Order and the Arrangement, accorded the right of dissent under Section 191 of the ABCA with respect to the Arrangement Resolution.

16.	In order for a Gastar Shareholder to exercise such right of dissent under subsection 191 of the ABCA:

(a)	notwithstanding subsection 191(5) of the ABCA, the written objection to the Arrangement Resolution referred to in subsection 191(5) of the ABCA must be sent to Gastar c/o its counsel Burnet, Duckworth & Palmer LLP, 2400, 525 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Attention: Jeff E. Sharpe, by 4:30 p.m. (Calgary time) on the second Business Day immediately preceding the date of the Meeting;

(b)	a dissenting Gastar Shareholder shall not have voted his or her Gastar Shares at the Meeting, either by proxy or in person, in favor of the Arrangement Resolution;

(c)	a Gastar Shareholder may not exercise the right of dissent in respect of only a portion of the holder’s Gastar Shares, but may dissent only with respect to all of the holder’s Gastar Shares; and

(d)	dissenting Gastar Shareholders exercising such right of dissent must otherwise comply with the requirements of Section 191 of the ABCA, as modified by this Order.

17.	The fair value of the Gastar Shares shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the Gastar Shareholders.

18.	Subject to further order of this Honourable Court, the rights available to the Gastar Shareholders under the ABCA and the Arrangement to dissent from the Arrangement Resolution shall constitute full and sufficient rights of dissent for the Gastar Shareholders with respect to the Arrangement Resolution.

19.	Notice to the Gastar Shareholders of their right of dissent with respect to the Arrangement Resolution and to receive, subject to the provisions of the ABCA and the Arrangement, the fair value of their Gastar Shares shall be given by including information with respect to this right in the Proxy Statement to be sent to Gastar Shareholders in accordance with this Order.

Notice

20.	A Proxy Statement, substantially in the form attached as Exhibit “A” to the Affidavit with amendments thereto as counsel for Gastar may determine necessary or desirable (provided such amendments are not inconsistent with the terms of this Order), shall be mailed by prepaid ordinary mail, at least 21 days prior to the date of the Meeting to Gastar Shareholders at the addresses for such holders recorded in the records of Gastar at the close of business on the Record Date and to the directors and auditors of Gastar. In calculating the 21 day period, the date of mailing shall be included and the date of the Meeting shall be excluded.

21.	Delivery of the Proxy Statement in the manner directed by this Order shall be deemed to be good and sufficient service upon the Gastar Shareholders, and the directors and auditors of Gastar of:

(a)	this Order;

(b)	the Notice of the Meeting; and

(c)	the Notice of Originating Application;

all in substantially the forms set forth in the Proxy Statement, together with instruments of proxy and such other material as Gastar may consider fit.

Updating Meeting Materials

22.	Gastar may make such additions, amendments or revisions to the Proxy Statement and / or Notice of the Meeting as it determines to be appropriate (the “Amended Materials”), which shall be distributed to the persons entitled to receive the Proxy Statement pursuant to this Order by the method and in the time determined by Gastar to be most practicable in the circumstances. Without limiting the generality of the foregoing, if any material change or material fact arises between the date hereof and the date of the Meeting, and if such change or fact had been made known prior to mailing of the Proxy Statement such information would have been included in the Proxy Statement, then Gastar shall advise the Gastar Shareholders of such material change or material fact by disseminating a news release through a widely-circulated news service (a “News Release”) and, provided the News Release describes the applicable material change or material fact in reasonable detail, then, other than dissemination of the News Release as aforesaid, Gastar shall not be required to deliver an amendment to the Proxy Statement to the Gastar Shareholders or otherwise give notice to the Gastar Shareholders of the applicable material change or material fact. Gastar may amend, modify and / or supplement the Arrangement and the Plan of Arrangement at any time and from time to time (before or after the Meeting and before the Effective Time) in accordance with the Plan of Arrangement, and subject to such other terms and conditions as this Honourable Court may deem appropriate and required in the circumstances.

Final Application

23.	Subject to further Order of this Honourable Court and provided that the Gastar Shareholders have approved the Arrangement and the directors of Gastar have not revoked that approval, Gastar may proceed with an application for approval of the Arrangement and the Final Order on August 2, 2013 at 10:00 a.m. (Calgary time) or so soon thereafter as counsel may be heard at the Calgary Court Centre in Calgary, Alberta. Subject to the Final Order and to the proof of filing in respect of the Arrangement, all Gastar Shareholders and Gastar and all other persons will be bound by the Arrangement in accordance with its terms.

24.	Any Gastar Shareholder or any other interested party (collectively, “Interested Party”) desiring to appear and make submissions at the application for the Final Order is required to file with this Honourable Court and serve, upon Gastar, on or before 12:00 p.m. (Calgary time) on July 29, 2013, a Notice of Intention to Appear including the Interested Party’s address for service in the Province of Alberta, indicating whether such Gastar Shareholder or other interested party intends to support or oppose the application or make submissions at the application, together with a summary of the position such Gastar Shareholder or other interested party intends to advocate before this Honourable Court, and any evidence or materials which the Interested Party intends to present to the Honourable Court. Service of this notice on Gastar shall be effected by service upon the solicitors for Gastar, Burnet, Duckworth & Palmer LLP, 2400, 525 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Attention: Jeff E. Sharpe.

25.	In the event that the application for the Final Order is adjourned, only those parties appearing before this Honourable Court for the application for the Final Order, and those Interested Parties serving a Notice of Intention to Appear in accordance with this Order, shall have notice of the adjourned date.

Leave to Vary Interim Order

26.	Gastar is entitled at any time to seek leave to vary this Interim Order upon such terms and the giving of such notice as this Honourable Court may direct.

Precedence

27.	To the extent of any inconsistency or discrepancy with respect to the matters determined in the Order, between this Order and the terms of any instrument creating or governing or collateral to the Gastar Shares or to which the Gastar Shares are collateral, or to the articles and/or by-laws or other constating documents of Gastar, this Order shall govern.

/s/ Justice Horner
Justice of the Court of Queen’s Bench of Alberta

APPENDIX D

IN THE COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT,

R.S.A. 2000, c. B-9, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING GASTAR EXPLORATION LTD. AND THE HOLDERS OF COMMON SHARES OF GASTAR EXPLORATION LTD.

NOTICE OF ORIGINATING APPLICATION

NOTICE IS HEREBY GIVEN that an Originating Application has been filed with the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Court”) on behalf of Gastar Exploration Ltd. (“Gastar”) with respect to a proposed arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (the “ABCA”), involving Gastar and the holders of common shares of Gastar (the “Gastar Shareholders”), and which Arrangement is described in greater detail in the proxy statement of Gastar dated June 20, 2013 to which this Notice of Originating Application is appended. At the hearing of the Originating Application, Gastar intends to seek:

1.	a declaration that the terms and conditions of the Arrangement, and the procedures relating thereto, are fair to the Gastar Shareholders and the other persons affected, both from a substantice and procedural point of view;

2.	an order approving the Arrangement pursuant to the provisions of Section 193 of the ABCA;

3.	a declaration that the registered Gastar Shareholders shall have the right to dissent in respect of the Arrangement in accordance with the provisions of Section 191 of the ABCA, as modified by the interim order (the “Interim Order”) of the Court dated June 18, 2013;

4.	a declaration that the Arrangement will, upon the filing of Articles of Arrangement pursuant to the ABCA, be effective under the ABCA in accordance with its terms and will be binding on and after the Effective Date, as defined in the Arrangement, on Gastar, the Gastar Shareholders and all other affected persons; and

5.	such other and further orders, declarations or directions as the Court may deem just,

(collectively, the “Final Order”).

AND NOTICE IS FURTHER GIVEN that the said Originating Application is directed to be heard at the Calgary Court Centre, 601 - 5th Street, S.W., Calgary, Alberta, on August 2, 2013 at 10:00 a.m. (Calgary time) or as soon thereafter as counsel may be heard. Any Gastar Shareholder or other interested party desiring to support or oppose the Originating Application may appear at the time of the hearing in person or by counsel for that purpose provided such Gastar Shareholder or other interested party files with the Court and serves upon Gastar on or before 12:00 p.m. (Calgary time) on July 29, 2013, a notice of intention to appear (the “Notice of Intention to Appear”) setting out such Gastar Shareholder’s or interested party’s address for service and indicating whether such Gastar Shareholder or interested party intends to support or oppose the Originating Application or make submissions, together with any evidence or materials which are to be presented to the Court. Service on Gastar is to be effected by delivery to its solicitors at the address set forth below.

AND NOTICE IS FURTHER GIVEN that, at the hearing and subject to the foregoing, Gastar Shareholders and any other interested persons will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If you do not attend, either in person or by counsel, at that time, the Court may approve or refuse to approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court may deem fit, without any further notice.

D-1

AND NOTICE IS FURTHER GIVEN that the Court, by the Interim Order, has given directions as to the calling and holding of a special meeting of the Gastar Shareholders for the purpose of such Gastar Shareholders voting upon a special resolution to approve the Arrangement and, in particular, has directed that registered Gastar Shareholders have the right to dissent under the provisions of Section 191 of the ABCA, as modified by the terms of the Interim Order in respect of the Arrangement.

AND NOTICE IS FURTHER GIVEN that the Final Order approving the Arrangement will, if made, serve as the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof with respect to the securities to be issued pursuant to the Arrangement.

AND NOTICE IS FURTHER GIVEN that further notice in respect of these proceedings will only be given to those persons who have filed a Notice of Intention to Appear.

AND NOTICE IS FURTHER GIVEN that a copy of the said Originating Application and other documents in the proceedings will be furnished to any Gastar Shareholder or other interested party requesting the same by the under-mentioned solicitors for Gastar upon written request delivered to such solicitors as follows:

Solicitors for Gastar:

Burnet, Duckworth & Palmer LLP

Suite 2400, 525 – 8th Avenue SW

Calgary, Alberta T2P 1G1

Facsimile Number: (403) 260-0332

Attention: Jeff Sharpe

DATED this 20th day of June, 2013.

BY ORDER OF THE BOARD OF DIRECTORS OF GASTAR EXPLORATION LTD.

J. Russel Porter
President
Gastar Exploration Ltd.

D-2

APPENDIX E

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

191(1)	Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

(2)	A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)	In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)	A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6)	An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7)	If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8)	Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

(9)	Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10)	A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)	A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12)	In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13)	On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c)	fixing the time within which the corporation must pay that amount to a shareholder, and

(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14)	On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15)	Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)	Until one of the events mentioned in subsection (14) occurs

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)	The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)	If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19)	Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF

GASTAR EXPLORATION LTD.

August 1, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, the 2012 Annual Report

and a Proxy Card are available at – http://www.astproxyportal.com/ast/26191

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20633030400000000000 6	060712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3, 4 AND 5 IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 2: Elect five (5) members to the Board of Directors.

NOMINEES:

☐	FOR ALL NOMINEES	O John H. Cassels
O Randolph C. Coley
O Robert D. Penner
O J. Russell Porter
O John M. Selser Sr.

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

	FOR	AGAINST	ABSTAIN
Proposal 1: Fix the number of Board of Directors at five (5) members.	☐	☐	☐

Proposal 3: Ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013.	☐	☐	☐

Proposal 4: Approve on a non-binding advisory basis the compensation of the Company’s Named Executive Officers, as disclosed in the Proxy Statement.	☐	☐	☐

Proposal 5: Approve the Delaware Migration.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxyholder will have authority to vote FOR Proposals 1, 3, 4 and 5 in accordance with the rules and regulations of the Securities and Exchange Commission and FOR all the nominees listed in Proposal 2.

At the said discretion of the said proxyholder, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This Instrument of Proxy is solicited by and on behalf of the Board of Directors of the Company. Each shareholder has the right to appoint a proxyholder other than those designated above, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointment should be legibly printed in the blank space provided. Such shareholder should notify the nominee of his appointment, obtain his consent to act as proxy and should instruct him on how the shareholder shares are to be voted.

This Instrument of Proxy must be dated and executed by the shareholder or dated and executed by the shareholder’s attorney on behalf of the shareholders if such shareholder’s attorney is authorized in writing, to do so. If executed by the shareholder’s attorney, proof of written authorization must be attached to this Instrument of Proxy.

THE UNDERSIGNED HEREBY revokes any proxies previously given.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

1.	This Instrument of Proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered to the Company, care of the offices of American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least twenty-four (24) hours excluding Saturdays, Sundays and holidays, before the time set for the Meeting or any adjournment or postponement thereof.

2.	If the shareholder is an individual, this Instrument of Proxy must be executed by the shareholder or his attorney with written shareholder approval.

3.	If the shareholder is a corporation, this Instrument of Proxy must be executed under corporate seal or by a duly authorized officer or attorney of the corporation.

4.	Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

☐	¢

GASTAR EXPLORATION LTD.

INSTRUMENT OF PROXY

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD THURSDAY, AUGUST 1, 2013

This proxy is solicited by the Board of Directors.

The undersigned shareholder of Gastar Exploration Ltd. (the “Company”), hereby appoints J. Russell Porter, President and Chief Executive Officer of the Company, or failing him, Michael A. Gerlich, Vice President and Chief Financial Officer of the Company, or instead of any of the foregoing,                                      as proxyholder of the undersigned at the Annual General and Special Meeting of the Shareholders (the “Annual Meeting”), to be held on Thursday, August 1, 2013, and at any adjournments or postponements thereof, and at any ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Annual Meeting with authority to vote at the said proxyholders direction, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

(Continued and to be signed on the reverse side)

¢	14475	¢